FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-227081-02

June 11, 2019 CSAIL 2019-C16 Commercial Mortgage Trust Free Writing Prospectus Structural and Collateral Term Sheet Credit Suisse Commercial Mortgage Securities Corp. as Depositor Commercial Mortgage Pass-Through Certificates Series 2019-C16 Column Financial, Inc. Societe Generale Financial Corporation CIBC Inc. as Sponsors and Mortgage Loan Sellers Credit Suisse Co-Lead Manager and Joint Bookrunner Société Générale Co-Lead Manager and Joint Bookrunner CIBC World Markets Co-Manager THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC (SEC FILE NO. 333-227081) FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, CREDIT SUISSE WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING TOLL FREE 1-800-221-1037.

STATEMENT REGARDING ASSUMPTIONS AS TO
SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

This material is for your information, and neither Credit Suisse Securities (USA) LLC nor any other underwriter (collectively, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Neither this document nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. These materials are subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you prior to the time of sale, including as part of the Preliminary Prospectus referred to herein relating to the CSAIL 2019-C16 Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates (the “Offering Document”).  The information supersedes any such information previously delivered.  The information should be reviewed only in conjunction with the entire Offering Document. All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document.  The information contained herein will be more fully described elsewhere in the Offering Document.  The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value.  Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document in its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Free Writing Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the appropriateness of the assumptions used in preparing the Computational Materials, or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of the Underwriters nor any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth herein. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of the dates thereof, the depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Individuals should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date hereof.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this Free Writing Prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Indicative Capital Structure

Publicly Offered Certificates

Class	Expected Ratings(1) Fitch/DBRS/Moody’s	Approximate Initial Certificate Principal Balance or Notional Amount(2)(3)	Approximate Initial Credit Support	Expected Weighted Avg. Life (years)(4)	Expected Principal Window (months)(4)	Certificate Principal to Value Ratio(5)	Underwritten NOI Debt Yield(6)
A-1	AAAsf/AAA(sf)/Aaa(sf)	$19,153,000	30.000%(7)	2.78	1 – 60	43.0%	15.7%
A-2	AAAsf/AAA(sf)/Aaa(sf)	$200,000,000(3)	30.000%(7)	9.60(3)	113 – 117(3)	43.0%	15.7%
A-3	AAAsf/AAA(sf)/Aaa(sf)	$300,180,000(3)	30.000%(7)	9.84(3)	117 – 119(3)	43.0%	15.7%
A-SB	AAAsf/AAA(sf)/Aaa(sf)	$31,923,000	30.000%(7)	7.30	60 – 113	43.0%	15.7%
X-A(8)	AAAsf/AAA(sf)/Aa1(sf)	$615,241,000	N/A	N/A	N/A	N/A	N/A
X-B(8)	A-sf/A(sf)/NR	$66,938,000	N/A	N/A	N/A	N/A	N/A
A-S	AAAsf/AAA(sf)/Aa3(sf)	$63,985,000	21.875%	9.93	119 – 120	48.0%	14.0%
B	AA-sf/AA(sf)/NR	$31,501,000	17.875%	9.97	120 – 120	50.4%	13.3%
C	A-sf/A(low)(sf)/NR	$35,437,000	13.375%	9.97	120 – 120	53.2%	12.7%

Privately Offered Certificates(9)

Class	Expected Ratings(1) Fitch/DBRS/Moody’s	Approximate Initial Certificate Principal Balance or Notional Amount(2)(3)	Approximate Initial Credit Support	Expected Weighted Avg. Life (years)(4)	Expected Principal Window (months)(4)	Certificate Principal to Value Ratio(5)	Underwritten NOI Debt Yield(6)
X-D(8)(10)	BBB-sf/A(low)(sf)/NR	$24,413,000	N/A	N/A	N/A	N/A	N/A
D(10)	BBB-sf/BBB(high)(sf)/NR	$24,413,000	10.275%	9.97	120 – 120	55.1%	12.2%
E-RR(10)	BBB-sf/BBB(low)(sf)/NR	$17,916,000	8.000%	9.97	120 – 120	56.5%	11.9%
F-RR(10)	BB-sf/BB(sf)/NR	$20,672,000	5.375%	9.97	120 – 120	58.1%	11.6%
G-RR(10)	B-sf/B(high)(sf)/NR	$7,875,000	4.375%	9.97	120 – 120	58.7%	11.5%
NR-RR(10)	NR/NR/NR	$34,454,331	0.000%	9.97	120 – 120	61.4%	11.0%

(1)	The expected ratings presented are those of Fitch Ratings, Inc. (“Fitch”), DBRS, Inc. (“DBRS”) and Moody’s Investors Service, Inc. (“Moody’s”), which the depositor hired to rate the Offered Certificates. One or more other nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise, to rate or provide market reports and/or published commentary related to the Offered Certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign or that its reports will not express differing, possibly negative, views of the mortgage loans and/or the Offered Certificates. The ratings of each class of Offered Certificates address the likelihood of the timely distribution of interest and, except in the case of the Class X-A, X-B and X-D Certificates, the ultimate distribution of principal due on those classes on or before the Rated Final Distribution Date. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus, expected to be dated June 10, 2019 (the “Preliminary Prospectus”). Fitch, DBRS and Moody’s have informed us that the “sf” designation in their ratings represents an identifier for structured finance product ratings.

(2)	Approximate, subject to a variance of plus or minus 5% and further subject to footnotes 3, 8 and 10 below. In addition, the notional amount of each class of Class X Certificates may vary depending upon the final pricing of the classes of certificates whose certificate balances comprise such notional amount and, if as a result of such pricing the pass-through rate of such class of Class X Certificates would be equal to zero, such Class X Certificates may not be issued on the closing date.

(3)	The exact initial certificate balances of the Class A-2 and Class A-3 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective approximate initial certificate balances, assumed final distribution dates, weighted average lives and expected principal windows of the Class A-2 and Class A-3 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-2 and Class A-3 certificates is expected to be approximately $500,180,000, subject to a variance of plus or minus 5%.

Class of Certificates	Expected Range of Approximate Initial Certificate Balance	Expected Range of Assumed Final Distribution Date	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window (Months)
Class A-2	$75,000,000 – $295,000,000	February 2029 / April 2029	9.48 / 9.65	113 – 116 / 113 – 118
Class A-3	$205,180,000 – $425,180,000	May 2029 / May 2029	9.79 / 9.87	116 – 119 / 118 – 119

(4)	Assumes 0% CPR / 0% CDR and a June 27, 2019 closing date. Based on “Modeling Assumptions” as described in the Preliminary Prospectus. Capitalized terms used but not defined herein have the meanings ascribed to them in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Indicative Capital Structure

(5)	The “Certificate Principal to Value Ratio” for any class (other than the Class A-1, Class A-2, Class A-3 and Class A-SB certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans, multiplied by (b) a fraction, the numerator of which is the total initial certificate principal balance of such class of certificates and all classes of principal balance certificates senior to such class of certificates and the denominator of which is the total initial certificate principal balance of all of the principal balance certificates. The Class A-1, Class A-2, Class A-3 and Class A-SB Certificate Principal to Value Ratios are calculated in the aggregate for those classes as if they were a single class. Investors should note, however, that excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.

(6)	The “Underwritten NOI Debt Yield” for any class (other than the Class A-1, Class A-2, Class A-3 and Class A-SB certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage loans and (b) the total initial certificate principal balance of all of the classes of principal balance certificates divided by the total initial certificate principal balance for such class and all classes of principal balance certificates senior to such class of certificates. The Underwritten NOI Debt Yield for each class of the Class A-1, Class A-2, Class A-3 and Class A-SB certificates is calculated in the aggregate for those classes as if they were a single class. Investors should note, however, that net operating income from any mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.

(7)	The credit support percentages set forth for the Class A-1, Class A-2, Class A-3 and Class A-SB certificates are represented in the aggregate.

(8)	The notional amounts of the Class X-A, Class X-B and Class X-D certificates (collectively, the “Class X Certificates”) are described in the Preliminary Prospectus. In addition, the notional amount of each class of Class X Certificates may vary depending upon the final pricing of the classes of certificates whose certificate balances comprise such notional amount and, if as a result of such pricing the pass-through rate of such class of Class X Certificates would be equal to zero, such Class X Certificates may not be issued on the closing date.

(9)	The Class R certificates are not shown above.

(10)	The initial certificate balance of each of the Class D and Class E-RR certificates are subject to change based on final pricing of all certificates and the final determination of the Class E-RR, Class F-RR, Class G-RR and Class NR-RR certificates (collectively, the “horizontal risk retention certificates”) that will be retained by the retaining sponsor as part of the U.S. risk retention requirements. Any variation in the initial certificate balances of the Class D certificates and the Class E-RR certificates would affect the credit support and yield statistics of the Class D certificates and the Class E-RR certificates, respectively, and the initial notional amount of the Class X-D certificates. For more information regarding the methodology and key inputs and assumptions used to determine the sizing of the horizontal risk retention certificates, see “Credit Risk Retention” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Summary of Transaction Terms

Securities:	$787,509,331 monthly pay, multi-class, commercial mortgage REMIC pass-through certificates.
Managers and Bookrunners:	Credit Suisse Securities (USA) LLC and SG Americas Securities, LLC, as Co-Lead Managers and Joint Bookrunners and CIBC World Markets Corp., as Co-Manager.
Mortgage Loan Sellers:	Column Financial, Inc. (“Column”) (39.1%), Societe Generale Financial Corporation (“SGFC”) (21.9%), Ladder Capital Finance LLC (“LCF”) (19.2%), Starwood Mortgage Capital LLC (“Starwood”) (13.4%), and CIBC Inc. (“CIBC”) (6.5%).
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association (“Midland Loan Services”).
Special Servicer:	LNR Partners, LLC.
Directing Certificateholder:	LD II Sub IV, LLC.
Trustee:	Wells Fargo Bank, National Association (“Wells Fargo”).
Certificate Administrator:	Wells Fargo.
Operating Advisor:	Pentalpha Surveillance LLC (“Pentalpha”).
Asset Representations Reviewer:	Pentalpha.
U.S. Credit Risk Retention:

Column is expected to act as the “retaining sponsor” for this securitization and intends to satisfy the U.S. credit risk retention requirement through the purchase by LD II Sub IV, LLC (or a majority owned affiliate) as a “third party purchaser” of an “eligible horizontal residual interest”, the aggregate estimated fair value of the will equal at least 5% of the estimated fair value of all of the certificates (other than the Class R certificates) issued by the issuing entity, see “Credit Risk Retention” in the Preliminary Prospectus.

The pooling and servicing agreement will include the required provisions applicable to an operating advisor necessary for the securitization to comply with the credit risk retention rules utilizing the “third party purchaser” option. See “Operating Advisor” below.

EU Credit Risk Retention:	None of the sponsors, the depositor, the issuing entity, the underwriters or any other person is required or intends to retain a material net economic interest in the securitization constituted by the issue of the Offered Certificates, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the European Union’s Securitization Regulation (Regulation (EU) 2017/2402). In particular, no person undertakes to take any action which may be required by any investor for the purposes of their compliance with such regulations or similar requirements.
Closing Date:	On or about June 27, 2019.
Cut-off Date:	With respect to each mortgage loan, the respective due date for the monthly debt service payment that is due in June 2019 (or, in the case of any mortgage loan that has its first due date after June 2019, the date that would have been its due date in June 2019 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month).
Distribution Date:	The 4th business day following each Determination Date, commencing in July 2019.
Determination Date:	11th day of each month, or if the 11th day is not a business day, then the business day immediately following such 11th day, commencing in July 2019.
Rated Final Distribution Date:	The Distribution Date in June 2052.
Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC regular interests for U.S. federal income tax purposes.
Form of Offering:	The Class A-1, Class A-2, Class A-3, Class A-SB, Class X-A, Class X-B, Class A-S, Class B and Class C certificates will be offered publicly (the “Publicly Offered Certificates”). The Class X-D, Class D, Class E-RR, Class F-RR, Class G-RR, Class NR-RR and Class R certificates (the “Privately Offered Certificates”) will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors and to institutions that are not U.S. Persons pursuant to Regulation S.
SMMEA Status:	The certificates will not constitute “mortgage related securities” for purposes of SMMEA.
ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.
Optional Termination:	1% clean-up call.
Minimum Denominations:	The Publicly Offered Certificates (other than the Class X-A and Class X-B certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.
Settlement Terms:	DTC, Euroclear and Clearstream Banking.
Analytics:	Expected to be available on Bloomberg Financial Markets, L.P., CMBS.com, Inc., Thomson Reuters Corporation, Trepp, LLC, Intex Solutions, Inc., Moody’s Analytics, RealINSIGHT and BlackRock Financial Management, Inc.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Collateral Characteristics

Loan Pool
Initial Pool Balance (“IPB”)(1):	$787,509,332
Number of Mortgage Loans:	47
Number of Mortgaged Properties:	96
Average Cut-off Date Balance per Mortgage Loan:	$16,755,518
Weighted Average Current Mortgage Rate:	4.8385%
10 Largest Mortgage Loans as % of IPB:	48.4%
Weighted Average Remaining Term to Maturity:	118
Weighted Average Seasoning:	2
Credit Statistics
Weighted Average UW NCF DSCR(2)(3):	1.87x
Weighted Average UW NOI Debt Yield(2):	11.0%
Weighted Average Cut-off Date LTV(2)(4):	61.4%
Weighted Average Maturity Date LTV(2)(4):	56.8%
Other Statistics
% of Credit Assessment Mortgage Loans(5):	10.2%
% of Mortgage Loans with Additional Debt:	20.2%
% of Mortgaged Properties with Single Tenants:	24.4%
Amortization
Weighted Average Original Amortization Term(6):	356
Weighted Average Remaining Amortization Term(6):	355
% of Mortgage Loans with Interest-Only:	49.8%
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon:	25.8%
% of Mortgage Loans with Amortizing Balloon:	25.4%
Cash Management(7)
% of Mortgage Loans with In-Place, Hard Lockboxes:	65.0%
% of Mortgage Loans with Springing Lockbox:	24.5%
% of Mortgage Loans with In-Place, Soft Lockboxes:	5.0%
% of Mortgage Loans with No Lockbox:	5.5%
Reserves
% of Mortgage Loans Requiring Upfront or Ongoing Tax Reserves:	70.3%
% of Mortgage Loans Requiring Upfront or Ongoing Insurance Reserves:	58.4%
% of Mortgage Loans Requiring Upfront or Ongoing CapEx Reserves(8):	69.7%
% of Mortgage Loans Requiring Upfront or Ongoing TI/LC Reserves(9):	54.1%

(1)	Subject to a permitted variance of plus or minus 5%.
(2)	With respect to any mortgage loan that is part of a whole loan, the Cut-off Date LTV, Maturity Date LTV, UW NCF DSCR and UW NOI Debt Yield calculations include the related pari passu companion loan(s) but exclude any related subordinate loan(s) or mezzanine loan(s). See the Pari Passu Loan Summary below and Annex A-1 to the Preliminary Prospectus.
(3)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the initial principal and interest payment during the term of the mortgage loan once amortization has commenced. In the case of Loan No. 5, the loan pays according to a non-standard amortization schedule. See Annex F to the Preliminary Prospectus.
(4)	In the case of Loan No. 4, the LTVs were calculated based on the portfolio bulk appraised value of $335,600,000 including an “As Is (Capital Deduction Assumed)” appraised value of $50,000,000 for the DoubleTree Charlotte Mortgaged Property which represents a Cut-off Date LTV and Maturity Date LTV of 59.6%. The sum of the “As Is” Appraised Values for properties on an individual basis is $316,600,000, which represents a Cut-off Date LTV and Maturity Date LTV of 63.2%.
(5)	Includes loans that at least one of Moody’s, Fitch and DBRS have confirmed, in the context of its inclusion in the Initial Pool Balance, have credit characteristics consistent with an investment grade obligation.
(6)	Excludes mortgage loans that are interest-only for the entire term.
(7)	For a detailed description of cash management, refer to “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Mortgaged Property Accounts—Lockbox Accounts” in the Preliminary Prospectus.
(8)	CapEx Reserves include FF&E reserves for hotel properties.
(9)	Calculated only with respect to the Cut-off Date Balance of mortgage loans secured by industrial, office, other, mixed use and retail properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Collateral Characteristics

Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of IPB
Column(1)(2)	11	26	$307,705,655	39.1%
SGFC(3)	11	32	172,553,797	21.9
LCF	12	22	151,069,451	19.2
Starwood	8	8	105,380,430	13.4
CIBC	5	8	50,800,000	6.5
Total:	47	96	$787,509,332	100.0%

(1)	Loan No. 1 is part of a whole loan that was originated by JPMorgan Chase Bank, National Association and portions were subsequently acquired by Column. Loan No. 11 is part of a whole loan that was originated by Wells Fargo Bank, National Association and portions were subsequently acquired by Column. Loan Nos. 23 and 37 were originated by Bayview Commercial Mortgage Finance, LLC and subsequently acquired by Column.
(2)	Loan No. 2 is part of a whole loan that was co-originated by Column and SGFC.
(3)	Loan No. 4 is part of a whole loan that was co-originated by SGFC and JPMorgan Chase Bank, National Association.

Ten Largest Mortgage Loans

#	Loan Name	Loan Seller	No. of Properties	Cut-off Date Balance	% of IPB	Property Type	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)(3)
1	3 Columbus Circle	Column	1	$50,000,000	6.3%	Office	2.91x	12.3%	45.4%
2	GNL Industrial Portfolio	Column	16	48,750,000	6.2	Industrial	1.98x	9.8%	65.0%
3	Embassy Suites Seattle Bellevue	Column	1	41,500,000	5.3	Hotel	1.55x	11.9%	64.8%
4	SWVP Portfolio	SGFC	4	40,000,000	5.1	Hotel	2.04x	11.9%	59.6%
5	Hilton Baltimore BWI Airport	Column	1	39,418,489	5.0	Hotel	1.81x	12.8%	70.9%
6	Santa Fe Portfolio	LCF	11	35,743,845	4.5	Various	1.42x	10.6%	68.0%
7	ExchangeRight Net Leased Portfolio 26	SGFC	19	35,000,000	4.4	Retail	1.92x	9.3%	61.7%
8	The Box House Hotel	LCF	1	31,000,000	3.9	Hotel	1.57x	11.6%	59.6%
9	787 Eleventh Avenue	SGFC	1	30,000,000	3.8	Mixed Use	3.01x	14.4%	26.9%
10	Darden Headquarters	Column	1	30,000,000	3.8	Office	1.67x	8.1%	69.9%
Top 3 Total/Weighted Average:			18	$140,250,000	17.8%		2.18x	11.3%	58.0%
Top 5 Total/Weighted Average:			23	$219,668,489	27.9%		2.09x	11.7%	60.6%
Top 10 Total/Weighted Average:			56	$381,412,334	48.4%		2.01x	11.3%	59.4%

(1)	With respect to any mortgage loan that is part of a whole loan, the Cut-off Date LTV, UW NCF DSCR and UW NOI Debt Yield calculations include the related pari passu companion loan(s) but exclude any related subordinate loan(s) or mezzanine loan(s). See the Pari Passu Loan Summary below and Annex A-1 to the Preliminary Prospectus.
(2)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced. In the case of Loan No. 5, the loan pays according to a non-standard amortization schedule. See Annex F to the Preliminary Prospectus.
(3)	In the case of Loan No. 4, the LTVs were calculated based on the portfolio bulk appraised value of $335,600,000 including an “As Is (Capital Deduction Assumed)” appraised value of $50,000,000 for the DoubleTree Charlotte Mortgaged Property which represents a Cut-off Date LTV and Maturity Date LTV of 59.6%. The sum of the “As Is” Appraised Values for properties on an individual basis is $316,600,000, which represents a Cut-off Date LTV and Maturity Date LTV of 63.2%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Pari Passu Loan Summary(1)

#	Loan Name	Note(s)	Original Balance	Holder of Note	Lead Servicer for Whole Loan (Y/N)	Master Servicer Under Lead Securitization	Special Servicer Under Lead Securitization
1	3 Columbus Circle	A-1-1, A-2-1	$75,000,000	BMARK 2019-B10	Yes	KeyBank, National Association	LNR Partners, LLC
		A-1-2-A	$50,000,000	JPMCC 2019-COR5(2)	No
		A-1-2-B, A-1-4, A-1-6, A-1-7, A-1-8	$142,500,000	JPMorgan Chase Bank, National Association	No
		A-1-5	$50,000,000	CSAIL 2019-C16	No
		A-1-3, A-2-4	$100,000,000	BMARK 2019-B11(3)	No
		A-2-2, A-2-3	$50,000,000	CF 2019-CF1	No
		A-2-5-A	$12,500,000	Deutsche Bank AG, New York Branch	No
		A-2-5-B	$10,000,000	MSC 2019-H6(4)	No
2	GNL Industrial Portfolio	A-1	$48,750,000	CSAIL 2019-C16	Yes	Midland Loan Services	LNR Partners, LLC
		A-2	$48,750,000	BBCMS 2019-C3(5)	No
4	SWVP Portfolio	A-1, A-3	$45,000,000	BBCMS 2019-C3(5)	Yes	Midland Loan Services	Midland Loan Services
		A-2, A-4	$40,000,000	CSAIL 2019-C16	No
		A-5, A-6	$15,000,000	SGFC	No
		A-7, A-8	$50,000,000	BMARK 2019-B11(3)	No
		A-9	$35,000,000	JPMCC 2019-COR5(2)	No
		A-10	$15,000,000	JPMorgan Chase Bank, National Association	No
7	ExchangeRight Net Leased Portfolio 26	A-1, A-3	$35,000,000	CSAIL 2019-C16	Yes	Midland Loan Services	LNR Partners, LLC
		A-2	$20,000,000	BBCMS 2019-C3(5)	No
9	787 Eleventh Avenue	A-1A	$70,000,000	SGCMS 2019-787E	Yes	Wells Fargo Bank, National Association	AEGON USA Realty Advisors, LLC
		A-1B	$45,000,000	CSAIL 2019-C15	No
		A-1C	$30,000,000	BBCMS 2019-C3(5)	No
		A-1D	$30,000,000	CSAIL 2019-C16	No
10	Darden Headquarters	A-1, A-3	$80,000,000	CSAIL 2019-C15	Yes	Midland Loan Services	Midland Loan Services
		A-2	$30,000,000	CSAIL 2019-C16	No
11	Great Wolf Lodge Southern California	A-1	$35,000,000	WFCM 2019-C50	Yes	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
		A-2	$25,000,000	BANK 2019-BNK17	No
		A-3, A-5	$40,000,000	BANK 2019-BNK18	No
		A-4A	$30,000,000	CSAIL 2019-C16	No
		A-4B	$20,000,000	Column	No
16	Kings Mountain Center	A-1, A-3, A-4	$25,000,000	BBCMS 2019-C3(5)	Yes	Midland Loan Services	Midland Loan Services
		A-2	$17,000,000	CSAIL 2019-C16	No

(1)	The lender provides no assurances that any non-securitized notes will not be split further.

(2)	The JPMCC 2019-COR5 transaction is expected to close on or about June 27, 2019.

(3)	The BMARK 2019-B11 securitization is expected to close on or about June 17, 2019.

(4)	The MSC 2019-H6 transaction is expected to close on or about June 19, 2019.

(5)	The BBCMS 2019-C3 securitization is expected to close on or about June 11, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgaged Properties by Type(1)

					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Balance	% of IPB	Occupancy	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(2)(4)
Hotel
	Full Service	8	$181,918,489	23.1%	77.4%	1.86x	12.5%	61.6%	56.3%
	Extended Stay	4	37,663,797	4.8	77.3%	1.75x	12.8%	69.0%	55.8%
	Limited Service	3	21,080,430	2.7	68.2%	1.89x	13.8%	59.5%	48.4%
	Hotel Total	15	$240,662,715	30.6%	76.6%	1.85x	12.7%	62.6%	55.5%
Retail
	Anchored	8	$105,037,166	13.3%	93.2%	1.74x	10.6%	63.8%	58.4%
	Single Tenant	27	86,825,429	11.0	100.0%	1.61x	9.4%	65.7%	60.8%
	Unanchored	6	40,256,027	5.1	96.6%	1.51x	9.1%	63.0%	56.6%
	Retail Total	41	$232,118,622	29.5%	96.3%	1.66x	9.9%	64.4%	59.0%
Office
	Suburban	8	$70,050,581	8.9%	97.2%	1.62x	9.8%	69.4%	64.9%
	CBD	1	50,000,000	6.3	97.2%	2.91x	12.3%	45.4%	45.4%
	Data Center	1	17,000,000	2.2	100.0%	1.75x	11.5%	56.0%	51.4%
	Medical	1	3,500,000	0.4	89.5%	3.88x	17.0%	35.0%	35.0%
	Office Total	11	$140,550,581	17.8%	97.3%	2.15x	11.1%	58.4%	55.6%
Multifamily
	Mid-Rise	3	$52,650,000	6.7%	99.1%	1.42x	7.2%	66.4%	65.1%
	Garden	4	11,000,000	1.4	93.7%	2.05x	9.8%	61.6%	61.6%
	Multifamily Total	7	$63,650,000	8.1%	98.1%	1.53x	7.7%	65.6%	64.5%
Industrial
	Warehouse / Distribution	7	$25,500,000	3.2%	100.0%	1.98x	9.8%	65.0%	65.0%
	Warehouse	2	12,750,000	1.6	98.4%	1.78x	11.6%	68.4%	60.7%
	Manufacturing	3	10,700,000	1.4	100.0%	1.98x	9.8%	65.0%	65.0%
	Flex	5	8,800,000	1.1	100.0%	1.98x	9.8%	65.0%	65.0%
	Industrial Total	17	$57,750,000	7.3%	99.6%	1.93x	10.2%	65.7%	64.0%
Mixed Use
	Retail / Office	2	$31,787,192	4.0%	89.1%	2.92x	14.2%	29.2%	28.6%
	Multifamily / Retail	1	6,000,000	0.8	100.0%	1.28x	7.1%	62.5%	62.5%
	Mixed Use Total	3	$37,787,192	4.8%	90.8%	2.66x	13.1%	34.5%	34.0%
Self Storage
	Self Storage	1	$8,000,000	1.0%	83.5%	2.14x	9.5%	61.5%	61.5%
	Self Storage Total	1	$8,000,000	1.0%	83.5%	2.14x	9.5%	61.5%	61.5%
MHC
	RV Park	1	$6,990,222	0.9%	93.7%	1.65x	12.4%	55.1%	42.0%
	MHC Total	1	$6,990,222	0.9%	93.7%	1.65x	12.4%	55.1%	42.0%
Total / Wtd. Avg.:		96	$787,509,332	100.0%	90.4%	1.87x	11.0%	61.4%	56.8%

(1)	This table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts in Annex A-1 to the Preliminary Prospectus.

(2)	With respect to any mortgage loan that is part of a whole loan, the Cut-off Date LTV, Maturity Date LTV, UW NCF DSCR and UW NOI Debt Yield calculations include the related pari passu companion loan(s) but exclude any related subordinate loan(s) or mezzanine loan(s). See the Pari Passu Loan Summary above and Annex A-1 to the Preliminary Prospectus.

(3)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced. In the case of Loan No. 5, the loan pays according to a non-standard amortization schedule. See Annex F to the Preliminary Prospectus.

(4)	In the case of Loan No. 4, the LTVs were calculated based on the portfolio bulk appraised value of $335,600,000 including an “As Is (Capital Deduction Assumed)” appraised value of $50,000,000 for the DoubleTree Charlotte Mortgaged Property which represents a Cut-off Date LTV and Maturity Date LTV of 59.6%. The sum of the “As Is” Appraised Values for properties on an individual basis is $316,600,000, which represents a Cut-off Date LTV and Maturity Date LTV of 63.2%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgaged Properties by Location(1)

State	Number of Properties	Cut-off Date Balance	% of IPB	Weighted Average
				Occupancy	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(2)(4)
NY	9	$186,828,062	23.7%	91.5%	2.15x	10.7%	51.6%	49.6%
FL	5	67,967,384	8.6	88.4%	1.66x	9.8%	68.8%	64.8%
MI	7	61,655,430	7.8	88.2%	1.66x	11.1%	66.4%	60.7%
CA	4	60,650,000	7.7	88.8%	2.43x	12.7%	54.3%	54.3%
LA	4	57,567,182	7.3	88.6%	1.81x	11.3%	60.7%	57.7%
TX	10	55,242,410	7.0	92.0%	1.80x	10.6%	63.7%	56.3%
MD	5	50,418,489	6.4	81.2%	1.86x	12.1%	68.9%	59.8%
NM	12	44,443,845	5.6	93.2%	1.50x	11.0%	68.3%	57.7%
WA	1	41,500,000	5.3	79.3%	1.55x	11.9%	64.8%	60.1%
NC	4	32,090,000	4.1	92.4%	1.88x	11.4%	58.3%	55.9%
OH	5	13,604,727	1.7	100.0%	1.97x	9.7%	64.4%	64.4%
TN	3	12,999,000	1.7	100.0%	1.54x	10.9%	72.0%	60.0%
UT	2	12,390,000	1.6	100.0%	1.39x	9.5%	69.6%	57.0%
IL	3	11,250,000	1.4	98.2%	1.75x	11.8%	68.8%	60.1%
MT	1	11,200,000	1.4	94.8%	1.45x	9.9%	59.6%	54.8%
VA	2	9,254,091	1.2	100.0%	1.70x	10.7%	67.9%	62.7%
CO	1	8,000,000	1.0	100.0%	1.42x	9.7%	68.3%	55.9%
MN	2	7,763,456	1.0	100.0%	1.92x	9.3%	61.9%	61.9%
AZ	1	6,937,166	0.9	91.6%	1.64x	12.2%	74.6%	62.6%
IN	4	6,312,364	0.8	75.7%	1.77x	12.3%	60.5%	53.4%
WI	2	5,701,181	0.7	100.0%	1.92x	9.3%	61.7%	61.7%
MS	1	5,650,000	0.7	100.0%	1.98x	9.8%	65.0%	65.0%
NV	1	5,600,000	0.7	100.0%	1.46x	9.4%	68.3%	58.7%
GA	3	4,391,545	0.6	100.0%	1.92x	9.3%	61.7%	61.7%
WY	1	4,243,000	0.5	100.0%	1.37x	9.3%	65.3%	57.2%
ID	1	2,250,000	0.3	100.0%	1.98x	9.8%	65.0%	65.0%
KS	1	800,000	0.1	100.0%	1.98x	9.8%	65.0%	65.0%
NE	1	800,000	0.1	100.0%	1.98x	9.8%	65.0%	65.0%
Total/ Wtd. Avg.:	96	$787,509,332	100.0%	90.4%	1.87x	11.0%	61.4%	56.8%

(1)	This table presents information relating to the mortgaged properties and not mortgage loans. The information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts in Annex A-1 to the Preliminary Prospectus.

(2)	With respect to any mortgage loan that is part of a whole loan, the Cut-off Date LTV, Maturity Date LTV, UW NCF DSCR and UW NOI Debt Yield calculations include the related pari passu companion loan(s) but exclude any related subordinate loan(s) or mezzanine loan(s). See the Pari Passu Loan Summary above and Annex A-1 to the Preliminary Prospectus.

(3)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced. In the case of Loan No. 5, the loan pays according to a non-standard amortization schedule. See Annex F to the Preliminary Prospectus.
(4)	In the case of Loan No. 4, the LTVs were calculated based on the portfolio bulk appraised value of $335,600,000 including an “As Is (Capital Deduction Assumed)” appraised value of $50,000,000 for the DoubleTree Charlotte Mortgaged Property which represents a Cut-off Date LTV and Maturity Date LTV of 59.6%. The sum of the “As Is” Appraised Values for properties on an individual basis is $316,600,000, which represents a Cut-off Date LTV and Maturity Date LTV of 63.2%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Cut-off Date Principal Balance

				Weighted Average
Range of Cut-off Date Principal Balances	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
$3,500,000 - $9,999,999	21	$141,484,595	18.0%	4.9330%	119	1.76x	11.6%	65.1%	56.2%
$10,000,000 - $19,999,999	13	182,912,402	23.2	4.7963%	119	1.69x	10.0%	63.6%	58.7%
$20,000,000 - $29,999,999	2	51,700,000	6.6	4.6561%	119	1.41x	8.0%	65.2%	62.6%
$30,000,000 - $39,999,999	7	231,162,334	29.4	5.0117%	117	1.95x	11.6%	58.9%	54.0%
$40,000,000 - $50,000,000	4	180,250,000	22.9	4.6373%	118	2.15x	11.4%	58.3%	57.2%
Total/Wtd. Avg.:	47	$787,509,332	100.0%	4.8385%	118	1.87x	11.0%	61.4%	56.8%

Mortgage Interest Rates

				Weighted Average
Range of Mortgage Interest Rates	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
3.9140% - 4.4999%	8	$177,400,000	22.5%	4.2130%	119	2.26x	10.3%	56.8%	56.6%
4.5000% - 4.7499%	9	138,943,027	17.6	4.5783%	118	2.11x	11.4%	55.1%	51.8%
4.7500% - 4.9999%	13	228,095,891	29.0	4.8568%	119	1.66x	10.5%	66.3%	60.1%
5.0000% - 5.4999%	9	155,472,900	19.7	5.2978%	118	1.71x	12.0%	62.3%	56.1%
5.5000% - 6.3500%	8	87,597,513	11.1	5.6549%	116	1.50x	11.0%	66.3%	57.7%
Total/Wtd. Avg.:	47	$787,509,332	100.0%	4.8385%	118	1.87x	11.0%	61.4%	56.8%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Refinance	35	$550,274,910	69.9%	4.7464%	119	1.94x	11.0%	59.7%	55.3%
Acquisition	10	152,740,577	19.4	5.0723%	118	1.68x	11.2%	64.7%	59.3%
Recapitalization	1	48,750,000	6.2	4.4890%	119	1.98x	9.8%	65.0%	65.0%
Acquisition/Refinance	1	35,743,845	4.5	5.7340%	113	1.42x	10.6%	68.0%	57.6%
Total/Wtd. Avg.:	47	$787,509,332	100.0%	4.8385%	118	1.87x	11.0%	61.4%	56.8%

Original Term to Maturity in Months

				Weighted Average
Original Term to Maturity in Months	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
120	47	$787,509,332	100.0%	4.8385%	118	1.87x	11.0%	61.4%	56.8%
Total/Wtd. Avg.:	47	$787,509,332	100.0%	4.8385%	118	1.87x	11.0%	61.4%	56.8%

Remaining Term to Maturity in Months

				Weighted Average
Range of Remaining Term to Maturity in Months	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
113 - 119	28	$558,219,332	70.9%	4.8523%	117	1.95x	11.3%	60.0%	56.2%
120	19	229,290,000	29.1	4.8049%	120	1.67x	10.2%	64.8%	58.2%
Total/Wtd. Avg.:	47	$787,509,332	100.0%	4.8385%	118	1.87x	11.0%	61.4%	56.8%

(1)	With respect to any mortgage loan that is part of a whole loan, the Cut-off Date LTV, Maturity Date LTV, UW NCF DSCR and UW NOI Debt Yield calculations include the related pari passu companion loan(s) but exclude any related subordinate loan(s) or mezzanine loan(s). See the Pari Passu Loan Summary above and Annex A-1 to the Preliminary Prospectus.
(2)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced. In the case of Loan No. 5, the loan pays according to a non-standard amortization schedule. See Annex F to the Preliminary Prospectus.
(3)	In the case of Loan No. 4, the LTVs were calculated based on the portfolio bulk appraised value of $335,600,000 including an “As Is (Capital Deduction Assumed)” appraised value of $50,000,000 for the DoubleTree Charlotte Mortgaged Property which represents a Cut-off Date LTV and Maturity Date LTV of 59.6%. The sum of the “As Is” Appraised Values for properties on an individual basis is $316,600,000, which represents a Cut-off Date LTV and Maturity Date LTV of 63.2%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Interest Only	17	$392,225,000	49.8%	4.5925%	118	2.12x	10.4%	56.9%	56.9%
300	4	24,954,019	3.2	5.4908%	119	1.71x	13.7%	61.5%	46.8%
360	26	370,330,313	47.0	5.0550%	118	1.60x	11.4%	66.1%	57.3%
Total/Wtd. Avg.:	47	$787,509,332	100.0%	4.8385%	118	1.87x	11.0%	61.4%	56.8%

Remaining Amortization Term in Months

				Weighted Average
Range of Remaining Amortization Term in Months	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Interest Only	17	$392,225,000	49.8%	4.5925%	118	2.12x	10.4%	56.9%	56.9%
297 - 300	4	24,954,019	3.2	5.4908%	119	1.71x	13.7%	61.5%	46.8%
301 - 359	6	103,547,313	13.1	5.1993%	116	1.67x	12.1%	68.2%	57.1%
360	20	266,783,000	33.9	4.9991%	119	1.57x	11.1%	65.3%	57.4%
Total/Wtd. Avg.:	47	$787,509,332	100.0%	4.8385%	118	1.87x	11.0%	61.4%	56.8%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Interest Only	17	$392,225,000	49.8%	4.5925%	118	2.12x	10.4%	56.9%	56.9%
IO-Balloon	15	203,493,000	25.8	4.9557%	119	1.60x	11.2%	65.3%	58.5%
Balloon	15	191,791,332	24.4	5.2171%	118	1.62x	11.9%	66.3%	54.7%
Total/Wtd. Avg.:	47	$787,509,332	100.0%	4.8385%	118	1.87x	11.0%	61.4%	56.8%

Interest Only Periods

				Weighted Average
Range of Interest Only Periods	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
None	15	$191,791,332	24.4%	5.2171%	118	1.62x	11.9%	66.3%	54.7%
12 - 48	8	79,393,000	10.1	4.9381%	120	1.60x	11.2%	69.6%	59.8%
49 - 64	7	124,100,000	15.8	4.9670%	118	1.59x	11.2%	62.6%	57.7%
120	17	392,225,000	49.8	4.5925%	118	2.12x	10.4%	56.9%	56.9%
Total/Wtd. Avg.:	47	$787,509,332	100.0%	4.8385%	118	1.87x	11.0%	61.4%	56.8%

(1)	With respect to any mortgage loan that is part of a whole loan, the Cut-off Date LTV, Maturity Date LTV, UW NCF DSCR and UW NOI Debt Yield calculations include the related pari passu companion loan(s) but exclude any related subordinate loan(s) or mezzanine loan(s). See the Pari Passu Loan Summary above and Annex A-1 to the Preliminary Prospectus.

(2)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced. In the case of Loan No. 5, the loan pays according to a non-standard amortization schedule. See Annex F to the Preliminary Prospectus.
(3)	In the case of Loan No. 4, the LTVs were calculated based on the portfolio bulk appraised value of $335,600,000 including an “As Is (Capital Deduction Assumed)” appraised value of $50,000,000 for the DoubleTree Charlotte Mortgaged Property which represents a Cut-off Date LTV and Maturity Date LTV of 59.6%. The sum of the “As Is” Appraised Values for properties on an individual basis is $316,600,000, which represents a Cut-off Date LTV and Maturity Date LTV of 63.2%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Underwritten Net Cash Flow Debt Service Coverage Ratios

				Weighted Average
Range of Underwritten Net Cash Flow DSCRs	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
1.28x - 1.49x	15	$192,169,229	24.4%	5.1107%	118	1.41x	9.0%	66.5%	60.9%
1.50x - 1.74x	15	228,050,525	29.0	5.0563%	118	1.62x	11.0%	65.4%	57.8%
1.75x - 1.99x	7	162,496,551	20.6	4.6492%	118	1.88x	10.9%	64.9%	60.5%
2.00x - 2.49x	6	113,593,027	14.4	4.7849%	119	2.24x	12.3%	57.5%	56.9%
2.50x - 2.99x	2	57,700,000	7.3	3.9148%	117	2.87x	12.8%	46.0%	45.4%
3.00x - 3.88x	2	33,500,000	4.3	4.4854%	116	3.10x	14.7%	27.7%	27.7%
Total/Wtd. Avg.:	47	$787,509,332	100.0%	4.8385%	118	1.87x	11.0%	61.4%	56.8%

LTV Ratios as of the Cut-off Date

				Weighted Average
Range of Cut-off Date LTVs	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
26.9% - 49.9%	4	$113,500,000	14.4%	4.4366%	117	2.83x	13.6%	41.3%	41.3%
50.0% - 59.9%	9	144,127,624	18.3	4.9309%	119	1.79x	11.5%	57.8%	52.7%
60.0% - 64.9%	10	174,671,090	22.2	4.8329%	118	1.77x	10.3%	62.8%	60.2%
65.0% - 69.9%	17	262,797,580	33.4	4.9371%	118	1.63x	9.8%	67.4%	62.3%
70.0% - 74.6%	7	92,413,038	11.7	4.9179%	119	1.65x	11.6%	71.9%	60.5%
Total/Wtd. Avg.:	47	$787,509,332	100.0%	4.8385%	118	1.87x	11.0%	61.4%	56.8%

LTV Ratios as of the Maturity Date

				Weighted Average
Range of Maturity Date LTVs	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
26.9% - 49.9%	11	$185,248,714	23.5%	4.7174%	118	2.44x	13.4%	47.8%	43.8%
50.0% - 59.9%	18	271,798,452	34.5	4.9432%	118	1.64x	10.9%	65.3%	57.4%
60.0% - 64.9%	12	193,737,166	24.6	4.9037%	118	1.75x	10.4%	64.8%	61.4%
65.0% - 69.9%	6	136,725,000	17.4	4.7020%	118	1.70x	8.5%	67.2%	66.8%
Total/Wtd. Avg.:	47	$787,509,332	100.0%	4.8385%	118	1.87x	11.0%	61.4%	56.8%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Defeasance	39	$651,669,332	82.8%	4.8854%	118	1.83x	10.9%	62.6%	57.7%
Yield Maintenance	6	88,840,000	11.3	4.6345%	119	1.75x	9.9%	65.6%	61.6%
Defeasance or Yield Maintenance	2	47,000,000	6.0	4.5736%	117	2.55x	13.4%	37.4%	35.8%
Total/Wtd. Avg.:	47	$787,509,332	100.0%	4.8385%	118	1.87x	11.0%	61.4%	56.8%

(1)	With respect to any mortgage loan that is part of a whole loan, the Cut-off Date LTV, Maturity Date LTV, UW NCF DSCR and UW NOI Debt Yield calculations include the related pari passu companion loan(s) but exclude any related subordinate loan(s) or mezzanine loan(s). See the Pari Passu Loan Summary above and Annex A-1 to the Preliminary Prospectus.
(2)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced. In the case of Loan No. 5, the loan pays according to a non-standard amortization schedule. See Annex F to the Preliminary Prospectus.
(3)	In the case of Loan No. 4, the LTVs were calculated based on the portfolio bulk appraised value of $335,600,000 including an “As Is (Capital Deduction Assumed)” appraised value of $50,000,000 for the DoubleTree Charlotte Mortgaged Property which represents a Cut-off Date LTV and Maturity Date LTV of 59.6%. The sum of the “As Is” Appraised Values for properties on an individual basis is $316,600,000, which represents a Cut-off Date LTV and Maturity Date LTV of 63.2%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Previous Securitization History(1)

No.	Loan Name	Location	Property Type	Previous Securitization
1	3 Columbus Circle	New York, NY	Office	CGCMT 2015-GC29; COMM 2015-CCRE22; COMM 2015-CCRE23; WFCM 2015-LC20
6	Santa Fe Portfolio(2)	Santa Fe, NM	Various	CFCRE 2011-C1

(1)	The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database. While loans secured by the above mortgaged properties may have been securitized multiple times in prior transactions, mortgage loans in this securitization are only listed in the above chart if the mortgage loan in this securitization paid off a loan in another securitization.
(2)	Seven of the eleven properties were previously securitized in CFCRE 2011-C1 (The Peters Project, Plaza Mercado, Century Plaza, Santa Fe Properties, Springer Plaza, Bendelier House, and El Mercado Viejo).

Additional Subordinate and Mezzanine Debt Summary

No.	Loan Name	Cut-off Date Balance	% of IPB	Subordinate Debt Cut-off Date Balance	Mezzanine Cut-off Date Balance	Mortgage Loan UW NCF DSCR(1)(2)	Total Debt UW NCF DSCR(2)(3)	Mortgage Loan Cut-off Date LTV(1)	Total Debt Cut-off Date LTV(3)
1	3 Columbus Circle	$50,000,000	6.3%	$105,000,000	NAP	2.91x	2.40x	45.4%	55.1%
5	Hilton Baltimore BWI Airport	39,418,489	5.0	$186,039	$4,241,230	1.81x	1.43x	70.9%	78.9%
9	787 Eleventh Avenue	30,000,000	3.8	$235,000,000	NAP	3.01x	1.17x	26.9%	63.1%
11	Great Wolf Lodge Southern California	30,000,000	3.8	$20,000,000	NAP	2.41x	1.89x	49.5%	56.1%
28	616 Lofts on Michigan	9,350,000	1.2	$1,846,221	NAP	1.36x	1.19x	73.9%	88.5%
Total:		$158,768,489	20.2%

(1)	Mortgage Loan Cut-off Date LTV and Mortgage Loan UW NCF DSCR calculations include the related pari passu companion loan(s) but exclude any related subordinate loan(s) or mezzanine loan(s).

(2)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced. In the case of Loan No. 5, the loan pays according to a non-standard amortization schedule. See Annex F to the Preliminary Prospectus.
(3)	Total Debt Cut-off Date LTV and Total Debt UW NCF DSCR calculations include the related pari passu companion loan(s), any related subordinate loan(s) and/or any mezzanine loan(s).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural Overview

Order of Distribution:

On each Distribution Date, funds available for distribution from the mortgage loans, net of specified trust expenses, yield maintenance charges and prepayment premiums, will be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

First: To interest on the Class A-1, Class A-2, Class A-3, Class A-SB, Class X-A, Class X-B and Class X-D certificates, up to, and pro rata in accordance with, their respective interest entitlements.

Second: To the extent of funds allocated to principal and available for distribution: (i) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the scheduled principal balance for the related distribution date set forth in Annex E to the Preliminary Prospectus, (ii) second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (iii) third, to principal on the Class A-2 certificates, until the certificate balance of the Class A-2 certificates has been reduced to zero, (iv) fourth, to principal on the Class A-3 certificates, until the certificate balance of the Class A-3 certificates has been reduced to zero, and (v) fifth, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero. If the certificate balance of each and every class of certificates other than the Class A-1, Class A-2, Class A-3 and Class A-SB certificates has been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates, pro rata, based on their respective certificate balances, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates.

Third: To reimburse the Class A-1, Class A-2, Class A-3 and Class A-SB certificates, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest on that amount at the pass-through rate for such class.

Fourth: (i) first, to interest on the Class A-S certificates in the amount of their interest entitlement; (ii) second, to the extent of funds allocated to principal remaining after any distributions in respect of principal to each class of certificates with a higher payment priority (in this case, the Class A-1, Class A-2, Class A-3 and Class A-SB certificates), to principal on the Class A-S certificates until their certificate balance is reduced to zero; and (iii) third, to reimburse the Class A-S certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest at its pass-through rate.

Fifth: (i) first, to interest on the Class B certificates in the amount of their interest entitlement; (ii) second, to the extent of funds allocated to principal remaining after any distributions in respect of principal to each class of certificates with a higher payment priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-SB and Class A-S certificates), to principal on the Class B certificates until their certificate balance is reduced to zero; and (iii) third, to reimburse the Class B certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest at its pass-through rate.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Order of Distribution (continued):

Sixth: (i) first, to interest on the Class C certificates in the amount of their interest entitlement; (ii) second, to the extent of funds allocated to principal remaining after any distributions in respect of principal to each class of certificates with a higher payment priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-S and Class B certificates), to principal on the Class C certificates until their certificate balance is reduced to zero; and (iii) third, to reimburse the Class C certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest at its pass-through rate.

Seventh: After the Class A-1, Class A-2, Class A-3, Class A-SB, Class X-A, Class X-B, Class X-D, Class A-S, Class B and Class C certificates are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest and principal and to reimburse any unreimbursed losses to the Class D, Class E-RR, Class F-RR, Class G-RR and Class NR-RR certificates sequentially in that order in a manner analogous to that described in clause sixth above with respect to the Class C certificates, until the certificate balance of each such class is reduced to zero.

For more detailed information regarding the distributions on the certificates, see “Description of the Certificates—Distributions—Priority of Distributions” in the Preliminary Prospectus.

Realized Losses:	The certificate balances of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class NR-RR certificates will each be reduced without distribution on any Distribution Date as a write-off to the extent of any loss realized on the mortgage loans allocated to such class of certificates on such Distribution Date. On each Distribution Date, any such write-offs will be applied to such classes of certificates in the following order, in each case until the related certificate balance is reduced to zero: first, to the Class NR-RR certificates; second, to the Class G-RR certificates; third, to the Class F-RR certificates; fourth, to the Class E-RR certificates; fifth, to the Class D certificates; sixth, to the Class C certificates; seventh, to the Class B certificates; eighth, to the class A-S certificates; and, finally, pro rata, to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates, based on their then-current respective certificate balances. The notional amount of the Class X-A certificates will be reduced to reflect reductions in the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-SB and Class A-S certificates resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-B certificates will be reduced to reflect reductions in the certificate balance of the Class B and Class C certificates resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-D certificates will be reduced to reflect reductions in the certificate balance of the Class D certificates resulting from allocations of losses realized on the mortgage loans.
Prepayment Premiums and Yield Maintenance Charges:	On each Distribution Date, each yield maintenance charge collected on the mortgage loans during the one-month period ending on the related Determination Date is required to be distributed to certificateholders (excluding the Class E-RR, Class F-RR, Class G-RR, Class NR-RR and Class R certificates) as follows: (1) pro rata, between (x) the group (the “YM Group A”) of Class A-1, Class A-2, Class A-3, Class A-SB, Class X-A and Class A-S certificates, and (y) the group (the “YM Group B” and collectively with the YM Group A, the “YM Groups”) of the Class X-B, Class X-D, Class B, Class C and Class D certificates, based upon the aggregate amount of principal distributed to the classes of principal balance certificates in each YM Group on such Distribution Date, and (2) as among the respective classes of principal balance certificates in each YM Group in the following manner:

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Prepayment Premiums and Yield Maintenance Charges (continued):

(A) on a pro rata basis in accordance with their respective entitlements in those yield maintenance charges, to each class of principal balance certificates in such YM Group with a certificate balance in an amount equal to the product of (x) a fraction whose numerator is the amount of principal distributed to such class of principal balance certificates on such Distribution Date and whose denominator is the total amount of principal distributed to all of the certificates in such YM Group with certificate balances on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment with respect to such class of principal balance certificates, and (z) the aggregate amount of such yield maintenance charge allocated to such YM Group; and (B) the portion of such yield maintenance charge allocated to such YM Group remaining after such distributions to the applicable class(es) of principal balance certificates in such YM Group, in the case of amounts distributable to YM Group A, to the Class X-A certificates and in the case of amounts distributable to YM Group B, to the Class X-B and Class X-D certificates.

The “Base Interest Fraction” with respect to any principal prepayment on any mortgage loan and with respect to any class of Class A-1, Class A-2, Class A-3, Class A-SB, Class A-S, Class B, Class C and Class D certificates is a fraction (a) whose numerator is the greater of (x) zero and (y) the difference between (i) the pass-through rate on such class of certificates and (ii) the discount rate used in accordance with the related mortgage loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the greater of zero and the difference between (i) the mortgage loan rate on such mortgage loan (or serviced whole loan) and (ii) the discount rate used in accordance with the related mortgage loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one or less than zero. If such discount rate is greater than or equal to the lesser of (x) the mortgage loan rate on the related mortgage loan and (y) the pass-through rate described in the preceding sentence, then the Base Interest Fraction will equal zero; provided, however, that if such discount rate is greater than or equal to the mortgage loan rate, but less than the pass-through rate, the fraction will be one.

If a prepayment premium (calculated as a fixed percentage of the amount prepaid) is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for mortgage loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the mortgage loan or, for mortgage loans that only have a prepayment premium based on a fixed percentage of the principal balance of the mortgage loan, such other discount rate as may be specified in the related loan documents.

No prepayment premiums or yield maintenance charges will be distributed to holders of the Class E-RR, Class F-RR, Class G-RR, Class NR-RR or Class R certificates. Instead, after the notional amounts of the Class X-A, Class X-B and Class X-D certificates and the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-S, Class B, Class C and Class D certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the mortgage loans will be distributed to holders of the Class X-D certificates, regardless of whether the notional amount of the Class X-D certificates has been reduced to zero. For a description of prepayment premiums and yield maintenance charges required on the mortgage loans, see Annex A-1 to the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Prepayment Premiums and Yield Maintenance Charges (continued):	See also “Certain Legal Aspects of the Mortgage Loans—Default Interest and Limitations on Prepayments” in the Preliminary Prospectus. Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the mortgage loans as of the related Determination Date. See also “Description of the Certificates—Distributions” in the Preliminary Prospectus.
Advances:	The master servicer and, if the master servicer fails to do so, the trustee, will be obligated to make (i) P&I advances with respect to each mortgage loan in the issuing entity and (ii) with respect to each mortgage loan (other than the non-serviced mortgage loans) and serviced whole loan, servicing advances, including paying delinquent real estate taxes, assessments and hazard insurance premiums, but only to the extent that those advances are not deemed nonrecoverable from collections on the related mortgage loan (or, if applicable, the related serviced whole loan) and, in the case of P&I advances, subject to reduction in connection with any appraisal reduction amounts that may occur. The special servicer will have no obligation to make servicing advances; provided that with respect to a specially serviced loan, the special servicer will be entitled to make a servicing advance in an urgent or emergency situation, and the master servicer will be required to reimburse the special servicer for such advance, with interest; provided that the advance is not determined by the master servicer to be nonrecoverable. Notwithstanding the foregoing, servicing advances for the non-serviced mortgage loans will be made by the parties to, and pursuant to, the applicable lead servicing agreement.
Appraisal Reduction Amounts:

An appraisal reduction amount generally will be created with respect to a required appraisal loan (which is a serviced mortgage loan (or serviced whole loan, if applicable)) as to which certain defaults, modifications or insolvency events have occurred (as further described in the Preliminary Prospectus) in the amount, if any, by which the principal balance of such required appraisal loan, exceeds 90% of the appraised value of the related mortgaged property (as determined by one or more appraisals obtained by the special servicer) plus certain escrows and reserves (including letters of credit) held with respect to such required appraisal loan (net of other amounts overdue or advanced in connection with such required appraisal loan). In general, subject to the discussion in the succeeding paragraph, any appraisal reduction amount calculated with respect to a whole loan will be allocated to the related mortgage loan and any related pari passu companion loan(s) on a pro rata basis in accordance with their respective outstanding principal balances. In the case of the non-serviced mortgage loans, any appraisal reduction amounts will be calculated pursuant to, and by a party to, the related lead servicing agreement. As a result of an Appraisal Reduction Amount being calculated for and/or allocated to a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the most subordinate class(es) of certificates (exclusive of the Class R certificates) then outstanding (i.e., first to the Class NR-RR certificates, then to the Class G-RR certificates, then to the Class F-RR certificates, then to the Class E-RR certificates, then to the Class D certificates, then to the Class C certificates, then to the Class B certificates, then to the Class A-S certificates, and then, pro rata based on their respective interest entitlements, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class X-A, Class X-B and Class X-D certificates). In general, a mortgage loan (or whole loan, if applicable) serviced under the pooling and servicing agreement for this transaction will cease to be a required appraisal loan, and no longer be subject to an appraisal reduction amount, when the same has ceased to be a specially serviced loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such serviced loan to be a required appraisal loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Appraisal Reduction Amounts (continued):

Appraisal Reduction Amounts with respect to each of the 3 Columbus Circle whole loan, the 787 Eleventh Avenue whole loan and the Great Wolf Lodge Southern California whole loan will be allocated to notionally reduce the outstanding principal balance of the related subordinate companion loan(s) prior to any pro rata allocation to the related mortgage loan and each related pari passu companion loans.

At any time an appraisal is ordered under the pooling and servicing agreement with respect to a property that would result in an appraisal reduction amount with respect to a mortgage loan that would result in a change in the controlling class, certain certificateholders will have a right to request a new appraisal as described in the Preliminary Prospectus.

Age of Appraisals:	Appraisals (which can be an update of a prior appraisal) with respect to a mortgage loan serviced under the pooling and servicing agreement are required to be no older than 9 months for purposes of determining appraisal reduction amounts, market value, and other calculations as described in the Preliminary Prospectus.
Sale of Defaulted Loans:	There will be no “Fair Market Value Purchase Option”, instead defaulted loans will be sold in a process similar to the sale process for REO property.
Cleanup Call:	On any distribution date on which the aggregate unpaid principal balance of the mortgage loans remaining in the issuing entity is less than 1% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in the Preliminary Prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. If the aggregate certificate balances of all certificates (exclusive of the Class X Certificates) senior to the Class E-RR certificates, and the notional amounts of the Class X-A, Class X-B and Class X-D certificates have been reduced to zero, and if the initial pool balance has been reduced to less than 5% of such balance as of the Closing Date or the master servicer has consented, the issuing entity could also be terminated in connection with a voluntary exchange of all the then-outstanding certificates (excluding the Class R certificates), for the mortgage loans, but all of the holders of those classes of outstanding certificates (excluding the Class R certificates) would have to voluntarily participate in the exchange.
Directing Certificateholder / Directing Holder:

The “Directing Certificateholder” will generally be the controlling class certificateholder or other representative designated by the holder(s) of at least a majority of the voting rights of the controlling class. The controlling class is the most subordinate class of the Class E-RR, Class F-RR, Class G-RR and Class NR-RR certificates (the “Control Eligible Certificates”) that has an aggregate certificate balance as notionally reduced by any Cumulative Appraisal Reduction Amounts allocated to such class, that is equal to or greater than 25% of the initial certificate balance of such class of certificates, or if no class of Control Eligible Certificates meets the preceding requirement, the most senior class of Control Eligible Certificates. The Controlling Class as of the Closing Date will be the Class NR-RR certificates. At any time when Class E-RR is the controlling class, the majority Class E-RR certificateholders may elect under certain circumstances to opt-out from its rights under the pooling and servicing agreement. See “Pooling and Servicing Agreement—The Directing Holder” in the Preliminary Prospectus. No other class of certificates will be eligible to act as the controlling class or appoint a Directing Certificateholder.

LD II Sub IV, LLC (or its affiliate) is expected to purchase the Class E-RR, Class F-RR, Class G-RR, Class NR-RR Certificates and, on the Closing Date, is expected to be the initial Directing Certificateholder.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Directing Certificateholder / Directing Holder (continued):

The “Directing Holder” will be, with respect to each Serviced Mortgage Loan or Serviced Whole Loan, the directing certificateholder.

For a description of the directing holder for the Non-Serviced Whole Loans, see “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

Control/Consultation Rights:

The Directing Holder will be entitled to have consultation and approval rights with respect to certain decisions (including with respect to assumptions, waivers, loan modifications and workouts).

So long as a Control Termination Event does not exist, the Directing Holder will be entitled to direct the special servicer to take, or refrain from taking, actions that would constitute certain major decisions with respect to a mortgage loan or whole loan serviced under the pooling and servicing agreement and will also have the right to notice and to consent to certain actions that would constitute major decisions that the master servicer or the special servicer, as applicable, plans on taking with respect to any such mortgage loan or serviced whole loan subject to the servicing standard and other restrictions as described in the Preliminary Prospectus.

During a Control Termination Event and until the occurrence of a Consultation Termination Event, all of the rights of the Directing Holder will terminate other than a right to consult with respect to certain major decisions and other matters as to which it previously had approval rights. During an Operating Advisor Consultation Event, the operating advisor will be entitled to consult with the special servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders, as if those certificateholders and, with respect to a serviced pari passu companion loan, the related pari passu companion loan holder(s) constituted a single lender.

A “Control Termination Event” will occur when (i) no class of Control Eligible Certificates exists that has a certificate balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) that is at least equal to 25% of the initial certificate balance of such class; (ii) such mortgage loan or whole loan is an excluded loan; or (iii) a holder of the Class E-RR certificates becomes the majority controlling class certificateholder and irrevocably waives its right, in writing, to exercise any of the rights of the controlling class certificateholder and such rights have not been reinstated to a successor controlling class certificateholder; and provided that a Control Termination Event shall not be deemed continuing in the event that the certificate balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

The “Cumulative Appraisal Reduction Amount” as of any date of determination for any mortgage loan, is equal to the sum of (i) all appraisal reduction amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. “AB Modified Loan” means any corrected loan (1) that became a corrected loan (which includes for purposes of this definition any non-serviced mortgage loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the lead servicing agreement governing the servicing of such non-serviced mortgage loan) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified mortgage loan and (2) as to which an appraisal reduction amount is not in effect.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Control/Consultation Rights (continued):

With respect to any Excluded Loan, a Control Termination Event shall be deemed to exist with respect to such Excluded Loan at all times.

A “Consultation Termination Event” will occur when (i) no class of Control Eligible Certificates exists where such class’ aggregate certificate balance is at least equal to 25% of the initial certificate balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts or (ii) a holder of the Class E-RR certificates is the majority controlling class certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the controlling class certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the pooling and servicing agreement; provided that no Consultation Termination Event shall be deemed to be continuing if the certificate balances of the certificates other than the Control Eligible Certificates have been reduced to zero; provided, further that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the Class E-RR certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder.

With respect to any Excluded Loan, a Consultation Termination Event shall be deemed to exist with respect to such Excluded Loan at all times.

With respect to each non-serviced whole loan, so long as a Consultation Termination Event does not exist, the Directing Certificateholder for this transaction will have certain consultation rights with respect to certain major decisions regarding the non-serviced whole loans (other than the 3 Columbus Circle whole loan, the 787 Eleventh whole loan and the Great Wolf Lodge Southern California whole loan, unless a related control appraisal period is in effect with respect to the related subordinate companion loan), and the applicable directing holder or directing certificateholder (or equivalent entity) pursuant to the related lead servicing agreement or co-lender agreement will have consultation, approval and direction rights, with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) regarding such non-serviced whole loan, as provided for in the related co-lender agreement and in the related lead servicing agreement, and as described under “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

Notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, the Directing Holder or any controlling class certificateholder is a Borrower Party (any of the above, as applicable, an “Excluded Controlling Class Holder”), such Excluded Controlling Class Holder will not have any consultation or approval rights with respect to such mortgage loan and will have no right to receive asset status reports or such other information as may be specified in the pooling and servicing agreement.

A “Borrower Party” is a borrower, a mortgagor, a manager of a mortgaged property or the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, a person controlling or controlled by or under common control with the foregoing or any other such person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager of a mortgaged property or mezzanine lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Servicing Standard:

Each of the mortgage loans (other than the non-serviced mortgage loans) and serviced whole loan(s) will be serviced by the master servicer and the special servicer pursuant to the terms of the pooling and servicing agreement. In all circumstances, each of the master servicer and the special servicer are obligated to act in the best interests of the certificateholders (and, in the case of a serviced whole loan, the holder of the related serviced companion loan) as a collective whole as if such certificateholders (and, if applicable, such companion loan holder), constituted a single lender (taking into account the pari passu or subordinate nature of any related companion loan(s)). The special servicer is required to determine the effect on net present value of various courses of action (including workout or foreclosure), using the Calculation Rate as the discount rate, and pursue the course of action that it determines would maximize recovery on a net present value basis.

“Calculation Rate” means:

(a) for principal and interest payments on a mortgage loan or proceeds from the sale of a defaulted loan, the highest of (i) the rate determined by the master servicer or the special servicer, as applicable, that approximates the market rate that would be obtainable by borrowers on similar debt of the borrowers as of such date of determination, (ii) the mortgage loan rate and (iii) the yield on 10-year US treasuries; and

(b) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or update of such appraisal).

Termination of Special Servicer:

Except as limited by certain conditions described in the Preliminary Prospectus, the special servicer may generally be replaced, prior to a Control Termination Event, at any time and without cause, by the Directing Holder so long as, among other things, the Directing Holder provides a replacement special servicer that meets the requirements of the pooling and servicing agreement.

During a Control Termination Event, the holders of at least 25% of the voting rights of the principal balance certificates may request a vote to replace the special servicer. The subsequent vote may result in the termination and replacement of such special servicer if, within 180 days of the initial request for that vote, the holders of (a) at least 66-2/3% of a “certificateholder quorum” (holders of certificates evidencing at least 75% of the aggregate voting rights (taking into account the application of realized losses) of the certificates (other than the Class X and Class R certificates)), or (b) more than 50% of the voting rights of each class of certificates other than any Class X and Class R certificates (but in the case of this clause (b) only such classes of principal balance certificates that, in each case, have an outstanding certificate balance, as notionally reduced by any appraisal reduction amounts allocated to such class, equal to or greater than 25% of the initial certificate balance of such class, minus all payments of principal made on such class of certificates), vote affirmatively to so replace such special servicer.

The operating advisor may also recommend the replacement of the special servicer at any time as described in “Operating Advisor” below.

Excluded Special Servicer:

In the event that the special servicer has obtained knowledge that it is a Borrower Party with respect to any mortgage loan (other than any non-serviced mortgage loan)  or serviced whole loan, the special servicer will be required to resign as special servicer of such mortgage loan (an “Excluded Special Servicer Loan”), and, if no Control Termination Event is continuing, the Directing Holder or the majority controlling class certificateholder on its behalf will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the pooling and servicing agreement (an “Excluded Special Servicer”) with respect to such

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Excluded Special Servicer (continued):

Excluded Special Servicer Loan unless such Excluded Special Servicer Loan is also an excluded loan with respect to such Directing Holder or the holder of the majority of the controlling class, in which case the resigning special servicer will be required to use reasonable efforts to appoint the Excluded Special Servicer.

Servicing Compensation:

Modification Fees: Certain fees resulting from modifications, amendments, waivers or other changes to the terms of the loan documents, as more fully described in the Preliminary Prospectus, will be used to offset expenses on the related serviced mortgage loan (i.e., a mortgage loan other than a non-serviced mortgage loan) or serviced whole loan, if applicable (i.e., reimburse the trust for certain expenses including unreimbursed advances and interest on unreimbursed advances previously incurred (other than special servicing fees, workout fees and liquidation fees) on the related mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, but not yet reimbursed to the trust or servicers), or to pay expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding, in each case unless as part of the written modification the related borrower is required to pay these amounts on a going forward basis or in the future). Any excess modification fees not so applied to offset expenses will be available as compensation to the master servicer and/or special servicer. Within any prior 12-month period, all excess modification fees earned by the master servicer or by the special servicer (after taking into account the offset described below applied during such 12-month period) with respect to any mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, will be subject to a cap equal to the greater of (i) 1.0% of the outstanding principal balance of such mortgage loan after giving effect to such transaction and (ii) $25,000.

All excess modification fees earned by the special servicer will be required to offset any future workout fees or liquidation fees payable with respect to the related mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, or related REO property; provided that if the mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, ceases being a corrected loan, and is subject to a subsequent modification, any excess modification fees earned by the special servicer prior to such mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, ceasing to be a corrected loan will no longer be offset against future liquidation fees and workout fees unless such mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, ceased to be a corrected loan within 12 months of it becoming a modified mortgage loan (or modified whole loan, if applicable).

Penalty Charges: All late fees and default interest will first be used to reimburse certain expenses previously incurred with respect to the related mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable (other than special servicing fees, workout fees and liquidation fees) but not yet reimbursed to the trust, the master servicer or the special servicer or to pay certain expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding on the related mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, and any excess received with respect to a serviced loan will be paid to the master servicer or the special servicer. To the extent any amounts reimbursed out of penalty charges are subsequently recovered on a related serviced loan, they will be paid to the master servicer or special servicer who would have been entitled to the related penalty charges that were previously used to reimburse such expense.

Liquidation / Workout Fees: Liquidation fees will be calculated at the lesser of (a) 1.0% and (b) such lower rate as would result in a liquidation fee of $1,000,000, for each mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan that is a specially serviced loan and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Servicing Compensation (continued):

any REO property, subject in any case to a minimum liquidation fee of $25,000, except that the liquidation fee will be zero with respect to certain liquidation events set forth in the pooling and servicing agreement, and the liquidation fee with respect to each mortgage loan or REO mortgage loan repurchased or substituted for after more than 180 days following the mortgage loan seller’s receipt of notice or discovery of a material breach or material defect will be in an amount equal to the liquidation fee rate described above of the outstanding principal balance of such mortgage loan or REO loan. For any mortgage loan (other than a non-serviced loan) or serviced whole loan that is a corrected loan, workout fees will be calculated at the lesser of (a) 1.0% and (b) such lower rate as would result in a workout fee of $1,000,000 when applied to each expected payment of principal and interest (other than default interest) on the related mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, from the date such serviced loan becomes a corrected loan through and including the then related maturity date; or in any case such higher rate as would result in a workout fee of $25,000 when applied to each expected payment of principal and interest (other than default interest) on any mortgage loan from the date such serviced loan becomes a corrected loan through and including the then related maturity date.

Notwithstanding the foregoing, in connection with a maturity default, no liquidation or workout fee will be payable in connection with a payoff or refinancing of the related serviced loan within 90 days of the maturity default.

Operating Advisor:

The operating advisor will initially be Pentalpha Surveillance LLC. The operating advisor will have certain review and consultation rights relating to the performance of the special servicer and with respect to its actions taken in connection with the resolution and/or liquidation of specially serviced loans. With respect to each mortgage loan or serviced whole loan, the operating advisor will be responsible for: (a) reviewing the actions of the special servicer with respect to any specially serviced loan to the extent described in the Preliminary Prospectus and required under the pooling and servicing agreement; (b) reviewing (i) all reports by the special servicer made available to privileged persons on the certificate administrator’s website that are relevant to the operating advisor’s obligations under the pooling and servicing agreement and (ii) each asset status report (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and final asset status report; (c) recalculating and reviewing for accuracy and consistency with the pooling and servicing agreement the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with Appraisal Reduction Amounts and Collateral Deficiency Amounts and net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a specially serviced loan; and (d) preparing an annual report (if any mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan was a specially serviced loan at any time during the prior calendar year if an Operating Advisor Consultation Event occurred during the prior calendar year) that sets forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the servicing standard with respect to its performance of its duties under the pooling and servicing agreement with respect to specially serviced loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, also with respect to major decisions on non-specially serviced loans) during the prior calendar year on an “trust-level basis”. The operating advisor will identify (1) which, if any, standards the operating advisor believes, in its sole discretion exercised in good faith, the special servicer has failed to comply and (2) any material deviations from the special servicer’s obligations under the pooling and servicing agreement with respect to the resolution or liquidation of any specially serviced loan or REO property (other than with

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Operating Advisor (continued):

respect to any REO property related to any non-serviced mortgage loan) provided, however, that in the event the special servicer is replaced, the operating advisor annual report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such operating advisor annual report. In preparing any operating advisor annual report, the operating advisor will not be required to report on instances of noncompliance with, or deviations from, the servicing standard or the special servicer’s obligations under the pooling and servicing agreement that the operating advisor determines, in its sole discretion exercised in good faith, to be immaterial.

With respect to each mortgage loan (other than any non-serviced mortgage loan) or serviced whole loan, after the operating advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the operating advisor will be required to perform the following additional duties:

●    to consult (on a non-binding basis) with the special servicer in respect of asset status reports; and

●    to consult (on a non-binding basis) with the special servicer to the extent it has received a major decision reporting package (telephonically or electronically) with respect to Major Decisions processed by the special servicer.

In addition, if at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, and (2) the replacement of the special servicer would be in the best interest of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer and will submit its formal recommendation to the trustee and the certificate administrator, with a copy to the special servicer (along with relevant information justifying its recommendation) (provided that the operating advisor will not be permitted to recommend the replacement of the special servicer for any whole loan so long as the holder of the related companion loan is the Directing Holder under the related Intercreditor Agreement) and recommending a suggested replacement special servicer.

The operating advisor’s recommendation to replace the special servicer must be confirmed within 180 days of the report being posted to the certificate administrator’s website by an affirmative vote of holders of certificates evidencing at least a majority of a quorum of certificateholders (which, for this purpose, is the holders of certificates that (i) evidence at least 20% of the voting rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective certificate balances) of all principal balance certificates on an aggregate basis, and (ii) consist of at least three certificateholders or certificate owners that are not affiliated with each other). In the event the holders of principal balance certificates evidencing at least a majority of a quorum of certificateholders elect to remove and replace the special servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the operating advisor’s recommendation to replace the special servicer to the certificate administrator’s website), the certificate administrator will be required to receive a rating agency confirmation from each of the rating agencies at that time, and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related serviced pari passu companion loan securities.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Operating Advisor (continued):

An “Operating Advisor Consultation Event” will occur when (i) the HRR Certificates have an aggregate certificate balance (as notionally reduced by any Appraisal Reduction Amounts allocable to any class of the HRR certificates) is 25% or less of the initial aggregate certificate balance of the HRR Certificates, or (ii) a Control Termination Event is continuing.

The operating advisor will generally have no rights or obligations with respect to any non-serviced whole loan.

Asset Representations Reviewer:	The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. An asset review will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period are delinquent loans or (2) at least 15 mortgage loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period.
Replacement of the Asset Representations Reviewer:	The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any cumulative appraisal reduction amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all certificateholders and the asset representations reviewer of such request. Upon the written direction of certificateholders evidencing at least 75% of a certificateholder quorum (without regard to the application of any cumulative appraisal reduction amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the pooling and servicing agreement, and the proposed successor asset representations reviewer will be appointed.
Dispute Resolution Provisions:

Each mortgage loan seller will be subject to the dispute resolution provisions set forth in the pooling and servicing agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a repurchase request is not “Resolved” (as defined below) within 180 days after the related mortgage loan seller receives such repurchase request, then the enforcing servicer will be required to send a notice to the “initial requesting certificateholder” (if any) and to the certificate administrator who will make such notice available to all other certificateholders and certificate owners indicating the enforcing servicer’s intended course of action with respect to the repurchase request. Such notice will notify all certificateholders and certificate owners that in the event any certificateholder disagrees with the enforcing servicer’s intended course of action, the enforcing servicer will be required to follow the course of action agreed to and/or proposed by the majority of the responding

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dispute Resolution Provisions (continued):

certificateholders that involves referring the matter to mediation or arbitration, as the case may be. If (a) the enforcing servicer’s intended course of action with respect to the repurchase request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the repurchase request and the initial requesting certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the repurchase request but the initial requesting certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the initial requesting certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a repurchase request, (i) that related material defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has paid a loss of value payment, (v) a contractually binding agreement is entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the pooling and servicing agreement.

Deal Website:

The Certificate Administrator will maintain a deal website including, but not limited to:

–    all special notices delivered

–    summaries of final asset status reports

–    all appraisals in connection with appraisal reduction amounts plus any subsequent appraisal updates

–    an “Investor Q&A Forum” and a voluntary investor registry

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — 3 Columbus Circle

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — 3 Columbus Circle

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — 3 Columbus Circle

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — 3 Columbus Circle

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — 3 Columbus Circle

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Column	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$50,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$50,000,000	Property Type - Subtype:	Office – CBD
% of Pool by IPB:	6.3%	Net Rentable Area (SF):	753,713
Credit Assessment (Moody’s/Fitch/DBRS)(2):	Baa1 / BBB- / BBB(high)	Location:	New York, NY
Loan Purpose:	Refinance	Year Built / Renovated:	1927 / 2010 - 2013
Borrowers:	Various	Occupancy:	97.2%
Sponsor:	Joseph Moinian	Occupancy Date:	1/1/2019
Interest Rate:	3.9140%	Number of Tenants:	40
Note Date:	3/12/2019	2016 NOI:	$35,192,550
Maturity Date:	3/11/2029	2017 NOI:	$34,698,749
Interest-only Period:	120 months	2018 NOI(5):	$40,091,035
Original Term:	120 months	TTM NOI:	N/A
Original Amortization:	None	UW Economic Occupancy:	97.9%
Amortization Type:	Interest Only	UW Revenues:	$79,416,007
Call Protection(3):	L(27), Def(88), O(5)	UW Expenses:	$18,918,555
Lockbox(4):	Hard	UW NOI(5):	$60,497,452
Additional Debt(1):	Yes	UW NCF:	$56,594,080
Additional Debt Balance(1):	$440,000,000 / $105,000,000	Appraised Value / PSF:	$1,080,000,000 / $1,433
Additional Debt Type(1):	Pari Passu / Subordinate	Appraisal Date:	1/1/2019
Additional Future Debt Permitted:	No

Escrows and Reserves(6)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan PSF:	$650
Taxes:	$0	Springing	N/A	Maturity Date Loan PSF:	$650
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	45.4%
Replacement Reserves:	$0	Springing	$1,000,000	Maturity Date LTV:	45.4%
Rollover Reserve:	$0	Springing	$5,000,000	UW NOI / UW NCF DSCR:	3.11x / 2.91x
TI/LC:	$1,820,891	$0	N/A	UW NOI / UW NCF Debt Yield:	12.3% / 11.5%
Free Rent:	$847,794	$0	N/A
Young & Rubicam:	$0	Springing	$40,000,000

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
A Notes:	$490,000,000	80.5%	Refinance Existing Debt(7):	$371,671,992	61.1%
B Notes:	105,000,000	17.2	Young & Rubicam Condo Purchase(8):	215,600,000	35.4
Sponsor Equity:	13,763,711	2.3	Closing Costs:	18,823,034	3.1
			Upfront Reserves:	2,668,685	0.4
Total Sources:	$608,763,711	100.0%	Total Uses:	$608,763,711	100.0%

(1)	The 3 Columbus Circle loan is part of a larger split whole loan evidenced by 15 senior pari passu notes (collectively, the “A Notes”), with an aggregate Cut-off Date balance of $490.0 million and two subordinate notes, with an aggregate Cut-off Date balance of $105.0 million (collectively, the “B Notes”, and together with the A Notes, collectively, the “Whole Loan”). The Whole Loan has an aggregate Cut-off Date balance of $595.0 million. The Whole Loan was originated by JPMorgan Chase Bank, National Association and Note A-1-5 was subsequently acquired by Column. The financial information presented in the chart above and herein reflects the balance of the A Notes.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — 3 Columbus Circle

(2)	Moody’s, Fitch and DBRS have each confirmed that the loan has, in the context of its inclusion in the Initial Pool Balance, credit characteristics consistent with an investment grade obligation.

(3)	The Whole Loan can be defeased at any time after the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) April 11, 2022.

(4)	For a more detailed description of Lockbox, please refer to “Lockbox / Cash Management” below.

(5)	The increase in UW NOI from 2018 NOI is primarily attributable to (i) an additional 214,372 SF lease executed with Young & Rubicam, Inc. (“Young & Rubicam”) on floors three through eight, accounting for approximately $16.3 million in underwritten base rent and (ii) rent steps through January 2020 and average rent for investment grade tenants.

(6)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(7)	Includes approximately $21.7 million in defeasance costs. The most recent prior financing of the property was securitized in CGCMT 2015-GC29, COMM 2015-CCRE22, COMM 2015-CCRE23 and WFCM 2015-LC20.

(8)	In conjunction with loan closing, Moinian executed a sale-leaseback of floors three through eight to Young & Rubicam. For additional information, see “The Property” below.

The Loan. The 3 Columbus Circle Whole Loan is a first mortgage loan secured by the borrowers’ fee simple interest in 21 office condominium units, which together constitute a 753,713 SF Class A office building located on Broadway between West 57th and 58th Streets in New York, New York. The Whole Loan has a 10-year term and is interest-only for the entire term. The Whole Loan is comprised of 15 senior pari passu notes with an aggregate Cut-off Date balance of $490.0 million and two subordinate notes with an aggregate Cut-off Date balance of $105.0 million.

Note A-1-5 is being contributed to the CSAIL 2019-C16 Commercial Mortgage Trust. The Whole Loan is being serviced pursuant to the BMARK 2019-B10 pooling and servicing agreement. Under the related co-lender agreement, the “Controlling Noteholder” will be the holder of Note B-1, unless and until a control appraisal event (as defined in the co-lender agreement) exists, during which time the Controlling Noteholder will be the holder of Note A-1-1. As the holder of Note B-1 (prior to a 3 Columbus Circle control appraisal event) and of Note A-1-1 (following a 3 Columbus Circle control appraisal event), the trustee of the BMARK 2019-B10 Commercial Mortgage Trust will at all times be entitled to exercise all of the rights of the Controlling Noteholder with respect to the Whole Loan; however, the holders of the remaining notes, including Note A-1-5, are entitled, under certain circumstances, to consult with respect to certain major decisions. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loan—The 3 Columbus Circle Whole Loan” in the Preliminary Prospectus.

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece (Y/N)
Note A-1-1, A-2-1	$75,000,000	$75,000,000	BMARK 2019-B10	N(5)
Note A-1-2-A	50,000,000	50,000,000	JPMCC 2019-COR5(2)	N
Note A-2-2, A-2-3	50,000,000	50,000,000	CF 2019-CF1	N
Note A-1-3, A-2-4	100,000,000	100,000,000	BMARK 2019-B11(3)	N
Note A-1-2-B, A-1-4, A-1-6, A-1-7, A-1-8(1)	142,500,000	142,500,000	JPMorgan Chase Bank, National Association	N
Note A-1-5	50,000,000	50,000,000	CSAIL 2019-C16	N
Note A-2-5-A(1)	12,500,000	12,500,000	Deutsche Bank AG, New York Branch	N
Note A-2-5-B	10,000,000	10,000,000	MSC 2019-H6(4)	N
Note B-1, B-2	105,000,000	105,000,000	BMARK 2019-B10	Y(5)
Total:	$595,000,000	$595,000,000

(1)	Notes are expected to be contributed to one or more future securitizations.

(2)	The JPMCC 2019-COR5 transaction is expected to close on June 27, 2019.

(3)	The BMARK 2019-B11 transaction is expected to close on June 11, 2019.

(4)	The MSC 2019-H6 transaction is expected to close on or about June 19, 2019.

(5)	The initial control note is Note B-1. Following a 3 Columbus Circle control appraisal period with respect to Note B-1, then the control note will be the Note A-1-1. See “Description of the Mortgage Pool— The Whole Loans—The Non-Serviced AB Whole Loans—The 3 Columbus Circle Whole Loan” in the Preliminary Prospectus. The Whole Loan is serviced under the BMARK 2019-B10 pooling and servicing agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — 3 Columbus Circle

Total Debt Capital Structure

(1)	Based on the total collateral SF of 753,713.

(2)	Based on an as-is appraised value of $1,080.0 million as of January 1, 2019.

(3)	Based on the UW NOI of $60,497,452.

(4)	Based on the UW NCF of $56,594,080 and the coupon of 3.9140%.

(5)	Implied Equity is based on the as-is appraised value of $1,080.0 million, less total debt of $595.0 million.

The Borrower. The borrowing entities for the Whole Loan are 3 Columbus Circle LLC, 3 Columbus Circle LLC–Series A and 3 Columbus Circle LLC–Series B, each a single purpose entity and Delaware limited liability company (collectively, the “Borrower”). The borrowing entities are 100.0% owned by The Moinian Group. Two of the borrowers, 3 Columbus Circle LLC–Series A and 3 Columbus Circle LLC–Series B, each as a series of 3 Columbus Circle LLC own the property as tenants-in-common. For additional information, please see “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common; Crowd Funding; Diversified Ownership” in the Preliminary Prospectus.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Joseph Moinian, the key principal of The Moinian Group (“Moinian”). Founded in 1982, Moinian is a private real estate acquisition, ownership, development and management company. Moinian has acquired commercial properties throughout the country, focusing on major cities such as New York, Chicago, Dallas and Los Angeles. Moinian develops, owns and operates properties across every asset category, including office, hotel, retail, condos and rental apartments. Notable New York City investments include the Oskar, The Sky, 17 Battery North & South and 535-545 Fifth Avenue, with a portfolio of more than 20.0 million SF. See “Description of the Mortgage Pool–Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The Property. The property is a 753,713 SF Class A office building located in the Midtown neighborhood of Manhattan, New York. The property is a 26-story building situated on approximately 0.74 acres, in the Midtown West office submarket on Columbus Circle. The property was originally constructed in 1927 and underwent a 22-story expansion by Shreve, Lamb and Harmon, the architectural firm behind the Empire State Building. From 2010 to 2013, the property underwent an approximately $82.5 million building-wide renovation. The property consists of 679,012 SF of office space with 74,701 SF of retail. The property has earned Energy Star designation and LEED Silver certification.

As of January 1, 2019, the property was 97.2% leased to a diversified roster of 40 tenants, including a mix of 32 office tenants, five telecom tenants and three investment grade retail tenants. Approximately 67.3% and 72.7% of NRA and underwritten base rent, respectively, are attributable to investment grade tenants. The property’s ten largest tenants occupy approximately 610,518 SF (81.0% of NRA) and have a weighted average remaining lease term of approximately 13.1 years.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — 3 Columbus Circle

The largest tenant at the property, Young & Rubicam, leases 375,236 SF (49.8% of the NRA) through August 2033 with two ten-year renewal options. Young & Rubicam, a subsidiary of WPP (LSE: WPP) is rated BBB+/BBB by Fitch & S&P, respectively. Young & Rubicam is a marketing and communications company specializing in advertising, digital and social media, sales promotion, direct marketing and brand identity consulting. Young & Rubicam’s clients include a variety of companies including Campbell’s Soup Company, Colgate-Palmolive, Virgin Atlantic, Revlon, LG and Land Rover. Founded in 1923 and headquartered at the property, Young & Rubicam has 189 offices in 93 countries. WPP is a global company providing communications, experience, commerce and technology services worldwide. As of 2018, WPP reported £15.6 billion in revenue. Young & Rubicam has occupied the property since 2012.

The second largest tenant at the property, Emerge 212 3CC LLC (“Emerge 212”), leases 57,359 SF (7.6% of the NRA) through November 2027. Emerge 212, a subsidiary of SL Green Realty Corp. (“SL Green”) (NYSE: SLG) is rated Baa3/BBB/BBB- by Moody’s, Fitch and S&P, respectively. Emerge 212 was founded in 1999 and is an operator of full-service office suites. The company provides fully-furnished, privately leased, flexible office space, providing tenants the ability to grow and contract along with business needs. In addition to office space, tenants receive full-service amenities such as cafe areas, charging stations, conference rooms and event space. Emerge 212 is located exclusively in New York with locations at 3 Columbus Circle, 125 Park Avenue and 1185 Avenue of the Americas. SL Green is a self-managed real estate investment trust and a commercial landlord in New York City. As of 2018, SL Green reported $1.8 billion in combined revenues and $16.9 billion in assets. Emerge 212 has been a tenant at the property since 2013 and currently occupies floors 15 and 16 through November 2027 and licenses its space as shared workspace.

The third largest tenant at the property, Nordstrom, leases 46,991 SF (6.2% of the NRA) on the lower level, ground floor and second floor through October 2039 with two ten-year renewal options. Nordstrom (NYSE: JWN) is rated Baa1/BBB+/BBB+ by Moody’s, Fitch and S&P, respectively. Nordstrom is one of the nation’s largest upscale apparel and shoe retailers serving customers through multiple retail channels, discount stores, boutiques, catalogs and the Internet. The store at the property serves as Nordstrom’s first men’s store and its first store in Manhattan. Nordstrom is expected to open its flagship women’s store across the street at Central Park Tower in fall 2019. In addition to its online business, which reaches 96 countries, Nordstrom operates 379 U.S. stores in 40 states as well as six cities in Canada. As of the fiscal year ended February 2, 2019, Nordstrom reported $15.5 billion in net sales and approximately $7.9 billion in total assets. Nordstrom has occupied the largest retail space at the property since 2017.

Moinian acquired the property in 2004 for approximately $250 million. In 2011, when the building was 33.3% occupied, Moinian sold a 48.9% interest in the building to SL Green, and together the companies began an extensive multi-year redevelopment plan to reposition the building to a Class A asset. In 2012, while the redevelopment was underway, a 214,372 SF condominium interest which covers floors three to eight was sold to Young & Rubicam for approximately $143.6 million. Renovations were completed in 2013 and the property was leased up to 97.2% as of January 1, 2019. In 2018, Moinian repurchased SL Green’s interest in the property, and in conjunction with the closing of the Whole Loan, Moinian repurchased Young & Rubicam’s condominium interest, for approximately $215.6 million. In conjunction with the repurchase of the Young & Rubicam condominium interest, a new lease to Young & Rubicam was simultaneously executed for the space with an initial base rent set at $76.00 PSF and a lease expiration coterminous with Young & Rubicam’s existing lease for floors 9, 10, 11, 18 and 19 in August 2033.

The property is located in the Midtown West office submarket, proximate to other prominent buildings on Columbus Circle including the Time Warner Center and the Museum of Arts and Design. Nordstrom’s women’s store is expected to open in 2019 across the street at Central Park Tower. The Columbus Circle neighborhood benefits from nearby attractions including Central Park, Rockefeller Center, Radio City Music Hall, Lincoln Center for the Performing Arts and the Museum of Modern Art. In particular, the property benefits from its location on Broadway, which is a major artery connecting the southern tip of Manhattan to Upper Manhattan. The property’s frontage along Broadway, 8th Avenue, West 57th Street and West 58th Street provides its retail tenants with access to the pedestrian traffic in the area. The property is accessible by public transportation with three subway lines within one block, New York Penn Station within 1.3 miles and LaGuardia Airport within 9.9 miles.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — 3 Columbus Circle

The Market. The property is located in the CBD of Manhattan, New York in the Midtown West submarket within the greater Midtown office market. The Midtown West Side submarket contains approximately 31.0 million SF of office inventory and is bordered by 72nd Street to the north, 42nd Street to the south, Seventh Avenue to the east and the Hudson River to the west. New York City’s largest employers include a diverse group of multinational corporations representing a variety of industries including healthcare, financial services, retail and education. Forty-eight of the nation’s Fortune 500 corporations are headquartered in New York City including Verizon, J.P. Morgan Chase, Citigroup, IBM, MetLife, PepsiCo, American International Group, Morgan Stanley, New York Life Insurance, Goldman Sachs Group, TIAA, American Express and Time Warner.

As of the fourth quarter of 2018, the greater Midtown Class A office market consisted of approximately 181.1 million SF of office space with an overall market vacancy of 9.3% and average asking rents of approximately $75.03 PSF. The Midtown West Side Class A submarket totaled approximately 24.5 million SF with average vacancy of 6.9% and average market asking rents of $76.87 PSF. The overall Midtown office market achieved 23.7 million SF in leasing activity in 2018 with overall and direct absorption levels, totaling 7.3 million SF and 8.1 million SF, respectively.

The appraisal identified seven directly competitive Class A office rent comparables in the Midtown West Side submarket with comparable buildings built between 1950 and 2009 and ranging in size from 242,505 SF to 790,000 SF. Direct asking rents at the comparable properties ranged between $65.00 and $108.00 PSF with a weighted average of approximately $82.47 PSF. The property’s in-place weighted average office rent is $72.18 PSF.

Historical and Current Occupancy

2016(1)	2017(1)	2018(1)	Current(2)
98.4%	91.9%	98.0%	97.2%

(1)	Source: Historical Occupancy is provided by the sponsor. Occupancies are as of December 31 of each respective year.

(2)	Based on the January 1, 2019 rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — 3 Columbus Circle

Top Ten Tenant Summary(1)

Tenant	Ratings Moody’s/Fitch/S&P(2)	NRA (SF)	% of Total NRA	UW Base Rent PSF(3)	% of Total UW Base Rents	Lease Expiration Date
Young & Rubicam(4)	NR / BBB+ / BBB	375,236	49.8%	$72.06	39.9%	8/31/2033
Emerge 212 3CC LLC	Baa3 / BBB / BBB-	57,359	7.6	$55.00	4.7	11/30/2027
Nordstrom(5)	Baa1 / BBB+ / BBB+	46,991	6.2	$282.15	19.6	10/31/2039
Jazz at Lincoln Center, Inc.	NR / NR / NR	30,653	4.1	$52.00	2.4	4/30/2028
Josephson(6)	NR / NR / NR	22,742	3.0	$100.00	3.4	12/31/2032
Versace USA, Inc.	NR / BBB- / BBB-	21,342	2.8	$75.00	2.4	7/31/2025
CVS Caremark Pharmacy	Baa2 / NR / BBB	21,159	2.8	$193.20	6.0	7/31/2028
Trustees of Columbia(7)	NR / NR / NR	14,162	1.9	$77.77	1.6	8/31/2025
Cohen and Company LLC	NR / NR / NR	11,166	1.5	$83.00	1.4	2/28/2029
Laura & John Arnold(8)	NR / NR / NR	9,708	1.3	$56.00	0.8	7/31/2025
Total:		610,518	81.0%	$91.04	82.0%

(1)	Based on the underwritten rent roll dated January 1, 2019.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)	UW Base Rent PSF includes rent steps through January 2020 and average rent over the loan term for investment grade tenants, including Young & Rubicam, Emerge 212, Nordstrom, CVS Caremark Pharmacy, Chase Bank and AT&T Corp.

(4)	Young & Rubicam leases 375,236 SF, of which (i) 214,372 SF is leased for $76.00 PSF, (ii) 124,760 SF is leased for $68.60 PSF, (iii) 34,634 SF is leased for $62.00 PSF and (iv) 1,300 SF is leased for $32.50 PSF.

(5)	Nordstrom leases 46,991 SF, of which (i) 43,018 SF is leased for $241.25 PSF and (ii) 3,973 SF is leased for $725.00 PSF.

(6)	Josephson is an affiliate of the Borrower and its leased space serves as headquarters for affiliates of the Borrower.

(7)	Trustees of Columbia leases 14,162 SF, of which (i) 6,031 SF is leased for $76.53 PSF, (ii) 5,020 SF is leased for $78.79 PSF and (iii) 3,111 SF is leased for $78.51 PSF.

(8)	Laura & John Arnold has the right to cancel its lease at the end of any month occurring between the 5th anniversary of the rent commencement date and the 8th anniversary of the rent commencement date, with nine months’ prior notice and the payment of a termination fee (as defined in the lease agreement).

Lease Rollover Schedule(1)(2)

Year	Number of Leases Expiring	NRA Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative NRA Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
MTM	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2019	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2020	5	18,655	2.5	1,463,746	2.2	18,655	2.5%	$1,463,746	2.2%
2021	5	19,013	2.5	1,584,749	2.3	37,668	5.0%	$3,048,495	4.5%
2022	3	7,861	1.0	686,928	1.0	45,529	6.0%	$3,735,423	5.5%
2023	5	18,327	2.4	1,483,170	2.2	63,856	8.5%	$5,218,593	7.7%
2024	3	14,518	1.9	1,201,163	1.8	78,374	10.4%	$6,419,756	9.5%
2025	6	60,820	8.1	4,494,341	6.6	139,194	18.5%	$10,914,097	16.1%
2026	1	6,190	0.8	520,827	0.8	145,384	19.3%	$11,434,923	16.9%
2027	1	57,359	7.6	3,154,745	4.7	202,743	26.9%	$14,589,668	21.5%
2028	3	57,235	7.6	6,142,196	9.1	259,978	34.5%	$20,731,865	30.6%
2029 & Beyond(3)	13	472,404	62.7	47,012,117	69.4	732,382	97.2%	$67,743,982	100.0%
Vacant	NAP	21,331	2.8	NAP	NAP	753,713	100.0%	NAP	NAP
Total	45	753,713	100.0%	$67,743,982	100.0%

(1)	Based on the underwritten rent roll dated January 1, 2019.

(2)	Certain tenants have more than one lease. Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date.

(3)	2029 and & Beyond is inclusive of a management office that has no underwritten rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — 3 Columbus Circle

Operating History and Underwritten Net Cash Flow

	2015	2016	2017	2018	Underwritten	PSF	%(1)
Base Rent	$35,696,175	$41,873,116	$43,763,738	$48,360,889	$67,743,982(2)	$89.88	83.6%
Straight Line Rent(3)	0	0	0	0	4,169,665	$5.53	5.1%
Vacant Income	0	0	0	0	1,977,018	$2.62	2.4%
Gross Potential Rent	$35,696,175	$41,873,116	$43,763,738	$48,360,889	$73,890,665	$98.04	91.2%
Reimbursements / Other Income	3,840,772	2,954,447	3,436,707	4,969,121	7,102,216	$9.42	8.8%
Net Rental Income	$39,536,947	$44,827,563	$47,200,445	$53,330,010	$80,992,881	$107.46	100.0%
(Vacancy/Collection Loss)	0	0	0	0	(1,587,003)	($2.11)	(2.0%)
Other Income	4,797,805	5,333,639	3,752,429	3,994,225	10,130	$0.01	0.0%
Effective Gross Income	$44,334,752	$50,161,202	$50,952,874	$57,324,235	$79,416,007	$105.37	100.0%
Total Fixed Expenses	7,341,633	7,763,377	8,781,856	9,797,054	10,509,084	$13.94	13.2%
Total Operating Expenses	7,370,199	7,205,275	7,472,268	7,436,146	8,409,471	$11.16	10.6%
Net Operating Income(4)	$29,622,920	$35,192,550	$34,698,749	$40,091,035	$60,497,452	$80.27	76.2%
Total TI/LC, Capex/RR	0	0	0	0	3,903,373	$5.18	4.9%
Net Cash Flow	$29,622,920	$35,192,550	$34,698,749	$40,091,035	$56,594,080	$75.09	71.3%

(1)	% represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the reminder of fields.

(2)	UW Base Rent is inclusive of rent steps through January 2020 and straight line rent for investment grade tenants over the loan term, accounting for approximately $4.2 million in Underwritten Base Rent. Historic base rent does not include rent from Young & Rubicam.

(3)	Represents average rent for investment grade tenants over the loan term.

(4)	The increase in Underwritten NOI from Most Recent NOI is primarily attributable to (i) an additional 214,372 SF lease executed with Young & Rubicam on floors three through eight, accounting for approximately $16.3 million in underwritten base rent and (ii) rent steps through January 2020 and average rent for investment grade tenants. In total, leases executed since January 2018 represent annual rental income of approximately $21.6 million.

Property Management. The property is managed by Columbus Property Management LLC, an affiliate of the Borrower.

Escrows and Reserves. At origination, the Borrower deposited into escrow (i) $1,820,891 into a tenant improvements and leasing commission reserve in connection with three leases and (ii) $847,794 into a free rent reserve in connection with four leases.

Tax Reserve - The Borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the estimated annual real estate taxes. In the event the Borrower provides evidence reasonably satisfactory to the lender that all taxes and other charges have been paid prior to the related due date and there is no event of default continuing, the requirement for monthly deposits into the tax reserve will be waived.

Insurance Reserve - The Borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of estimated insurance premiums. In the event the Borrower obtains and maintains a blanket insurance policy acceptable to the lender and there is no event of default continuing, the requirement for monthly deposits into the insurance reserve will be waived.

Replacement Reserve - During the continuance of a Cash Sweep Event (as defined below), the Borrower is required to deposit into a replacement reserve on a monthly basis, an amount equal to $12,500 for replacement reserves (approximately $0.20 PSF annually), subject to a cap of $1,000,000 (approximately $1.33 PSF).

TI/LC Reserve - During the continuance of a Cash Sweep Event, the Borrower is required to deposit into a TI/LC reserve on a monthly basis, an amount equal to $62,900 for tenant improvement and leasing commission obligations (approximately $1.00 PSF annually), subject to a cap of $5,000,000 (approximately $6.63 PSF).

Young & Rubicam Reserve - During the continuance of a Cash Sweep Event caused by a Tenant Trigger (as defined below), the Borrower is required to deposit into a Young & Rubicam reserve an amount equal to all excess cash flow in the cash management account to cover expenses anticipated to be incurred in connection with re-leasing the Young & Rubicam space, subject to a cap of $40,000,000 (approximately $106.60 PSF of Young & Rubicam space).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 1 — 3 Columbus Circle

Lockbox / Cash Management. The Whole Loan is structured with a hard lockbox and in place cash management. The Borrower was required at origination to deliver tenant direction letters instructing all tenants to deposit rents into a lockbox account controlled by the lender. All funds in the lockbox account are required to be swept each business day into a cash management account controlled by the lender and disbursed on each payment date in accordance with the loan documents. All funds on deposit in the cash management account following the occurrence and during the continuance of a Cash Sweep Event caused only by a Tenant Trigger, following payment of debt service, required reserves and operating expenses are required to be deposited into the Young & Rubicam reserve or, to the extent the Cash Sweep Event is caused by a DSCR Trigger Event (as defined below), into the excess cash flow reserve, and in each case to be held and disbursed in accordance with the terms of the loan documents. During the continuance of an event of default, the lender may apply such funds in such order and priority as the lender determines. The lender has been granted a first priority security interest in the cash management account.

A “Cash Sweep Event” means the occurrence and continuation of (i) an event of default under the loan documents, (ii) any bankruptcy action of the Borrower or property manager, (iii) a DSCR Trigger Event (as defined below) or (iv) a Tenant Trigger.

A “DSCR Trigger Event” means the DSCR on the Whole Loan based on the trailing three-month period immediately preceding the date of determination is less than 1.30x.

A “Tenant Trigger” means either (i) a bankruptcy or certain insolvency actions of Young & Rubicam or its parent company (a “Tenant BK Trigger”) or (ii) if Young & Rubicam vacates, abandons or “goes dark” in 85% or more of its leased space (and no sub-tenant is then in occupancy of any of the space) (a “Tenant Vacancy Trigger”).

Additional Debt. In addition to the A Notes, the property is also security for the B Notes with an aggregate Cut-off Date balance of $105.0 million. The B Notes are coterminous with the A Notes and require interest-only payments at a rate of 3.9140% per annum through maturity. The Cut-off Date Loan / SF, Cut-off Date LTV, UW NOI DSCR, UW NCF DSCR, UW NOI Debt Yield and UW NCF Debt Yield based on the entire Whole Loan are $789, 55.1%, 2.56x, 2.40x, 10.2%, and 9.5% respectively. See “Description of the Mortgage Pool–The Whole Loans–The Non-Serviced AB Whole Loans—The 3 Columbus Circle Whole Loan” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — GNL Industrial Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — GNL Industrial Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — GNL Industrial Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Column	Single Asset / Portfolio:	Portfolio of 16 Assets
Original Principal Balance(1):	$48,750,000	Title:	Various
Cut-off Date Principal Balance(1):	$48,750,000	Property Type - Subtype:	Industrial – Various
% of Pool by IPB:	6.2%	Net Rentable Area (SF):	2,443,208
Loan Purpose:	Recapitalization	Location:	Various
Borrowers:	Various	Year Built / Renovated:	Various
Sponsor:	Global Net Lease Operating Partnership, L.P.	Occupancy:	100.0%
Interest Rate:	4.4890%	Occupancy Date:	3/31/2019
Note Date:	4/12/2019	Number of Tenants:	16
Maturity Date:	5/6/2029	2016 NOI(3):	$5,140,849
Interest-only Period:	120 months	2017 NOI(3):	$5,080,862
Original Term:	120 months	2018 NOI(3)(4):	$7,699,119
Original Amortization:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$13,786,508
Call Protection:	YM1(116), O(4)	UW Expenses:	$4,190,341
Lockbox(2):	Hard	UW NOI(4):	$9,596,167
Additional Debt(1):	Yes	UW NCF:	$8,808,266
Additional Debt Balance(1):	$48,750,000	Appraised Value / PSF:	$150,090,000 / $61
Additional Debt Type(1):	Pari Passu	Appraisal Date(5):	Various
Additional Future Debt Permitted:	No

Escrows and Reserves(6)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan PSF:	$40
Taxes:	$0	Springing	N/A	Maturity Date Loan PSF:	$40
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	65.0%
Replacement Reserves:	$0	Springing	$2,443,208	Maturity Date LTV:	65.0%
TI/LC:	$0	Springing	$6,108,020	UW NOI / UW NCF DSCR:	2.16x / 1.98x
Ground Sublease:	$0	Springing	N/A	UW NOI / UW NCF Debt Yield:	9.8% / 9.0%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$97,500,000	100.0%	Corporate Debt Repayment:	$90,197,578	92.5%
			Return of Equity(7):	4,961,235	5.1
			Closing Costs:	2,341,187	2.4
Total Sources:	$97,500,000	100.0%	Total Uses:	$97,500,000	100.0%

(1)	The GNL Industrial Portfolio loan is part of a larger split whole loan evidenced by two pari passu senior notes with an aggregate Cut-off Date balance of $97.5 million (the “Whole Loan”) co-originated by Column and SGFC. The financial information presented above and herein reflects the balance of the Whole Loan.

(2)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.

(3)	The Rubbermaid – Akron, Bush Industries – Jamestown, Chemours – Pass Christian, FedEx Freight – Greenville and FedEx Freight – Blackfoot properties were acquired in 2018. As such, these properties were excluded from 2016 NOI and 2017 NOI and partial year operating financials were provided for 2018 NOI.

(4)	The increase in UW NOI from 2018 NOI is primarily attributed to (i) the Rubbermaid – Akron, Bush Industries – Jamestown, Chemours – Pass Christian, FedEx Freight – Greenville and FedEx Freight – Blackfoot properties being acquired in 2018 and reflecting partial year financials, (ii) contractual rent steps through March 2020 in the amount of $64,016 and (iii) straight-line rent for investment grade tenants Rubbermaid Industrial and FedEx Corporation in the amount of $60,450.

(5)	Appraisal Dates for the properties range from January 16, 2019 to January 23, 2019.

(6)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(7)	The sponsor has a total cost basis of approximately $150.6 million and will have approximately $49.3 million of remaining cash equity following the recapitalization of the GNL Industrial Portfolio properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — GNL Industrial Portfolio

The Loan. The GNL Industrial Portfolio Whole Loan is a $97.5 million first mortgage loan secured by the fee simple (15 properties) and leasehold (one property) interests in 16 industrial properties located in 12 states. The Whole Loan has a 10-year term and is interest-only for the term of the loan.

The Whole Loan is evidenced by two pari passu notes. The controlling Note A-1 is being contributed to the CSAIL 2019-C16 Commercial Mortgage Trust. The Whole Loan is expected to be serviced under the CSAIL 2019-C16 pooling and servicing agreement. As the holder of Note A-1 (the “Controlling Noteholder”), the trustee of the CSAIL 2019-C16 Commercial Mortgage Trust will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, to consult with respect to major decisions. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece (Y/N)
Note A-1	$48,750,000	$48,750,000	CSAIL 2019-C16	Y
Note A-2	48,750,000	48,750,000	BBCMS 2019-C3(1)	N
Total	$97,500,000	$97,500,000

(1)	The BBCMS 2019-C3 transaction is expected to close on June 11, 2019.

The Borrowers. The borrowing entities for the Whole Loan are ARC CWARANE001, LLC, ARC CWGRDMI001, LLC, ARC CWRVTIL001, LLC, ARC CWSALKS001, LLC, ARC CWUVLOH001, LLC, ARC CWVININ001, LLC, ARC CWWPKMN001, LLC, ARC DINCNOH001, LLC, ARC FESANTX001, LLC, ARC MSELGIL001, LLC, ARC WWHWCMI001, LLC, ARG BIJTNNY001, LLC, ARG CMPCRMS001, LLC, ARG FEBLCID001, LLC, ARG FEGRNNC001, LLC and ARG RMAKROH001, LLC, each a Delaware limited liability company and special purpose entity with two independent directors (collectively, the “Borrower”). Legal counsel to the Borrower delivered a non-consolidation opinion in connection with the origination of the Whole Loan.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Global Net Lease Operating Partnership, L.P., a Delaware limited partnership and the business operations entity of Global Net Lease, Inc. (NYSE: GNL) (“GNL”). Founded in 2011, GNL is a publicly traded real estate investment trust focused on acquiring a diversified global portfolio of commercial properties, with an emphasis on sale-leaseback transactions involving single tenant, mission critical, income producing net-lease assets across the United States and western and northern Europe. As of December 31, 2018, GNL owned a portfolio of 342 properties totaling approximately 27.5 million SF, which were 99.2% leased, with a weighted-average remaining lease term of 8.3 years. GNL is an affiliate of AR Global Investments, LLC, which has raised and invested over $30.0 billion in capital, served over 150,000 shareholders and grown to one of the largest external managers of direct investment programs in the United States. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.

The Properties. The properties are comprised of 16 single-tenant industrial buildings with an aggregate of 2,443,208 SF. The sponsor acquired the properties in separate transactions between November 2013 and September 2018.

The properties are geographically diverse with properties located in 12 different states and 14 different markets. The five largest states by allocated loan amount are Ohio (22.8%), Texas (17.6%), Michigan (13.2%), New York (12.9%) and Mississippi (11.6%).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — GNL Industrial Portfolio

Portfolio Summary

#	Property Name, State	NRA (SF)	Year Built / Renovated	Property Type	UW NCF	Allocated Whole Loan Amount(1)	% of Allocated Whole Loan Amount	Appraised Value
1	FedEx Ground Package System – San Antonio, TX	168,576	2008, 2012 / NAP	Warehouse / Distribution	$1,461,850	$17,200,000	17.6%	$26,400,000
2	Rubbermaid – Akron, OH	668,592	1953, 1969, 2005 / 2018	Warehouse / Distribution	1,276,531	16,000,000	16.4	21,900,000
3	Bush Industries – Jamestown, NY	456,094	1985, 1986, 1989 / 2007	Manufacturing	1,062,035	12,600,000	12.9	18,300,000
4	Chemours – Pass Christian, MS	300,000	2018 / NAP	Flex	1,047,948	11,300,000	11.6	18,700,000
5	Wolverine – Howard City, MI	468,635	1998 / 2003	Warehouse / Distribution	1,127,117	10,800,000	11.1	15,000,000
6	FedEx Freight – Greenville, NC	29,051	2018 / NAP	Warehouse	643,506	7,500,000	7.7	11,100,000
7	Diebold – North Canton, OH	158,330	2005 / NAP	Manufacturing	653,393	5,300,000	5.4	10,500,000
8	FedEx Freight – Blackfoot, ID	21,574	2017 / NAP	Warehouse / Distribution	376,999	4,500,000	4.6	6,550,000
9	Mapes & Sprowl Steel – Elk Grove Village, IL	60,798	1980 / NAP	Manufacturing	388,566	3,500,000	3.6	8,200,000
10	XPO Logistics – Grand Rapids, MI	28,070	2003 / NAP	Flex	167,331	2,100,000	2.2	3,200,000
11	XPO Logistics – Aurora, NE	15,700	2004 / 2013	Flex	143,110	1,600,000	1.6	2,470,000
12	XPO Logistics – Salina, KS	15,029	2002 / NAP	Flex	164,986	1,600,000	1.6	2,300,000
13	XPO Logistics – Riverton, IL	14,881	1989 / 2009	Flex	80,735	1,000,000	1.0	1,600,000
14	XPO Logistics – Waite Park, MN	14,160	2001 / NAP	Warehouse / Distribution	68,836	1,000,000	1.0	1,530,000
15	XPO Logistics – Uhrichsville, OH	15,068	1991 / 2001	Warehouse / Distribution	83,386	900,000	0.9	1,400,000
16	XPO Logistics – Vincennes, IN	8,650	2001 / NAP	Warehouse / Distribution	61,939	600,000	0.6	940,000
Total/Wtd Avg.:		2,443,208			$8,808,266	$97,500,000	100.0%	$150,090,000

(1)	Based on the Whole Loan.

The Tenants. The portfolio has a diverse mix of national, regional and local retailers with nine different tenants. The property’s tenancy caters to mid-price point customers with national tenants that include FedEx and Rubbermaid. Four tenants, or their parent entities, are investment grade, representing 36.3% of NRA, and 14 tenants are publicly traded, representing 78.8% of NRA.

FedEx Ground Package System, Inc. (“FedEx Ground”) (168,576 SF, 6.9% of NRA, 17.6% of ALA). The FedEx Ground Package System – San Antonio property consists of one single-story industrial building constructed in 2008 and expanded in 2012. The building was built-to-suit and is used by FedEx Ground for package sorting and delivery. The facility has 42 dock-height loading doors, 16 drive-in doors and 30-foot clear-heights with approximately 7.0% of the property NRA utilized as office space. FedEx Ground occupies 6.9% of portfolio NRA through August 2022, with two, five-year renewal options and pays annual rent of $10.43 PSF.

Located on approximately 22.8 acres, the FedEx Ground Package System – San Antonio property is located in the northwestern portion of San Antonio, Texas. The immediately surrounding area predominantly consists of industrial, office and residential uses. Primary access to the area is provided by Loop 410, a two-way, eight-lane major arterial that provides access to all of the San Antonio MSA. Access to the FedEx Ground Package System – San Antonio property from Loop 410 is provided by Culebra Road, a two-way, four-lane primary roadway that runs in an east/west direction. According to a third-party market research report, the FedEx Ground Package System – San Antonio property is located in the San Antonio Industrial market and Northwest submarket. The submarket contains approximately 15.9 million SF of industrial inventory, has an overall vacancy of 5.7% and an average annual rental rate of $9.62 PSF.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — GNL Industrial Portfolio

FedEx Ground is a subsidiary of FedEx Corporation (NYSE: FDX, M/S&P/Baa2/BBB), which provides transportation, e-commerce and business services worldwide. FedEx Corporation was founded in 1971, is headquartered in Memphis, Tennessee, and employed more than 450,000 in 2018. The tenant is a leading North American provider of small package ground delivery services. FedEx Ground provides low-cost, day-certain service to any business address in the U.S. and Canada, as well as residential delivery to 100% of U.S. residences through its FedEx Home Delivery service. FedEx SmartPost is a FedEx Ground service that specializes in the consolidation and delivery of high volumes of low-weight, less time-sensitive business-to-consumer packages primarily using the U.S. Postal Service for final delivery to residences. As of February 28, 2019, FedEx Ground employed over 115,000 employees.

Rubbermaid Incorporated (“Rubbermaid”) (668,592 SF, 27.4% of NRA, 16.4% of ALA). The Rubbermaid – Akron property is a one-story single-tenant industrial building constructed between 1953 and 1969, expanded in 2005 and renovated in 2018. The Rubbermaid – Akron property functions as a distribution facility for Newell Brands’ products, in addition to serving as a storage and distribution center for the Rubbermaid manufacturing facility located directly across Gilchrist Road. The facility has 50 dock-height loading doors and 24-foot clear-heights. Rubbermaid occupies 27.4% of portfolio NRA through January 2029, with two, five-year renewal options with annual rent escalations.

The Rubbermaid – Akron property is located in Akron, Ohio east of the central business district within the Cleveland metropolitan statistical area on two non-contiguous parcels totaling 26.5 acres. Primary highway access to the Rubbermaid – Akron property is provided by Interstate 76, a major arterial, that runs east/west through Akron with access approximately one-mile northwest from the Rubbermaid – Akron property. According to a third-party market research report, the Rubbermaid – Akron property is located in the Cleveland market and Akron Industrial submarket. The submarket contains approximately 98.5 million SF of industrial inventory, has an overall vacancy of 2.8% and an average annual rental rate of $4.83 PSF.

Rubbermaid is a subsidiary company of Newell Brands Inc. (NYSE: NWL, M/S&P/F: Baa3/BBB-/BB+). Newell Brands Inc. designs, manufactures, sources and distributes consumer and commercial products worldwide. Newell Brands Inc. sells its products in approximately 200 countries around the world and has operations in approximately 100 countries as of December 31, 2018. Rubbermaid designs and markets a full range of home organization, storage and cleaning products.

Bush Industries, Inc. (“Bush Industries”) (456,094 SF, 18.7% of NRA, 12.9% of ALA). The Bush Industries – Jamestown property is a two-story industrial building constructed in 1985, 1986 and 1989 and expanded in 2007. The building was built-to-suit and serves as the global headquarters of Bush Industries. The facility has 21 dock-height doors, 13 drive in doors, 28-foot clear-heights and rail access with approximately 6.0% of the property NRA utilized as office space. Bush Industries occupies 18.7% of portfolio NRA through September 2038, with four, five-year renewal options with annual rent escalations.

Located on approximately 78.6 acres, the Bush Industries – Jamestown property is located in Jamestown, New York approximately 2.5 miles northeast of the Jamestown central business district. The immediately surrounding area land uses include a mix of industrial uses and vacant land. Primary access to the area is provided by Interstate 86, a major arterial that crosses the southern tier of New York state in an east/west direction, with the nearest onramp to I-86 located 1.6 miles north of the Bush Industries – Jamestown property. According to a third-party market research report, the Bush Industries – Jamestown property is located in the Jamestown Industrial market and 10-Mile Radius submarket. The submarket contains approximately 5.7 million SF of industrial inventory, has an overall vacancy of 7.5% and an average annual rental rate of $3.15 PSF.

Bush Industries is a designer and manufacturer of ready-to-assemble furniture for the home office and home entertainment living spaces. Bush Industries distributes products nationally through furniture retailers, department stores, mass merchandisers, wholesale clubs, catalog showrooms, office furniture dealers, electronics stores and e-commerce. Bush Industries was founded in 1959 and is headquartered in Jamestown, New York, with manufacturing facilities in Jamestown and China.

According to a third-party market research provider, the average population within a 5-mile radius is 73,023 and the average household income within a 5-mile radius is $51,720 (see chart below). The average population and household income are based on all properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — GNL Industrial Portfolio

Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch(2)	# of Locations	NRA (SF)	% of Total NRA(3)	UW Base Rent PSF	% of Total UW Base Rents	Lease Expiration Date
FedEx Ground Package System, Inc.	Baa2 / BBB / NR	1	168,576	6.9%	$10.43	16.2%	8/31/2022
Rubbermaid Incorporated	Baa3 / BBB- / BB+	1	668,592	27.4	$2.38	14.7	1/31/2029
Bush Industries, Inc.	NR / NR / NR	1	456,094	18.7	$3.14	13.2	9/27/2038
Wolverine World Wide, Inc.	Ba1 / BB+ / NR	1	468,635	19.2	$2.89	12.5	1/31/2023
The Chemours Company	Ba2 / BB / NR	1	300,000	12.3	$4.21	11.7	1/31/2028
Diebold Nixdorf Incorporated(4)	Caa2 / B- / NR	1	158,330	6.5	$5.41	7.9	6/30/2025
XPO Logistics, Inc.(4)	Ba3 / BB / NR	7	111,558	4.6	$8.41	8.7	11/30/2023
Mapes & Sprowl Steel, LTD.	NR / NR / NR	1	60,798	2.5	$7.57	4.2	1/9/2030
FedEx Freight Corporation	Baa2 / BBB / NR	2	50,625	2.1	$23.25	10.9	9/6/2032 - 7/31/2033
Total:			2,443,208	100.0%	$4.43	100.0%

(1)	Based on the underwritten rent roll, including rent increases occurring through March 1, 2020.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	% of Total NRA is based on SF including ground leased units.

(4)	Diebold Nixdorf Incorporated has a right to terminate its lease effective December 31, 2021 upon written notice provided by June 30, 2021 and payment of a termination fee of $320,589.26. XPO Logistics, Inc., can terminate its leases at any time and upon 60 days’ written notice during the Lease term by paying the entire base rent for the remainder of the lease term.

Historical and Current Occupancy(1)(2)

2016	2017	2018	Current(3)
100.0%	100.0%	100.0%	100.0%

(1)	Source: Historical Occupancy is provided by the sponsor. Occupancies are as of December 31 of each respective year.

(2)	The Rubbermaid – Akron, Bush Industries – Jamestown, Chemours – Pass Christian, FedEx Freight – Greenville and FedEx Freight – Blackfoot properties were acquired in 2018. As such, these tenants are excluded from occupancy figures for the years prior to the respective acquisition dates.

(3)	Based on the March 2019 underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — GNL Industrial Portfolio

Demographic Summary(1)(2)

#	Property Name, State	1-mile Population	3-mile Population	5-mile Population	1-mile Median Household Income	3-mile Median Household Income	5-mile Median Household Income
1	FedEx Ground Package System – San Antonio, TX	8,970	114,191	353,153	$ 32,338	$41,054	$45,309
2	Rubbermaid – Akron, OH	6,300	54,458	129,056	$47,133	$50,155	$42,781
3	Bush Industries – Jamestown, NY	800	19,955	40,381	$47,869	$33,898	$39,735
4	Chemours – Pass Christian, MS	9	6,074	15,976	$50,000	$67,314	$63,817
5	Wolverine – Howard City, MI	1,810	4,743	9,282	$42,179	$46,292	$49,672
6	FedEx Freight – Greenville, NC	506	19,741	65,696	$28,475	$25,366	$34,573
7	Diebold – North Canton, OH	260	23,889	83,328	$69,086	$71,542	$71,255
8	FedEx Freight – Blackfoot, ID	357	8,720	19,539	$68,343	$53,058	$50,664
9	Mapes & Sprowl Steel – Elk Grove Village, IL	2,222	60,309	204,722	$78,160	$63,682	$68,618
10	XPO Logistics – Grand Rapids, MI	31	13,797	74,596	$85,566	$69,302	$63,346
11	XPO Logistics – Aurora, NE	20	2,810	5,046	$50,000	$56,879	$57,438
12	XPO Logistics – Salina, KS	863	18,293	44,907	$44,421	$47,403	$45,452
13	XPO Logistics – Riverton, IL	269	7,183	14,723	$52,289	$60,513	$58,155
14	XPO Logistics – Waite Park, MN	105	24,266	68,358	$43,722	$51,831	$52,645
15	XPO Logistics – Uhrichsville, OH	605	12,287	18,450	$43,958	$41,492	$44,089
16	XPO Logistics – Vincennes, IN	445	6,914	21,162	$53,843	$41,887	$39,974

(1)	Source: third party market research reports.

(2)	Demographic information is as of 2017.

Lease Rollover Schedule(1)

Year	Number of Leases Expiring(2)	NRA Expiring(3)	% of NRA Expiring(3)	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative NRA Expiring(3)	Cumulative % of NRA Expiring(3)	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
MTM	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2019	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2020	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	1	168,576	6.9	1,758,552	16.2	168,576	6.9%	$1,758,552	16.2%
2023	8	580,193	23.7	2,293,774	21.2	748,769	30.6%	$4,052,326	37.4%
2024	0	0	0.0	0	0.0	748,769	30.6%	$4,052,326	37.4%
2025	1	158,330	6.5	856,565	7.9	907,099	37.1%	$4,908,891	45.3%
2026	0	0	0.0	0	0.0	907,099	37.1%	$4,908,891	45.3%
2027	0	0	0.0	0	0.0	907,099	37.1%	$4,908,891	45.3%
2028	1	300,000	12.3	1,263,000	11.7	1,207,099	49.4%	$6,171,891	57.0%
2029	1	668,592	27.4	1,589,846	14.7	1,875,691	76.8%	$7,761,738	71.7%
2030 & Beyond	4	567,517	23.2	3,067,888	28.3	2,443,208	100.0%	$10,829,625	100.0%
Vacant	NAP	0	0.0	NAP	NAP	2,443,208	100.0%	NAP	NAP
Total	16	2,443,208	100.0%	$10,829,625	100.0%

(1)	Based on the underwritten rent roll. Rent includes base rent and rent increases occurring through March 1, 2020.

(2)	Certain tenants have more than one lease.

(3)	Including improvements SF for ground lease tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — GNL Industrial Portfolio

Operating History and Underwritten Net Cash Flow

	2016(1)	2017(1)	2018(1)	Underwritten(1)	PSF	%(2)
Rents in Place(3)	$5,285,718	$5,308,224	$7,954,718	$10,769,175	$4.41	74.2%
Straight-Line Rent	0	0	0	60,450	$0.02	0.4%
Gross Potential Rent	$5,285,718	$5,308,224	$7,954,718	$10,829,625	$4.43	74.6%
Total Reimbursements	232,678	874,667	425,809	3,682,488	$1.51	25.4%
Net Rental Income	$5,518,396	$6,182,891	$8,380,527	$14,512,113	$5.94	100.0%
(Vacancy/Collection Loss)	0	0	0	(725,606)	($0.30)	(5.0%)
Other Income	0	0	0	0	$0.00	0.0%
Effective Gross Income	$5,518,396	$6,182,891	$8,380,527	$13,786,508	$5.64	100.0%
Total Expenses	$377,547	$1,102,029	$681,408	$4,190,341	$1.72	30.4%
Net Operating Income(4)	$5,140,849	$5,080,862	$7,699,119	$9,596,167	$3.93	69.6%
Total TI/LC, Capex/RR	0	0	0	787,901	$0.32	5.7%
Net Cash Flow	$5,140,849	$5,080,862	$7,699,119	$8,808,266	$3.61	63.9%

(1)	The Rubbermaid – Akron, Bush Industries – Jamestown, Chemours – Pass Christian, FedEx Freight – Greenville and FedEx Freight – Blackfoot properties were acquired in 2018. As such, these properties were excluded from 2017 and 2016 historical cash flows and partial year operating financials were provided for 2018 cash flows.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Underwritten Rents in Place are based on the underwritten rent roll dated March 31, 2019 and include contractual rent steps through March 2020 in the amount of $64,016.

(4)	The increase in NOI from 2018 to Underwritten is primarily due to (i) the Rubbermaid – Akron, Bush Industries – Jamestown, Chemours – Pass Christian, FedEx Freight – Greenville and FedEx Freight – Blackfoot properties being acquired in 2018, (ii) contractual rent steps through March 2020 in the amount of $64,016 and (iii) straight-line rent for investment grade tenants Rubbermaid and FedEx Ground in the amount of $60,450.

Property Management. The properties are managed by Global Net Lease Properties, LLC, an affiliate of the Borrower.

Escrows and Reserves.

Taxes Reserve – The requirement to make monthly deposits to the into tax reserve accounts is waived so long as a Cash Sweep Period (as defined below) has not occurred or is not continuing. Following the occurrence and during the continuance of a Cash Sweep Period, the Borrower is required to make monthly deposits equal to an amount sufficient to pay all taxes and other charges at least 30 days prior to the due date.

Insurance Reserve – The requirement of the Borrower to make monthly deposits to the insurance reserve is waived so long as (i) no Cash Sweep Period has occurred and is continuing or so long as (ii) no event of default exists and the Borrower provides satisfactory evidence that the property is insured as part of a blanket policy in accordance with the Whole Loan documents. Following the occurrence and during the continuance of a Cash Sweep Period, the Borrower is required to make monthly deposits equal to an amount sufficient to renew the insurance coverage at least 30 days prior to the expiration of the insurance policies.

Replacement Reserve – During the continuance of a Cash Sweep Period, the Borrower is required to make monthly deposits equal to $0.20 multiplied by the then-existing aggregate rentable SF comprising all of the portfolio properties, divided by 12, for replacement reserves, up to a cap of $1.00 multiplied by the then existing aggregate rentable SF comprising all of the portfolio properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — GNL Industrial Portfolio

TI/LC Reserve – During the continuance of a the continuance of a Cash Sweep Period, the Borrower is required to make monthly deposits equal to 1/12th of $0.50 multiplied by the then-existing aggregate rentable SF comprising all of the properties for TI/LC reserves, up to a cap of $2.50 multiplied by the then-existing aggregate rentable SF comprising all of the properties. During the continuance of a Lease Sweep Period (as defined below), provided that no Cash Sweep Period or event of default is continuing, on each payment date during the continuance of such Lease Sweep Period, (i) first, an amount equal to all cash flow attributable to any lease which caused the Lease Sweep Period or would have caused a Lease Sweep Period to commence if a Lease Sweep Period did not already exist, up to a cap amount for each individual property as detailed in the Whole Loan documents (an aggregate amount of $10,720,000 for all properties), will be deposited into the TI/LC reserve account for the affected property and (ii) second, to the Borrower. In addition, the Borrower will deposit into the TI/LC reserve account all funds received by the Borrower in connection with any cancellation, termination or surrender of any lease or any default under any lease, including any surrender or cancellation fees, buy-out fees, default fees or reimbursements for tenant improvements and leasing commissions.

Ground Sublease Reserve – During the continuance of a Cash Sweep Period, on a monthly basis, the Borrower will be required to deposit the amount of rents (including both base and additional rents) and other charges due under the ground sublease that will be payable by the Diebold Nixdorf – North Canton borrower as sub-lessee under the ground sublease to accumulate sufficient funds to pay all ground rent at least 30 days prior to the respective due date.

Lockbox / Cash Management. The Whole Loan is structured with a hard lockbox and in place cash management. The Borrower was required to send direction letters to all tenants instructing them to deposit all rents directly into a clearing account controlled by the lender. Notwithstanding the foregoing, the Borrower and property manager are required to deposit all revenues otherwise received into the clearing account within two business days of receipt. In the event that a Cash Sweep Period (as defined below) exists and no Lease Sweep Period (as defined below) exists, excess cash flow will be deposited into the excess cash flow account. If a Cash Sweep Period does not exist, but a Lease Sweep Period is continuing, (i) first, an amount equal to all cash flow attributable to the lease, up to the amount defined within the Whole Loan documents, that caused the Lease Sweep Period will be deposited into the TI/LC reserve account and (ii) second, any excess will be disbursed to the Borrower. Provided no Cash Sweep Period or Lease Sweep Period exists, excess cash will be disbursed to the Borrower.

A “Cash Sweep Period” will commence upon: (i) the occurrence of an event of default under the loan documents, (ii) any bankruptcy action of any affiliate property manager, (iii) any bankruptcy action of any property manager that is not an affiliated property manager, only with the respect to the filing of any involuntary petition against such property manager not being dismissed or discharged for 60 days after the filing of such involuntary petition or (iv) a debt yield of less than 9.0% as of the last day of any fiscal quarter.

A “Lease Sweep Period” will commence upon the occurrence of (i) two or more tenants “going dark” in or ceasing to occupy their respective demised premises and will continue until one or more of such tenants are no longer “dark” and in occupancy, or a replacement tenant has occupied the applicable demised premises, (ii) any tenant gives written notice of its election to either terminate or not renew its lease or any tenant failing to renew its lease during its renewal notice period and will continue until such tenant renews its respective lease or a replacement tenant has executed a new lease, (iii) any bankruptcy action of any tenant and will continue until such bankruptcy action is dismissed or discharged or a replacement tenant has executed a new lease, and (iv) any monetary default or any material non-monetary default exists under any lease until such default has been cured. Notwithstanding the foregoing, in the event any tenant “goes dark”, such event will not be counted as a lease sweep event so long as (i) such tenant or the guarantor of such tenant’s lease is rated “BBB+” (or the equivalent) or higher by any rating agency, (ii) such tenant has not given written notice of its election to vacate, terminate or not renew its lease, and (iii) such tenant has not failed to renew its lease prior to the expiration of its renewal notice period.

A “Portfolio Tenant Event” means that tenants have “gone dark” or ceased to operate in more than 40% of the gross leasable area of the properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 2 — GNL Industrial Portfolio

The Borrower may delivery a letter of credit (i) in lieu of making all or any cash deposits to any of the reserve accounts, (ii) to replace cash deposits previously made to the reserve accounts, (iii) every three months in lieu of making the deposits of excess cash flow to the excess cash flow reserve, the Borrower may deliver a letter of credit in an amount equal to three months of funds that the Borrower reasonably anticipates would otherwise be deposited into the excess cash flow reserve during the impending three-month period, and (iv) as a substitute for cash on deposit in the excess cash flow reserve.

Property Release. The Borrower may obtain the release of any of the properties included in the Whole Loan, provided that, among other things, (i) no event of default has occurred and is continuing (other than an event of default which applies only to the property to be released), (ii) the Borrower prepays a portion of the Whole Loan (together with the payment of the applicable yield maintenance premium if such payment occurs prior to February 6, 2029) equal to (a) 110% (120% if released to a borrower affiliate) of the allocated loan amount of the property being released until such time the outstanding principal balance of the Whole Loan is reduced to $87,750,000 and (b) after the outstanding principal balance of the Whole Loan is reduced below $87,750,000, 115% (125% if released to a borrower affiliate) of the allocated loan amount of the property being released (notwithstanding the foregoing, in the event the property being released is vacant, the release amount for such property will be 100% of the allocated loan amount of such property), (iii) the debt yield for the remaining properties based on the trailing 12 months is no less than the greater of (1) the debt yield immediately preceding such release and (2) 10.45% and (iv) the satisfaction of customary REMIC requirements following such release.

Substitution. If a Lease Sweep Period or default has occurred (but not beyond any applicable notice or grace periods), the Borrower may replace one or more of the properties (individually or collectively, the “Replaced Property” or “Replaced Properties”) by providing one or more substitute properties (individually or collectively, the “Property Substitution”) solely to the extent necessary to cure such Lease Sweep Period or default, provided that, among other things, (i) no event of default is continuing (beyond any applicable notice or cure periods) or would result from the substitution of one or more of the properties, (ii) if the Property Substitution occurs after a securitization, the Borrower will obtain a rating agency confirmation, (iii) the Borrower will deliver current appraisals of the substitute property and Replaced Property, (iv) after giving effect to the substitution, the debt yield based on the trailing 12 months for the properties will be equal to or greater than (1) 10.45% and (2) the debt yield for the properties immediately prior to such release, (v) the aggregate Allocated Loan Amounts of all Replaced Properties during the term of the Whole Loan may not exceed $39,000,000 and (vi) the lender will, in its sole discretion, have approved the Property Substitution. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” in the Preliminary Prospectus.

Ground Lease. The Diebold Nixdorf - North Canton property is subject to a ground sublease with CAK Land Holdings, LLC. The sublease commenced on July 1, 2004 and expires December 31, 2035. The ground sublease provides for two, 20-year extension options and one 19-year extension option with a fully extended ground lease expiration date of December 31, 2094. The ground sublease payments are structured at a current annual rent of $4,806, which increases to $13,960 on July 1, 2024, and to $14,922 on January 1, 2026 continuing through the ground sublease expiration date. The ground lease is between Akron-Canton Regional Airport Authority and CAK Land Holdings, LLC is dated June 15, 1995 and has a 40-year lease term expiring December 31, 2035. The ground lease provides for the same extension options as the ground sublease. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — Embassy Suites Seattle Bellevue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — Embassy Suites Seattle Bellevue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — Embassy Suites Seattle Bellevue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — Embassy Suites Seattle Bellevue

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Column	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$41,500,000	Title:	Fee
Cut-off Date Principal Balance:	$41,500,000	Property Type - Subtype:	Hotel – Full Service
% of Pool by IPB:	5.3%	Net Rentable Area (Rooms):	240
Loan Purpose:	Acquisition	Location:	Bellevue, WA
Borrower:	Lakeview Hospitality Property Investment LLC	Year Built / Renovated:	1990 / 2015 - 2016
Sponsors:	Parkview International, Inc.; Aimbridge Hospitality	Occupancy / ADR / RevPAR:	79.3% / $184.87 / $146.61
Interest Rate:	5.3740%	Occupancy / ADR / RevPAR Date:	4/30/2019
Note Date:	1/25/2019	Number of Tenants:	NAP
Maturity Date:	2/6/2029	2016 NOI:	$4,482,029
Interest-only Period:	60 months	2017 NOI:	$5,034,252
Original Term:	120 months	2018 NOI:	$4,898,975
Original Amortization:	360 months	TTM NOI(2):	$4,873,242
Amortization Type:	IO-Balloon	UW Occupancy / ADR / RevPAR:	79.3% / $184.87 / $146.61
Call Protection:	L(28), Def(84), O(8)	UW Revenues:	$15,473,316
Lockbox(1):	Hard	UW Expenses:	$10,545,469
Additional Debt:	No	UW NOI:	$4,927,847
Additional Debt Balance:	N/A	UW NCF:	$4,308,914
Additional Debt Type:	N/A	Appraised Value / Per Room:	$64,000,000 / $266,667
Additional Future Debt Permitted:	No	Appraisal Date:	12/14/2018

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan Per Room:	$172,917
Taxes:	$186,059	$37,212	N/A	Maturity Date Loan Per Room:	$160,371
Insurance:	$16,088	$8,044	N/A	Cut-off Date LTV:	64.8%
PIP Reserve:	$1,334,950	$0	N/A	Maturity Date LTV:	60.1%
FF&E Reserve:	$0	$51,578	N/A	UW NOI / UW NCF IO DSCR:	2.18x / 1.91x
Required Repairs:	$19,470	$0	N/A	UW NOI / UW NCF Amortizing DSCR:	1.77x / 1.55x
Seasonality Reserve:	$0	Springing	N/A	UW NOI / UW NCF Debt Yield:	11.9% / 10.4%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$41,500,000	66.3%	Purchase Price:	$59,126,241	94.4%
Sponsor Equity:	21,137,062	33.7	Closing Costs:	1,954,254	3.1
			Upfront Reserves:	1,556,567	2.5
Total Sources:	$62,637,062	100.0%	Total Uses:	$62,637,062	100.0%

(1)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.

(2)	Represents trailing twelve months ending April 30, 2019.

(3)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — Embassy Suites Seattle Bellevue

The Loan. The Embassy Suites Seattle Bellevue loan is a $41.5 million first mortgage loan secured by the fee interest in a 240-room, full-service hotel located in Bellevue, Washington. The loan has a 10-year term and will amortize on a 30-year schedule following an initial interest-only period of 60 months.

The Borrower. The borrowing entity for the loan is Lakeview Hospitality Property Investment LLC, a Delaware limited liability company.

The Sponsors. The loan’s sponsors are Parkview International, Inc. (“Parkview”) and Aimbridge Hospitality who each contributed 85% and 15% of the equity, respectively. The nonrecourse carve-out guarantors are KAJ Investments I, Limited and Washington Square Guarantor LLC. Both guarantors are controlled by Parkview. Parkview is an investment office responsible for sourcing, analyzing, and executing investments across various asset classes and geographies. Parkview’s current investments include real estate holdings (commercial, residential, and hospitality), automobile import and distribution operations, energy-related operating companies, and farmland operations. Parkview is the international investment office of Khaled A. Juffali. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.

The Property. The property is a 240-key, Embassy Suites flagged, full-service all-suite hotel located in Bellevue, Washington. The property is a five-story hotel constructed in 1990 situated on a 3.9 acre site originally. The property underwent a comprehensive $10.07 million ($41,977 per room) renovation between 2015 and 2016 with an additional $570,000 spent in 2017. Approximately 85% of the capital investment benefited guest-facing areas including $5.8 million invested in guest room upgrades and $1.6 million for common area improvements. The remaining capital expenditures were contributed to the restaurant, meeting spaces and construction of the Embassy Suites atrium concept. As part of the change in ownership the property is scheduled to undergo an estimated $1.3 million property improvement plan (“PIP”), which will include new fire life safety upgrades, new exterior signage and upgrades, atrium skylight restoration, meeting facility upgrades and fitness center upgrades. The borrower deposited $1.3 million at closing for the PIP which is expected to be completed in the second quarter of 2020. Additionally, the sponsor plans to invest another $1.6 million in discretionary capital expenditures over the next five years on various projects including fire alarm system upgrades, banquet equipment, kitchen renovations, technology upgrades and elevator modernization. In total, $2.9 million ($12,100 per room) is expected to be invested during the first five years of the loan.

The unit mix at the property consists of 197 king units, 40 double units, 2 hospitality suites, and 1 presidential suite. Each unit features two flat-panel televisions, a large sectional sofa, wet-bar, microwave, and a refrigerator. Amenities at the property include Cascades Restaurant & Bar, fitness room, indoor pool, business center, gift shop and complimentary breakfast area including free cooked-to-order breakfast, complimentary appetizers and beverages at the nightly evening reception. In addition, the property offers 210 parking spaces.

The hotel is located in the Seattle-Bellevue-Everett Metropolitan Division, and garners significant corporate demand from the surrounding companies including T-Mobile (adjacent), Boeing (0.5 miles), Microsoft (0.3 miles), and Amazon Corporate Headquarters and Bellevue facilities, which employ approximately 140,000 people in the area. It was recently disclosed that Amazon plans to move thousands of employees out of downtown Seattle to downtown Bellevue. Amazon’s planned move is underway and expected to be complete by 2023 and will include its Worldwide Operations team, which is a large, critical team that overs more than 175 operating fulfillment centers, and approximately 250,000 employees, along with the supporting fleet of planes and trucks worldwide. The third largest employer in the area is the University of Washington, a public university that employs approximately 30,200 people locally.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — Embassy Suites Seattle Bellevue

Historical Occupancy, ADR, RevPAR

	Competitive Set(1)			Embassy Suites Seattle Bellevue(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2016	75.0%	$174.05	$130.51	79.9%	$173.97	$138.99	106.5%	100.0%	106.5%
2017	73.1%	$180.21	$131.65	82.8%	$181.42	$150.15	113.3%	100.7%	114.1%
2018	70.6%	$180.48	$127.38	81.0%	$183.32	$148.55	114.8%	101.6%	116.6%
TTM(3)	70.6%	$180.18	$127.17	79.3%	$184.87	$146.61	112.4%	102.6%	115.3%

(1)	Source: Third party report. Competitive set includes Hyatt House Seattle/Bellevue, Silver Cloud Eastgate, Hilton Garden Inn, Homewood Suites, Holiday Inn Issaquah, and Springhill Suites.

(2)	Source: Borrower Financials.

(3)	Represents trailing twelve ending April 30, 2019

The Market. The property is located in the Eastgate Neighborhood of Bellevue, WA. Land uses in the immediate vicinity of the subject include a mixture of office, hotel, retail, commercial and residential. Numerous office buildings surround the subject along I-90 and include tenants such as T-Mobile, Verizon, REI, Siemens and Microsoft. In addition, the T-Mobile Headquarters campus is only one exit west along I-90. T-Mobile reportedly extended their lease to 2030 and $160 million in renovations are planned.

Bellevue College is located just to the northwest of the property. The college has an annual enrollment of 37,000 students. The 100-acre campus includes a planetarium, gymnasium, fitness center, art gallery, library, cafeteria, coffee shops, theater, and a variety of common areas. The Sunset Corporate Park office campus located several blocks west, is a multi-building facility totaling approximately 967,000 SF. The major tenants are Booking.com, EF Financial, and Toyota Motor Credit.

According to the appraisal, the estimated five-year population projection within a one-, three-, and five-mile radius of the property is expected to be 11,051, 100,017 and 245,801, respectively; the estimated five-year average household income projection within the same one-, three-, and five-mile radius is expected to be $146,398, $168,188, and $174,708, respectively. According to the appraisal, the Seattle/Bellevue area includes a total approximately 2.0 million employees and has a 5.2% unemployment rate. The top three industries within the area are Health Care/Social Assistance, Prof/Scientific/Tech Services and Retail Trade, which employ a combined total of 36.0% of the population.

The appraiser identified six comparable rental properties, ranging from 100 units to 179 units that were constructed between 1900 and 2010. The competitive set reported a weighted average occupancy of approximately 75.0%. The properties in the appraisal’s competitive set are all located in Seattle within approximately 5.3 miles of the property and are shown in the below table.

Competitive Hotels Profile(1)

				2018 Estimated Operating Statistics
Property	Rooms	Year Built	Meeting Space (SF)	Occupancy	ADR	RevPAR
Embassy Suites	240	1990	14,741	82%	$181.37	$148.34
Hyatt House Seattle/Bellevue	160	2007	N/A	80% - 85%	$165 - $175	$140 - $145
Silver Cloud Eastgate	145	2010	N/A	65% - 70%	$145 - $155	$95 - $100
Hilton Garden Inn	179	1998	3,700	65% - 70%	$165 - $175	$110 - $115
Homewood Suites	123	1990	N/A	70% - 75%	$175 - $185	$125 - $130
Holiday Inn Issaquah	100	1900	3,558	70% - 75%	$145 - $150	$100 - $105
Springhill Suites	145	1935	N/A	75% - 80%	$155 - $165	$120 - $125
Total(2)	852

(1)	Source: Appraisal.

(2)	Excludes the subject property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — Embassy Suites Seattle Bellevue

Operating History and Underwritten Net Cash Flow

	2016	2017	2018	TTM(1)	Underwritten	Per Room	%(2)
Occupancy	79.9%	82.8%	81.0%	79.3%	79.3%
ADR	$173.97	$181.42	$183.32	$184.87	$184.87
RevPAR	$138.99	$150.15	$148.55	$146.61	$146.61
Room Revenue	$12,208,801	$13,152,960	$13,013,069	$12,843,294	$12,843,294	$53,514	83.0%
Food and Beverage	2,015,110	2,498,277	2,564,690	2,519,444	2,519,444	$10,498	16.3%
Other Departmental Revenues	42,595	70,630	91,048	110,578	110,578	$461	0.7%
Total Revenue	$14,266,506	$15,721,867	$15,668,807	$15,473,316	$15,473,316	$64,472	100.0%
Room Expense	2,997,484	3,302,577	3,186,633	$3,028,078	3,028,078	$12,617	23.6%
Food and Beverage Expense	1,714,848	1,917,390	2,070,172	2,184,416	2,184,416	$9,102	86.7%
Departmental Expenses	$4,712,332	$5,219,967	$5,256,805	$5,212,494	$5,212,494	$21,719	33.7%
Departmental Profit	$9,554,174	$10,501,900	$10,412,002	$10,260,822	$10,260,822	$42,753	66.3%
Operating Expenses	4,687,617	4,965,754	5,002,537	$4,863,312	4,785,195	$19,938	30.9%
Gross Operating Profit	$4,866,557	$5,536,146	$5,409,465	$5,397,510	$5,475,627	$22,815	35.4%
Fixed Expenses	384,528	501,894	510,490	524,268	547,780	$2,282	3.5%
Net Operating Income	$4,482,029	$5,034,252	$4,898,975	$4,873,242	$4,927,847	$20,533	31.8%
FF&E	572,784	634,926	632,566	618,766	618,933	$2,579	4.0%
Net Cash Flow	$3,909,245	$4,399,326	$4,266,409	$4,254,476	$4,308,914	$17,954	27.8%

(1)	Represents trailing twelve months ending April 30, 2019.

(2)	% column represents percent of Total Revenue except for Room Expense and Food and Beverage Expense, which is based on their corresponding revenue line items.

Property Management. The property is managed by Aimbridge Management West, LLC, the largest independent hotel investment and management company in the United States.

Franchise Agreement. The property operates as an Embassy Suites by Hilton under a franchise agreement that expires on January 31, 2034, approximately five years beyond the loan term. The Hilton brand operates over 5,284 hotels, resorts, and timeshare properties, totaling over 856,115 rooms.

Escrows and Reserves. At origination, the borrower deposited into reserves $1,334,950 for the property improvement plan, $186,059 for real estate taxes, $19,470 for required repairs, and $16,088 for insurance.

Tax Escrow – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments which currently equates to $37,212.

Insurance Escrow – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments which currently equates to $8,044.

Seasonality Reserve – Commencing March 2023, if, as of February 2023, the amortizing DSCR is less than 1.0x for any month in the trailing 12 months, the borrower will deposit $25,000 on each monthly payment date occurring in March through October of each year for the remainder of the loan term.

FF&E Reserve – On a monthly basis, the borrower is required to deposit into reserves at least the greater of (a) 4.0% of borrower‘s gross revenues for the month occurring two calendar months prior and (b) the amount required under the management agreement and/or franchise agreement. The monthly FF&E Reserve deposit currently equates to approximately $51,578.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 3 — Embassy Suites Seattle Bellevue

Lockbox / Cash Management. The loan is structured with a hard lockbox with springing cash management. The property manager is required to send direction letters to instruct credit card companies to deposit all credit card deposits and other income directly into the lockbox account controlled by the lender. So long as no Cash Management Period (as defined below) is continuing, all funds in the lockbox account are swept daily to the borrower’s operating account. During the continuance of a Cash Management Period, all funds in the lockbox account are swept daily into a cash management account under the control of the lender and disbursed on each monthly payment date during the term of the loan in accordance with the loan documents. During the continuance of a Cash Management Period, all excess cash flow, after payments made in accordance with the loan documents for, amongst other things, debt service, required reserves and operating expenses, will be held as additional collateral for the loan.

A “Cash Management Period” will commence upon: (i) the occurrence and continuance of any event of default under the loan documents; (ii) the debt yield falling below 7.75%; and (iii) a bankruptcy event has occurred with respect to the borrower or property manager that has not been discharged or dismissed within 60 days of the filing thereof, unless in the case of property manager, a replacement property manager acceptable to the lender is appointed in accordance with the loan documents within such 60-day period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — SWVP Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — SWVP Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — SWVP Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — SWVP Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	SGFC	Single Asset / Portfolio:	Portfolio of 4 assets
Original Principal Balance(1):	$40,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$40,000,000	Property Type - Subtype:	Hotel – Full Service
% of Pool by IPB:	5.1%	Net Rentable Area (Rooms):	1,192
Loan Purpose:	Refinance	Location:	Various
Borrowers:	Various	Year Built / Renovated:	Various
Sponsor:	Southwest Value Partners Fund XVI, LP	Occupancy / ADR / RevPAR:	80.3% / $150.49 / $120.89
Interest Rate:	4.9580%	Occupancy / ADR / RevPAR Date:	1/31/2019
Note Date:	4/18/2019	Number of Tenants:	NAP
Maturity Date:	5/1/2029	2016 NOI:	$21,390,216
Interest-only Period:	120 months	2017 NOI:	$23,153,479
Original Term:	120 months	2018 NOI:	$23,248,958
Original Amortization:	None	TTM NOI(4):	$23,723,247
Amortization Type:	Interest Only	UW Occupancy / ADR / RevPAR:	80.3% / $150.49 / $120.88
Call Protection(2):	L(25),Def(91),O(4)	UW Revenues:	$67,719,285
Lockbox(3):	Hard	UW Expenses:	$43,853,764
Additional Debt:	Yes	UW NOI:	$23,865,520
Additional Debt Balance:	$160,000,000	UW NCF:	$20,479,556
Additional Debt Type:	Pari Passu	Appraised Value / Per Room(5):	$335,600,000 / $281,544
Additional Future Debt Permitted:	No	Appraisal Date(5):	10/16/2018

Escrows and Reserves(6)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan Per Room:	$167,785
Taxes:	$822,222	$205,555	N/A	Maturity Date Loan Per Room:	$167,785
Insurance:	$990,844	$82,570	N/A	Cut-off Date LTV(5):	59.6%
FF&E Reserve:	$0	$281,676	N/A	Maturity Date LTV(5):	59.6%
PIP Reserves:	$5,000,000	$0	N/A	UW NOI / UW NCF DSCR:	2.37x / 2.04x
Immediate Repairs:	$97,938	$0	N/A	UW NOI / UW NCF Debt Yield:	11.9% / 10.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$200,000,000	100.0%	Payoff Existing Debt:	$134,273,134	67.1%
			Return of Equity:	55,704,926	27.9
			Upfront Reserves:	6,911,003	3.5
			Closing Costs:	3,110,937	1.6
Total Sources:	$200,000,000	100.0%	Total Uses:	$200,000,000	100.0%

(1)	The SWVP Portfolio loan is part of a larger split whole loan evidenced by ten pari passu notes with an aggregate Cut-off Date balance of approximately $200.0 million (collectively, the “Whole Loan”) that was co-originated by SGFC and JPMorgan Chase Bank, National Association. The financial information presented in the chart above and herein reflects the balance of the Whole Loan.

(2)	The lockout period will be at least 25 payments beginning with and including June 1, 2019. Defeasance of the full $200.0 million Whole Loan is permitted following the date after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) May 1, 2022 (the “Lockout Period”).

(3)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.

(4)	Represents trailing twelve months ending January 31, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — SWVP Portfolio

(5)	The Appraised Value / Per Room, Appraisal Date, Cut-off Date LTV and Maturity Date LTV are calculated based on the appraised value of $335,600,000, which reflects the bulk value of the properties. The portfolio appraisal utilized the “As Is (Capital Deduction Assumed)” Appraised Value of $50,000,000 for the DoubleTree Charlotte property which has an “As Is” Appraised Value of $45,400,000. The borrower escrowed $5,000,000 for the property improvement plan (“PIP”) at the DoubleTree Charlotte property at origination of the Whole Loan. The sum of the “As Is” Appraised Values for properties on an individual basis is $316,600,000, which represents a Cut-off Date LTV and Maturity Date LTV of 63.2%.

(6)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Whole Loan has a Cut-off Date balance of $200.0 million and is secured by the fee interest in four full-service hotel properties located in located in New Orleans, Louisiana; Sunrise, Florida; Charlotte, North Carolina; and Durham, North Carolina. The Whole Loan has a 10-year term and is interest-only for the term of the loan.

The Whole Loan is evidenced by ten pari passu notes. Notes A-2 and A-4 are being contributed to the CSAIL 2019-C16 Commercial Mortgage Trust. The Whole Loan is being serviced pursuant to the pooling and servicing agreement for the BBCMS 2019-C3 securitization. As the holder of Note A-1 (the “Controlling Noteholder”), the trustee of the BBCMS 2019-C3 Commercial Mortgage Trust is entitled to exercise all of the rights of the Controlling Noteholder with respect to the Whole Loan; however, the holders of the remaining notes are entitled, under certain circumstances, to consult with respect to certain major decisions.

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece (Y/N)
Note A-1, A-3	$45,000,000	$45,000,000	BBCMS 2019-C3(2)	Y
Note A-2, A-4	40,000,000	40,000,000	CSAIL 2019-C16	N
Note A-5, A-6(1)	15,000,000	15,000,000	SGFC	N
Note A-7, A-8	50,000,000	50,000,000	BMARK 2019-B11(3)	N
Note A-9	35,000,000	35,000,000	JPMCC 2019-COR5(4)	N
Note A-10(1)	15,000,000	15,000,000	JPMorgan Chase Bank, National Association	N
Total	$200,000,000	$200,000,000

(1)	Notes are expected to be contributed to one or more future securitizations.

(2)	The BBCMS 2019-C3 transaction is expected to close on June 11, 2019.

(3)	The BMARK 2019-B11 transaction is expected to close on June 17, 2019.

(4)	The JPMCC 2019-COR5 transaction is expected to close on or about June 27, 2019.

The Borrower. The borrowing entities for the loan are SWVP New Orleans LLC, SWVP Sawgrass Mills LLC, SWVP Raleigh LLC and SWVP Charlotte LLC, each a Delaware limited liability company and special purpose entity with two independent directors. SWVP New Orleans LLC, is 100.0% owned by SWVP DDC New Orleans Holdings LLC; SWVP Sawgrass Mills LLC is 100.0% owned by SWVP DDC Sawgrass Mills Holdings LLC; SWVP Raleigh LLC is 100.0% owned by SWVP DDC Raleigh Holdings LLC and SWVP Charlotte LLC is 100.0% owned by SWVP DDC Charlotte Holdings LLC.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Southwest Value Partners Fund XVI, LP. Southwest Value Partners (“SWVP”) is a private real estate investment firm based in San Diego. SWVP currently owns and manages over 30 assets with an aggregate value over $3.0 billion, including 13 hotels with a combined 3,867 rooms. SWVP’s consolidated hospitality portfolio consists of 13 operating properties and one hotel under construction for a total of 4,459 rooms, each of which (other than one boutique hotel property) is flagged by either Hilton (five), Marriott (four), Hyatt (three) or IHG (one). Since its inception, SWVP has invested more than $1.0 billion of equity in over 100 transactions with a total capitalization of approximately $3.0 billion.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — SWVP Portfolio

The Portfolio. The portfolio is comprised of four full-service hotel properties built between 1983 and 2001 with a combined 1,192 rooms. As of January 31, 2019, the properties were 80.3% occupied. The sponsor acquired the properties between 2013 and 2015 for approximately $164.4 million. Since acquisition, the sponsor has invested approximately $40.0 million in capital improvements at the properties.

SWVP Portfolio Summary

#	Property Name, Location	Property Subtype	No. of Rooms	Year Built / Renovated	Allocated Whole Loan Amount	% of ALA	Appraised Values(1)	UW NCF
1	InterContinental, New Orleans, LA	Full-Service	484	1983 / 2015	$106,300,000	53.2%	$170,000,000	$10,344,521
2	DoubleTree Sunrise, Sunrise, FL	Full-Service	252	2001 / 2016	37,000,000	18.5	61,000,000	3,980,206
3	DoubleTree Charlotte, Charlotte, NC	Full-Service	207	1985 / 2019	30,000,000	15.0	50,000,000	3,256,464
4	DoubleTree RTP, Durham, NC	Full-Service	249	1988 / 2016	26,700,000	13.4	40,200,000	2,898,365
	Total		1,192		$200,000,000	100.0%	$335,600,000	$20,479,556

(1)	Total Appraised Value reflects the portfolio bulk value of $335,600,000, which reflects the bulk value of the properties. The portfolio appraisal utilized the “As Is (Capital Deduction Assumed)” Appraised Value of $50,000,000 for the DoubleTree Charlotte property which has an “As Is” Appraised Value of $45,400,000. The borrower escrowed $5,000,000 for the PIP at the DoubleTree Charlotte property at origination of the Whole Loan. The sum of the “As Is” Appraised Values for properties on an individual basis is $316,600,000, which represents a Cut-off Date LTV of 63.2%.

InterContinental

The InterContinental property is a 484-room, 15-story, full-service hotel located in downtown New Orleans, Louisiana. The InterContinental property is situated on a 1.10-acre lot and has a long-term lease that extends beyond the term of the Whole Loan for 120 parking spaces with the adjacent property owner, resulting in a parking ratio of approximately 0.25 spaces per room. The InterContinental property was built in 1983 and renovated in 2015. The hotel has standard and suite-style guestrooms on levels 4 through 14. Hotel amenities include two restaurants, 24-hour room service, a rooftop pool with changing rooms and shower facilities, poolside dining, a fitness facility, an on-site laundry facility, nanny/babysitting services, a business center and over 30,000 SF of flexible meeting/banquet space that can accommodate over 1,000 people. Since acquisition in 2013, the sponsor has invested approximately $28.5 million ($58,942/key) in capital improvements consisting of a redesigned lobby, removal of an escalator and elimination of leased outlets to create more meeting space that was completed in 2015.

Historical Occupancy, ADR, RevPAR(1)

	Competitive Set			InterContinental(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2016	75.4%	$174.34	$131.42	73.1%	$164.61	$120.38	97.0%	94.4%	91.6%
2017	78.7%	$174.63	$137.52	75.8%	$169.07	$128.16	96.3%	96.8%	93.2%
2018	78.0%	$179.15	$139.72	78.9%	$167.35	$132.12	101.2%	93.4%	94.6%
TTM(3)	78.0%	$179.41	$139.98	79.6%	$169.13	$134.65	102.0%	94.3%	96.2%

(1)	Data provided by a third party market research report. The competitive set contains the following properties: Le Meridien New Orleans, Westin New Orleans Canal Place, DoubleTree by Hilton Hotel New Orleans, JW Marriott New Orleans, Hyatt French Quarter, Crowne Plaza New Orleans French Quarter and Lowes New Orleans.

(2)	The variances between the underwriting, the appraisal and the third party market research provider data with respect to Occupancy, ADR and RevPAR at the InterContinental property are attributable to differing reporting methodologies and/or timing differences.

(3)	TTM represents the trailing 12-month period ending January 31, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — SWVP Portfolio

DoubleTree Sunrise

The DoubleTree Sunrise property is a 252-room, 10-story, full-service hotel located in Sunrise, Florida. The DoubleTree Sunrise property is situated on a 4.22-acre site and has 293 parking spaces either onsite or available by way of a title insured easement and license, resulting in a parking ratio of approximately 1.16 spaces per room. The DoubleTree Sunrise property was built in 2001 and renovated in 2016. Guestrooms are configured as either standard or suite-style. Hotel amenities include a restaurant, an outdoor pool and whirlpool, a fitness facility, laundry/valet service, shuttle service to the airport and local locations, a business center and over 10,000 SF of flexible meeting space. Since acquisition in 2014, the sponsor has invested approximately $4.3 million ($16,984/key) in capital improvements consisting of a general refresh of all areas of the DoubleTree Sunrise property including the reconstruction of the retail shop, a refinishing and reupholstering of the bar/lounge, a new soft goods package in meeting rooms and a refresh of corridors, elevators and elevator lobbies. Guestrooms received new headboards, nightstands and desk chairs and guestroom bathrooms were refinished and received new tile shower surrounds.

Historical Occupancy, ADR, RevPAR(1)

	Competitive Set			DoubleTree Sunrise(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2016	75.4%	$118.92	$89.72	85.7%	$140.03	$119.94	113.5%	117.7%	133.7%
2017	77.2%	$124.41	$95.99	89.0%	$144.43	$128.49	115.3%	116.1%	133.9%
2018	76.8%	$127.14	$97.67	86.7%	$148.39	$128.61	112.8%	116.7%	131.7%
TTM(3)	76.8%	$123.16	$94.54	87.0%	$148.91	$129.53	113.3%	120.9%	137.0%

(1)	Data provided by a third party market research report. The competitive set contains the following properties for 2016-2018: Sawgrass Grand Hotel & Suites, Sheraton Suites Fort Lauderdale Plantation, Renaissance Fort Lauderdale Plantation Hotel and Courtyard Fort Lauderdale Weston. The competitive set contains the following properties for TTM: Holiday Inn Express & Suites Fort Lauderdale, Sawgrass Grand Hotel & Suites, Sheraton Suites Fort Lauderdale Plantation, Hyatt Place Fort Lauderdale Plantation and Renaissance Fort Lauderdale Plantation Hotel.

(2)	The variances between the underwriting, the appraisal and the third party market research provider data with respect to Occupancy, ADR and RevPAR at the DoubleTree Sunrise property are attributable to differing reporting methodologies and/or timing differences.

(3)	TTM represents the trailing 12-month period ending January 31, 2019.

DoubleTree Charlotte

The DoubleTree Charlotte property is a 207-room, six-story, full-service hotel located in Charlotte, North Carolina. The DoubleTree Charlotte property is situated on a 6.53-acre site and has 259 parking spaces, resulting in a parking ratio of approximately 1.25 spaces per room. The DoubleTree Charlotte property was built in 1985 and is being renovated in 2019. The hotel is comprised of two connected towers; the original tower is three stories and features the public spaces and guestrooms while the other tower is six stories and only contains guestrooms. All guestrooms are configured in a suite style. Hotel amenities include two full-service restaurants, a “Grab and Go Market”, an outdoor pool, a business center, a fitness center, a gift shop and over 12,000 SF of meeting space. Since acquisition in 2014, the sponsor has invested approximately $5.3 million ($25,792/key) in capital improvements including over $4.0 million for the DoubleTree Charlotte property improvement plan. Improvements included upgrading 14 suites, renovating the fitness center and replacing the phone system. In 2019, the DoubleTree Charlotte property started an approximately $5.0 million ($24,155/key) capital improvement project that will include improvements to the guestrooms, guest suite bathrooms, corridors, lobby and dining area. The renovation of the lobby and restaurant are expected to commence in the fourth quarter of 2019. At origination, the borrower reserved $5.0 million representing approximately 100% of the cost of the capital improvement project.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — SWVP Portfolio

Historical Occupancy, ADR, RevPAR(1)

	Competitive Set			DoubleTree Charlotte(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2016	76.1%	$143.31	$109.08	82.8%	$146.36	$121.12	108.7%	102.1%	111.0%
2017	73.3%	$145.86	$106.85	80.6%	$150.23	$121.01	110.0%	103.0%	113.2%
2018	68.4%	$145.23	$99.29	79.6%	$144.54	$115.01	116.4%	99.5%	115.8%
TTM(3)	68.0%	$144.92	$98.55	78.9%	$144.77	$114.29	116.1%	99.9%	116.0%

(1)	Data provided by a third party market research report. The competitive set contains the following properties: Marriott Charlotte Southpark, Hilton Charlotte Executive Park, Renaissance Charlotte South Park Hotel, Hyatt House Charlotte Airport, Hampton Inn Charlotte South Park at Phillips Place, La Quinta Inn & Suites Charlotte Airport South and Residence Inn Charlotte Southpark.

(2)	The variances between the underwriting, the appraisal and the third party market research provider data with respect to Occupancy, ADR and RevPAR at the DoubleTree Charlotte property are attributable to differing reporting methodologies and/or timing differences.

(3)	TTM represents the trailing 12-month period ending January 31, 2019.

DoubleTree RTP

The DoubleTree RTP property is a 249-room, five-story, full-service hotel located in Durham, North Carolina. The DoubleTree RTP property is situated on a 12.50-acre site and has 366 parking spaces, resulting in a parking ratio of approximately 1.47 spaces per room. The DoubleTree RTP property was built in 1988 and renovated in 2016. The hotel offers a mix of guestrooms and suites, which are located on all levels of the DoubleTree RTP property’s single building. Hotel amenities include a restaurant and lounge adjacent to the lobby and seven meeting rooms on the first floor, which includes a large ballroom. Additional amenities consist of an outdoor pool, a fitness room, a lobby workstation, a market pantry and a vending area. Since acquisition in 2015, the sponsor has invested approximately $1.8 million ($7,291/key) in capital improvements including upgrades to the exterior lighting, parking lot, public spaces and restaurant that was completed in 2016.

Historical Occupancy, ADR, RevPAR(1)

	Competitive Set			DoubleTree RTP(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2016	73.6%	$119.30	$87.85	72.5%	$119.29	$86.51	98.5%	100.0%	98.5%
2017	73.6%	$118.04	$86.83	73.8%	$119.69	$88.31	100.3%	101.4%	101.7%
2018	75.8%	$119.48	$90.58	76.0%	$120.60	$91.67	100.3%	100.9%	101.2%
TTM(3)	76.3%	$114.19	$87.11	76.2%	$120.56	$91.85	99.9%	105.6%	105.4%

(1)	Data provided by a third party market research report. The competitive set contains the following properties for 2016-2018: DoubleTree by Hilton Hotel Guest Suites Raleigh Durham, Marriott @ Research Triangle Park, Sheraton Imperial Hotel Raleigh Durham Airport Research Triangle Park, Hilton Garden Inn Durham Raleigh Research Triangle Park, Homewood Suites by Hilton Raleigh Durham Airport Research Triangle, Springhill Suites Raleigh Durham Airport Research Triangle Park, Hotel Indigo Raleigh Durham Airport @ RTP and Hyatt Place Durham Southpoint. The competitive set contains the following properties for TTM: DoubleTree by Hilton Hotel Guest Suites Raleigh Durham, Marriott @ Research Triangle Park, Hilton Garden Inn Durham Raleigh Research Triangle Park, La Quinta Inns & Suites Durham Research Triangle Park and Hotel Indigo Raleigh Durham Airport @ RTP.

(2)	The variances between the underwriting, the appraisal and the third party market research provider data with respect to Occupancy, ADR and RevPAR at the DoubleTree RTP property are attributable to differing reporting methodologies and/or timing differences.

(3)	TTM represents the trailing 12-month period ending January 31, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — SWVP Portfolio

The Markets.

InterContinental

The InterContinental property is located in New Orleans, Louisiana. Known for its multicultural heritage, music and cuisine, New Orleans is predominantly recognized as a tourist destination. In addition to tourism, the greater New Orleans area is a significant logistics center due to its access to the Mississippi River, the Gulf of Mexico and numerous railways. Major employers within the market include Ochsner Health System, University Medical Center, Tulane University and University of New Orleans. The InterContinental’s top corporate accounts represent many of the primary employers in the local marketplace, as well as high-volume demand drivers in the immediate vicinity of the hotel. According to the sponsor, Shell, Pan America, Iberia Bank, Bank of America, the United States Fifth Circuit Court of Appeals, Louisiana State Bar Association and Jones Walker are some of the top corporate accounts at the InterContinental property and are located blocks from the hotel. Access to the InterContinental property is provided by St. Charles Avenue. The neighborhood surrounding the InterContinental property is comprised of high-rise office and residential buildings, hotels, world-renowned restaurants, upscale retail establishments, entertainment venues and tourism attractions. Some specific facilities in the area include the Ernest N. Morial Convention Center, the Mercedes-Benz Superdome, the Smoothie King Center and Harrah’s New Orleans Hotel & Casino. New Orleans has hosted two NBA All-Star games, the NCAA Final Four, WWE’s WrestleMania XXX and Super Bowl XLVII. The InterContinental property is served by the Louis Armstrong New Orleans International Airport, which is located approximately 12.0 miles to the northwest of the hotel.

The appraiser identified four competitive hotel properties, ranging from 252 units to 501 units that were constructed between 1977 and 2001. The appraisal identified a 234-room hotel estimated to open in September 2019 that is expected to directly compete with the InterContinental property. The properties in the appraisal’s competitive set are all located in New Orleans, Louisiana within approximately 0.4 miles of the InterContinental property and are shown in the below table.

Competitive Hotels Profile(1)

				Estimated Market Mix			2017 Estimated Operating Statistics
Property	Rooms	Year Built	Meeting Space (SF)	Commercial	Meeting & Group	Leisure	Occupancy	ADR	RevPAR
InterContinental	484	1983	27,871	25%	55%	20%	75.6%	$168	$127
DoubleTree by Hilton Hotel New Orleans	367	1977	13,922	10%	30%	60%	75% - 80%	$160 - 170	$125 - 130
Westin New Orleans Canal Place	437	1984	19,172	25%	35%	40%	75% - 80%	$180 - 190	$140 - 150
Hilton New Orleans Saint Charles Avenue	252	2001	10,119	30%	30%	40%	80% - 85%	$160 - 170	$130 - 140
JW Marriott New Orleans	501	1984	21,866	20%	50%	30%	80% - 85%	$190 - 200	$150 - 160
Total(2)	1,557

(1)	Source: Appraisal.

(2)	Excludes the InterContinental property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — SWVP Portfolio

DoubleTree Sunrise

The DoubleTree Sunrise property is located in Sunrise, Florida. Sunrise is a suburb of Fort Lauderdale, a popular tourism and yachting destination in the South Florida region. Sunrise has a diverse economic base, with employers in finance, health care, manufacturing, marine, aviation, technology, life sciences and tourism. Major employers within the market include Nova Southeastern University, American Express, Spirit Airlines and Citrix. American Express is the #1 corporate account for the DoubleTree Sunrise property and had an ADR of approximately $155.73 for 2018. The American Express Company corporate offices is a regional headquarters office designed for 3,000 employees that opened in early 2017 and is located less than a mile north of the DoubleTree Sunrise property. Sawgrass Mills is a 2.1 million square foot outlet mall located 1.0 mile north of the DoubleTree Sunrise property that draws approximately 23.0 million visitors annually from more than 110 countries. Other major demand generators located within six miles of the DoubleTree Sunrise property include BB&T Center, MDLIVE, Sawgrass Technology Park and Cigna Healthcare. BB&T Center is home to the NHL’s Florida Panthers and hosts numerous events throughout the year. Access to the DoubleTree Sunrise property is provided by Yellow Toucan Road. The DoubleTree Sunrise property’s neighborhood will also feature Metropica, a 65 acre, $1.5 billion mixed-use development. Metropica will feature 785,000 SF of office space and a major residential condominium component. The DoubleTree Sunrise property is served primarily by the Fort Lauderdale Hollywood International Airport, which is located approximately 10 miles southeast of the hotel.

The appraiser identified two competitive hotel properties, ranging from 250 units to 263 units that were constructed in 1990 and 2002. In addition, the appraisal identified a 174-room hotel estimated to open in August 2020 that is expected to directly compete with the DoubleTree Sunrise property. The properties in the appraisal’s competitive set are all located in Plantation, Florida within approximately 4.7 miles of the DoubleTree Sunrise property and are shown in the below table.

Competitive Hotels Profile(1)

				Estimated Market Mix			2017 Estimated Operating Statistics
Property	Rooms	Year Built	Meeting Space (SF)	Commercial	Meeting & Group	Leisure	Occupancy	ADR	RevPAR
DoubleTree Sunrise	252	2001	6,500	60%	20%	20%	89.1%	$144	$129
Sheraton Suites Fort Lauderdale Plantation	263	1990	6,380	55%	10%	35%	90% - 95%	$130 - 140	$125 - 130
Renaissance Fort Lauderdale Plantation	250	2002	7,812	50%	20%	30%	75% - 80%	$150 - 160	$115 - 120
Total(2)	513

(1)	Source: Appraisal.

(2)	Excludes the DoubleTree Sunrise property.

DoubleTree Charlotte

The DoubleTree Charlotte property is located in Charlotte, North Carolina. The Charlotte market is the third largest financial center in the nation according to the appraisal. The area is also home to manufacturing, retail and wholesale trade, information and an increasing number of international companies. Charlotte is home to eight Fortune 500 company headquarters that represent the finance, energy and manufacturing industries, as well as the retail sector. Major employers within the market include Carolinas Healthcare System, Wells Fargo, Charlotte-Mecklenburg Schools, Wal-Mart Inc. and Bank of America. The neighborhood surrounding the DoubleTree Charlotte property is comprised of restaurants, office buildings and retail shopping centers along the primary thoroughfares, with residential areas located along the secondary roadways. Other businesses in the area include the SouthPark shopping mall, Coca-Cola Bottling Company and Nucor Corporation. Other demand generators include Bank of America Stadium, BB&T Ballpark, EpiCentre, Spectrum Center, NASCAR Hall of Fame, Blumenthal Performing Arts Center and AvidXchange Music Factory, as well as the Carowinds amusement park located south of Charlotte. Access to the DoubleTree Charlotte property is provided by Morrison Boulevard, South Park Drive, Interstate 77 and Interstate 485, providing access to the airport and Uptown Charlotte. The DoubleTree Charlotte property is served primarily by the Charlotte Douglas International Airport, which is located approximately seven miles northwest of the hotel.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — SWVP Portfolio

The appraiser identified two competitive hotel properties, ranging from 199 units to 264 units that were constructed in 1984 and 2007. In addition, the appraisal identified two new hotels with a combined 320-rooms estimated to open in 2020 that are expected to directly compete with the DoubleTree Charlotte property. The properties in the appraisal’s competitive set are all located in Charlotte, North Carolina within approximately 0.3 miles of the DoubleTree Charlotte property and are shown in the below table.

Competitive Hotels Profile(1)

				Estimated Market Mix			2017 Estimated Operating Statistics
Property	Rooms	Year Built	Meeting Space (SF)	Commercial	Meeting & Group	Leisure	Occupancy	ADR	RevPAR
DoubleTree Charlotte	207	1985	8,950	43%	32%	25%	80.8%	$150	$121
Marriott Charlotte SouthPark	199	1984	8,142	55%	25%	20%	65% - 70%	$180 - $190	$120 - $125
Renaissance Charlotte SouthPark	264	2007	8,701	50%	30%	15%	70% - 75%	$170 - $180	$125 - $130
Total(2)	463

(1)	Source: Appraisal.

(2)	Excludes the DoubleTree Charlotte property.

DoubleTree RTP

The DoubleTree RTP property is located in Durham, North Carolina. Durham is part of the greater Raleigh/Durham economic base and is part of the Research Triangle Park, which includes the neighboring cities of Chapel Hill and Raleigh. The Durham economy has a diverse economic base within the healthcare, bioscience, technology and education sectors, including healthy employment levels at companies in the Research Triangle Park. Major employers in the market include Duke University, Duke University Health System, IBM, North Carolina State University, WakeMed Health & Hospitals and UNC Rex Healthcare. Access to the DoubleTree RTP property is provided by Page Creek Lane, Old Page Road and Interstate 40, which is the nearest major highway. The neighborhood surrounding the DoubleTree RTP property is comprised of restaurants, office buildings and retail shopping centers along the primary thoroughfares, with residential areas located along some secondary roadways. Other specific businesses and entities in the area include Duke Medical Plaza Page Road, Alcami, Cenduit and Merrill Lynch Wealth Management. The DoubleTree RTP property is served by the Raleigh-Durham International Airport, which is located approximately two miles to the east of the hotel.

The appraiser identified three competitive hotel properties, ranging from 203 units to 331 units that were constructed between 1986 and 1988. The properties in the appraisal’s competitive set are all located in Durham, North Carolina within approximately 3.5 miles of the DoubleTree RTP property and are shown in the below table.

Competitive Hotels Profile(1)

				Estimated Market Mix			2017 Estimated Operating Statistics
Property	Rooms	Year Built	Meeting Space (SF)	Commercial	Meeting & Group	Leisure	Occupancy	ADR	RevPAR
DoubleTree RTP	249	1988	8,996	50%	20%	30%	74.1%	$119	$88
Marriott Research Triangle Park Durham	225	1988	4,300	60%	25%	15%	70% - 75%	$130 - $140	$95 - $100
DoubleTree Suites by Hilton Hotel Raleigh-Durham	203	1986	6,914	60%	20%	20%	75% - 80%	$110 - $115	$85 - $90
Sheraton Imperial Hotel & Convention Center Durham	331	1986	31,504	60%	25%	15%	65% - 70%	$125 - $130	$85 - $90
Total(2)	759

(1)	Source: Appraisal.

(2)	Excludes the DoubleTree Charlotte property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — SWVP Portfolio

Operating History and Underwritten Net Cash Flow

	2016	2017	2018	TTM(1)	Underwritten	Per Room(2)	%(3)
Occupancy	77.8%	79.1%	79.8%	80.3%	80.3%
ADR	$146.17	$149.79	$150.15	$150.49	$150.49
RevPAR	$113.60	$118.36	$119.90	$120.89	$120.88
Room Revenue	$49,492,887	$51,496,118	$52,165,543	$52,476,386	$52,593,360	$44,122	77.7%
Food and Beverage	11,453,086	13,034,557	12,432,826	12,931,530	12,931,530	$10,849	19.1%
Other Departmental Revenues	1,767,360	1,834,540	2,130,803	2,194,395	2,194,395	$1,841	3.2%
Total Revenue	$62,713,333	$66,365,215	$66,729,172	$67,602,311	$67,719,285	$56,811	100.0%
Room Expense	10,639,861	11,122,787	11,210,546	11,329,879	11,352,438	$9,524	21.6%
Food and Beverage Expense	6,962,035	7,516,095	7,378,949	7,493,877	7,493,876	$6,287	58.0%
Other Departmental Expenses	443,506	427,338	434,921	436,195	436,432	$366	19.9%
Departmental Expenses	$18,045,402	$19,066,220	$19,024,416	$19,259,951	$19,282,745	$16,177	28.5%
Departmental Profit	$44,667,931	$47,298,995	$47,704,756	$48,342,360	$48,436,539	$40,635	71.5%
Operating Expenses	19,927,656	20,733692	20,922,700	21,068,780	21,066,083	$17,673	31.1%
Gross Operating Profit	$24,740,275	$26,565,303	$26,782,056	$27,273,580	$27,370,456	$22,962	40.4%
Fixed Expenses	3,350,059	3,411,824	3,533,098	3,550,333	3,504,936	$2,940	5.2%
Net Operating Income	$21,390,216	$23,153,479	$23,248,958	$23,723,247	$23,865,520	$20,021	35.2%
FF&E	0	0	0	0	3,385,964	$2,841	5.0%
Net Cash Flow(4)	$21,390,216	$23,153,479	$23,248,958	$23,723,247	$20,479,556	$17,181	30.2%

(1)	TTM represents the trailing twelve month period ending January 31, 2019.

(2)	Per Room values are based on 1,192 guest rooms.

(3)	% column represents percent of Total Revenue except for Room Expense, Food and Beverage and Other Department Expenses, which is based on their corresponding revenue line items.

(4)	The increase in Net Cash Flow from 2016 to 2017 is primarily the result of an approximately $23.6 million renovation occurring between 2014 to February 2015 at the InterContinental property.

Property Management. The properties are managed by Dimension Development Two, LLC, a third party operator.

Franchise Agreements. The InterContinental property has a license agreement with Holiday Hospitality Franchising, LLC, a Delaware limited liability company that is an affiliate of InterContinental Hotels Group. The current franchise agreement has a term of approximately 20 years, with an expiration date of January 23, 2033. The franchise agreement provides for a royalty fee of 5.0% and a services contribution of 3.0%.

The DoubleTree Sunrise property has a franchise agreement with Doubletree Franchise LLC, a Delaware limited liability company. The current franchise agreement has a term of approximately 15 years, with an expiration date of May 31, 2029. The franchise agreement provides for a royalty fee of 5.0% and a program fee of 4.0%.

The DoubleTree Charlotte property has a franchise agreement with Doubletree Franchise LLC, a Delaware limited liability company. The current franchise agreement has a term of approximately 15 years, with an expiration date of October 31, 2029. The franchise agreement provides for a royalty fee of 5.0% and a program fee of 4.0%.

The DoubleTree RTP property has a franchise agreement with Hilton Franchise Holding LLC, a Delaware limited liability company. The current franchise agreement has a term of approximately 15 years, with an expiration date of May 31, 2030. The franchise agreement provides for a royalty fee of 5.0% and a program fee of 4.0%.

Escrows and Reserves. At origination, the borrowers deposited into escrow (i) $5,000,000 for property improvement reserves for the DoubleTree Charlotte, (ii) $990,844 for insurance reserves, (iii) $822,222 for real estate taxes and (iv) $97,938 for deferred maintenance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — SWVP Portfolio

Tax Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated tax payments, which currently equates to $205,555.

Insurance Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated insurance payments, which currently equates to $82,570.

FF&E Reserves – On a monthly basis, the borrowers are required to deposit an amount equal to the greater of (i) 1/12th of the amount required to be reserved annually for FF&E expenses with respect to its property under the applicable franchise agreement and (ii) 1/12th of 5.0% of aggregate annual rents (excluding hotel taxes) of its property based on the prior year. The current monthly FF&E reserve is approximately $281,676.

PIP Reserves – In the event the borrowers are required to complete a property improvement plan, the borrowers are required to deposit an amount by which (A) the estimated cost approved by the lender for such property improvement plan over the immediately succeeding 12-month period exceeds (B) the sum of (i) the amount on deposit in reserves applicable to the property to which such property improvement plan applies for capital and FF&E expenses and (ii) the amount of required deposits to the FF&E reserves for such property over the immediately succeeding 12-month period less the greater of (x) the base FF&E amounts (as defined in the loan documents) for each property not subject to such property improvement plan and (y) the aggregate amount of budgeted approved capital/FF&E expenses for such period for all properties; provided, that such deposit amount will never be less than $0 and provided, further, that the borrowers will be entitled to certain credits set forth in the loan documents.

Hotel Tax Reserves – During the continuance of any Cash Management Period (as defined below) the borrowers are required to deposit an amount equal to the hotel taxes for the preceding the monthly hotel tax reporting period.

Lockbox / Cash Management. The loan documents require a hard lockbox and springing cash management. The borrowers were required to send direction letters to all tenants, credit card companies and other payees instructing them to deposit all rents directly into a lender controlled lockbox account per property. The loan documents require that all rents received by the borrowers or property manager be deposited into the lockbox account within one business day of receipt. During the continuance of a Cash Management Period, all sums on deposit in the lockbox account are required to be transferred on a daily basis to a cash management account controlled by the lenders and applied and disbursed in accordance with the Whole Loan documents. Excess cash on deposit will be applied as follows: (a) to the extent a Cash Management Period is in effect solely due to a Franchise Trigger Event (as defined below) to the property improvement plan reserve subaccount and (b) to the extent a Cash Management Period is in effect (other than solely as a result of a Franchise Trigger Event (as defined below), to the cash collateral subaccount.

A “Cash Management Period” will commence upon (i) the maturity date, (ii) the occurrence of an event of default under the loan documents, (iii) the DSCR as of the last day of each calendar quarter during the term is less than 1.40x, (iv) the date that is 12 months prior to the maturity date, if both (a) the franchise agreement with respect to any property is scheduled to terminate earlier than 24 months after the maturity date and (b) the Capital/FF&E subaccount does not then have a balance that is equal to or greater than the product of the number of units at each property that has a franchise agreement expiring less than 24 months after the maturity date, multiplied by $20,000, (v) the date that is 12 months prior to the expiration or early termination or the date upon which the expiration or early termination date becomes known to the borrowers and the borrowers have not provided evidence of the satisfaction of the New License Conditions (as defined below), (vi) a property improvement plan for the property is required by the franchisor or replacement franchisor and the borrowers have not deposited the required property improvement deposit, (clauses (iv), (v) or (vi) are referred to as a “Franchise Trigger Event”), or (vii) any involuntary or voluntary petition or bankruptcy action of the borrowers or a property manager a “Insolvency Cash Management Trigger Event”.

An “Insolvency Cash Management Trigger Cure” means (i) with respect to an Insolvency Cash Management Trigger Event, any such petition or proceeding against the borrowers or property manager that caused an Insolvency Cash Management Trigger Event is subject to a final non-appealable dismissal or (ii) with respect to an Insolvency Cash Management Trigger Event pertaining to the property manager, a replacement property manager has been appointed for all of the properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 4 — SWVP Portfolio

The “New License Conditions” means (i) a replacement franchise agreement with an approved replacement flag or the extension or renewal of an existing franchise agreement, in each case for a term that does not expire until a date that is as least two years beyond the maturity date of the Whole Loan and contains market terms consistent with other license agreements issued by the approved replacement flag and (ii) a tri-party agreement or comfort letter issued by the approved replacement flag for the benefit of the lenders.

Property Release. At any time on or after the first payment date after the Lockout Period, any of the borrowers, with the exception of the SWVP New Orleans LLC borrower, may obtain the release of any of the properties, with the exception of the InterContinental property, provided that, among other things, (i) no event of default has occurred and is continuing (other than an event of default which applies only to the property to be released), (ii) the borrowers prepay a portion of the Whole Loan equal to the greater of (a) 120% of the allocated loan amount of the property being released and (b) an amount by which the principal balance of the Whole Loan would need to be reduced to cause (x) the DSCR for the remaining properties following the release to be not less than the greater of (1) the DSCR immediately preceding such release and (2) 2.03x and (y) the LTV ratio for the remaining properties to be not greater than the lesser of (1) the LTV ratio immediately preceding such release and (2) 59.6%, and (iii) all defeasance conditions set forth in the Whole Loan documents are satisfied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — Hilton Baltimore BWI Airport

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — Hilton Baltimore BWI Airport

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — Hilton Baltimore BWI Airport

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — Hilton Baltimore BWI Airport

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Column	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$39,500,000	Title:	Fee
Cut-off Date Principal Balance:	$39,418,489	Property Type - Subtype:	Hotel – Full Service
% of Pool by IPB:	5.0%	Net Rentable Area (Rooms):	280
Loan Purpose:	Refinance	Location:	Linthicum Heights, MD
Borrower:	BPG Hotel Partners XI LLC	Year Built / Renovated:	2006 / 2014 - 2018
Sponsors:	David B. Pollin; Robert E. Buccini; Christopher F. Buccini	Occupancy / ADR / RevPAR:	77.7% / $135.20 / $105.00
Interest Rate:	4.7990506%	Occupancy / ADR / RevPAR Date:	2/28/2019
Note Date:	3/12/2019	Number of Tenants:	NAP
Maturity Date:	4/6/2029	2017 NOI:	$4,740,282
Interest-only Period:	0 months	2018 NOI:	$5,187,308
Original Term:	120 months	TTM NOI(3):	$5,141,980
Original Amortization(1):	360 months	UW Occupancy / ADR / RevPAR:	78.1% / $134.63 / $105.17
Amortization Type(1):	Balloon	UW Revenues:	$16,901,863
Call Protection:	L(26), Def(90), O(4)	UW Expenses:	$11,854,923
Lockbox(2):	Hard	UW NOI:	$5,046,940
Additional Debt:	Yes	UW NCF:	$4,370,866
Additional Debt Balance:	$186,039 / $4,241,230	Appraised Value / Per Room(4):	$55,600,000 / $198,571
Additional Debt Type:	Subordinate / Mezzanine	Appraisal Date:	1/10/2019
Additional Future Debt Permitted:	No

Escrows and Reserves(5)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan Per Room:	$140,780
Taxes:	$293,357	$41,908	N/A	Maturity Date Loan Per Room:	$117,685
Insurance:	$10,104	$10,104	N/A	Cut-off Date LTV(4):	70.9%
PIP Reserve:	$4,200,000	$0	N/A	Maturity Date LTV:	59.3%
Required Repairs:	$575	$0	N/A	UW NOI / UW NCF DSCR(1):	2.09x / 1.81x
Seasonality Reserve:	$0	$30,000	N/A	UW NOI / UW NCF Debt Yield:	12.8% / 11.1%
FF&E Reserve:	$0	(4)	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$39,500,000	76.6%	Payoff Existing Debt:	$36,470,641	70.8%
Mezzanine Loan:	4,250,000	8.2	AllianceBernstein Buyout:	7,814,670	15.2
Sponsor Equity:	7,783,810	15.1	PM Hotel Group Buyout:	750,000	1.5
			Upfront Reserves:	4,504,036	8.7
			Closing Costs:	1,994,463	3.9
Total Sources:	$51,533,810	100.0%	Total Uses:	$51,533,810	100.0%

(1)	The loan amortizes based on a non-standard amortization schedule and the UW NOI / UW NCF DSCR is calculated using the sum of the first 12 payments based on the assumed amortization schedule. See Annex F to the Preliminary Prospectus.

(2)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.

(3)	Represents trailing twelve months ending February 28, 2019.

(4)	The appraiser concluded to an “as-is” PIP Complete Value of $60,000,000 which would result in a 65.7% Cut-off Date LTV.

(5)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — Hilton Baltimore BWI Airport

The Loan. The Hilton Baltimore BWI Airport loan is a $39.5 million first mortgage loan secured by the fee interest in a 280-room, full-service hotel located 2.4 miles from the Baltimore-Washington International Airport in Linthicum Heights, Maryland. The loan has a 10-year term and will amortize over a non-standard 30-year schedule.

The Borrower. The borrowing entity for the loan is BPG Hotel Partners XI LLC, a Delaware limited liability company, wholly-owned by The Buccini/Pollin Group, Inc (“BPG”).

The Sponsors. The loan’s sponsors and nonrecourse carve-out guarantors are David B. Pollin, Robert E. Buccini, and Christopher F. Buccini, co-founders and co-presidents of The Buccini/Pollin Group, Inc. BPG is a privately held, integrated real estate acquisition, development, and management company with offices in Washington DC; Wilmington, DE; Philadelphia, PA; and Baltimore, MD. Formed in 1993, BPG owns real estate assets valued in excess of $5.0 billion, including 36 hotels, 6 million SF of office and retail space, 10 major residential communities and multiple entertainment venues as of May 1, 2019. Under the loan documents, the guarantors are required to maintain a minimum aggregate net worth of not less than $25.0 million and aggregate liquid assets of not less than $4.0 million during the term of the loan. See “Description of the Mortgage Pool–Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The Property. The property is a 280-room, 11-story full-service Hilton hotel located 2.4 miles from the Baltimore-Washington International Airport in Linthicum Heights, Maryland. The property was originally constructed in 2006 as a Hilton by the sponsors and recently upgraded between 2014 and 2018. Amenities include approximately 17,285 SF of meeting space, a fitness center and an indoor pool. The sponsors invested approximately $2.8 million ($10,175/key) in capital expenditures at the property since 2014 including upgrades to guestrooms, meeting space, public spaces, food and beverage outlets and additional amenities. Common area upgrades include a completely made-over lobby and gathering spaces, a new approximately 5,000 SF function room called the Flight Deck, a newly renovated concierge lounge and a refurbished fitness center.

The unit mix at the property consists of 123 standard king rooms, 153 standard queen rooms, and 4 standard suite rooms. All guestrooms feature a sitting area with an overstuffed chair and matching ottoman, mini-fridge, executive desk, 49” HDTV, wired and wireless HSIA, laptop safe, dual-line telephones and the ability to print documents from the room. The suites feature a wet bar with a refrigerator and coffeemaker, and the executive rooms have access to the executive lounge featuring complimentary breakfast and an evening reception. Traditional rooms average 350 SF. Property amenities include Acqua Restaurant, Bar at Acqua, and The Pantry, providing grab-n-go snacks, sandwiches and salads. The property also provides a fitness center, indoor pool, business center, gift shop, lobby work station, Park & Fly, and complimentary shuttle service. The property features approximately 17,285 SF of meeting space throughout 11 flexible meeting rooms ranging from 130 to 8,246 SF, making it the largest provider of meeting space amongst its competitive set in the market. The property’s largest meeting room, the Thurgood Marshall Ballroom, provides 8,246 SF with a capacity of 900 people. The property provides 286 designated spaces directly adjacent to the property. The property is currently subject to an agreement with Parkway Parking, in which 50 spaces per day can be reserved online at any time, and Parkway Parking pays a commission of $7,000 per month.

The sponsor reserved $4,200,000 ($15,000/key) at closing for a property improvement plan which is expected to be completed over the next two years. Improvements will include exterior signage replacement, meeting rooms carpet/vinyl replacement, guestroom corridor renovation, guestroom vinyl/case goods/soft seating/artwork/lamps replacement, and guest bathroom vinyl/vanity mirror replacement. The guestroom component is expected to be approximately $2,473,000, or $8,832/key.

The property is located off I-195 at 1739 West Nursery Road, within the Baltimore-Washington Corridor, approximately 2.4 miles from the Baltimore-Washington International Airport, 8.8 miles from downtown Baltimore and 37.3 miles from Washington DC, making it one of the closest full-service hotels to the BWI Airport. The property is proximate to Arundel Mills (featuring the largest mall in Maryland), Maryland Live! Casino, Baltimore’s Inner Harbor, University of Maryland Baltimore County, and the Baltimore Aquarium.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — Hilton Baltimore BWI Airport

The NSA Friendship Annex complex of buildings is only 0.7 miles from the subject. The NSA- Friendship Annex has expanded since being established in 1967 and is home to a cyber espionage station, electronic intelligence facility and the National Cryptologic School. Support contractors are a major demand driver in the immediate market including Northrop Grumman’s 10,000-person campus located less than one mile from the property, the Cyber Command center at Fort Meade, and robust government contracting, healthcare and entertainment sectors. The property has experienced historically strong relationships with the largest employers in the market. The top corporate accounts for 2018 by rooms included Northrop Grumman, Regents Consulting, General Electric, Lockheed Martin, IBM, Under Armour and Coca Cola.

The hotel is easily accessible, located off of Interstate 195, providing access throughout the entire Baltimore-Washington, DC greater metro area. In addition to vehicular access, the Hotel is also accessible via Amtrak, MARC rail, and MTA Light Rail.

Historical Occupancy, ADR, RevPAR

	Competitive Set(1)			Hilton Baltimore BWI Airport (2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2017	75.3%	$122.89	$92.57	78.4%	$130.47	$102.29	104.1%	106.2%	110.5%
2018	74.5%	$122.85	$91.56	78.1%	$134.63	$105.17	104.8%	109.6%	114.9%
TTM(3)	74.8%	$122.97	$91.92	77.7%	$135.20	$105.00	103.9%	109.9%	114.2%

(1)	Source: Third party reports. Competitive Set includes DoubleTree by Hilton Hotel Baltimore BWI Airport, Embassy Suites by Hilton Baltimore @ BWI Airport, Marriott Baltimore Washington International Airport, Hyatt Place Baltimore Washington Airport, Holiday Inn Baltimore BWI Airport Area, Westin Baltimore Washington Airport, The Hotel @ Arundel Preserve.

(2)	Source: Borrower Financials.

(3)	Representing the trailing twelve month period ending February 28, 2019.

The Market. The property is located in Linthicum Heights, Maryland, in the BWI Hotel submarket. Since 2015, the BWI Hotel submarket has averaged 111.4% RevPAR penetration as compared to the competitive set. The BWI Hotel submarket has experienced several years of positive growth, with the Baltimore-Columbia-Towson, MD metropolitan statistical area unemployment rate at 3.5% as of November 2018 according to the Bureau of Labor Statistics.

The appraiser identified seven comparable properties, ranging from 127 to 315 rooms that were constructed between 1973 and 2011. The competitive set reported a weighted average occupancy of approximately 75%, with average daily rates ranging from $113 to $132 per unit. The properties in the appraisal’s competitive set are all located in the BWI Hotel submarket, within 5 miles of the property and are shown in the below table.

Competitive Hotels Profile(1)

				Estimated Market Mix			2018 Estimated Operating Statistics
Property	Rooms	Year Built	Meeting Space (SF)	Commercial	Meeting & Group	Leisure	Occupancy	ADR	RevPAR
Hilton Baltimore BWI Airport	280	2006	17,285	50%	30%	16%	78%	$132.83	$103.74
DoubleTree by Hilton Hotel Baltimore BWI Airport	260	1973	10,000	40%	30%	25%	64%	$117.00	$74.88
Embassy Suites by Hilton Baltimore at BWI Airport	251	1987	7,000	55%	26%	9%	78%	$118.00	$92.04
Marriott Baltimore Washington International Airport	315	1988	15,662	50%	38%	8%	76%	$132.00	$100.32
Hyatt Place Baltimore Washington Airport	127	1996	1,200	55%	10%	30%	76%	$113.00	$85.88
Holiday Inn Baltimore BWI Airport Area	137	1997	288	40%	15%	39%	76%	$117.00	$88.92
Westin Baltimore Washington Airport	260	2007	13,342	50%	32%	13%	71%	$119.00	$84.49
The Hotel at Arundel Preserve	150	2011	10,000	50%	30%	15%	80%	$131.00	$104.80
Total(2)	1,500

(1)	Source: Appraisal.

(2)	Excludes the subject property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — Hilton Baltimore BWI Airport

Operating History and Underwritten Net Cash Flow

	2017	2018	TTM(1)	Underwritten	Per Room(2)	%(3)
Occupancy	78.4%	78.1%	77.7%	78.1%
ADR	$130.47	$134.63	$135.20	$134.63
RevPAR	$102.29	$105.17	$105.00	$105.17
Room Revenue	$10,454,534	$10,748,199	$10,730,506	$10,748,199	$38,386	63.6%
Food and Beverage	5,349,488	5,861,217	5,756,000	5,861,217	$20,933	34.7%
Other Departmental Revenues	323,771	292,447	309,181	292,447	$1,044	1.7%
Total Revenue	$16,127,793	$16,901,863	$16,795,687	$16,901,863	$60,364	100.0%
Room Expense	2,401,054	2,431,918	2,404,674	2,431,918	$8,685	22.6%
Food and Beverage Expense	3,041,345	3,168,966	3,121,378	3,168,966	$11,318	54.1%
Other Departmental Expenses	76,556	79,282	80,113	79,282	$283	27.1%
Departmental Expenses	$5,518,955	$5,680,166	$5,606,165	$5,680,166	$20,286	33.6%
Departmental Profit	$10,608,838	$11,221,697	$11,189,522	$11,221,697	$40,077	66.4%
Operating Expenses	$5,304,217	$5,475,568	$5,491,289	$5,507,131	$19,668	32.6%
Gross Operating Profit	$5,304,621	$5,746,129	$5,698,233	$5,714,566	$20,409	33.8%
Fixed Expenses	564,339	558,821	556,253	667,626	$2,384	4.0%
Net Operating Income	$4,740,282	$5,187,308	$5,141,980	$5,046,940	$18,025	29.9%
FF&E	645,112	676,075	671,827	676,075	$2,415	4.0%
Net Cash Flow	$4,095,170	$4,511,233	$4,470,153	$4,370,866	$15,610	25.9%

(1)	Representing the trailing twelve month period ending February 28, 2019.

(2)	Per Room metrics calculated using 280 rooms.

(3)	Column represents percent of total revenue except for Room Expense, Food and Beverage Expense and Other Departmental Expense, which is based on their corresponding revenue line items.

Property Management. The property is managed by Pollin/Miller Hospitality Strategies, Inc. d/b/a PM Hotel Group, an affiliate of the sponsor. The group operates over 40 hotels and development projects comprised of more than 9,000 rooms throughout the United States, providing development, technical consulting, on-site management, revenue leadership and strategy, and accounting expertise.

Franchise Agreement. The property operates under a franchise agreement with Hilton that expires on March 31, 2039. The Hilton brand operates over 5,284 hotels, resorts, and timeshare properties, with over 856,115 rooms.

Escrows and Reserves. At origination, the borrower deposited $293,357 into the tax reserve and $10,104 into the insurance reserve.

Insurance Escrow – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments which currently equates to $10,104.

Tax Escrow – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments which currently equates to $41,908.

Seasonality Reserve – The borrower is required to deposit monthly payments of $30,000 on the payment dates occurring in May, June, July, September, October and November. The seasonality reserve cap currently equals $180,000 and will be adjusted annually on April 1st based on the sum of December, January and February NCF shortfall months where a 1.05x DSCR is not achieved and reserved for in equal amounts on the six subsequent payment dates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 5 — Hilton Baltimore BWI Airport

FF&E Reserve – The borrower is required to deposit on each payment date an amount equal to the greater of (a) 1/12th of 4% of Gross Income from Operations for the trailing twelve calendar month period ending two calendar months prior to each such Payment Date or (b) the amount required to be funded monthly for any FF&E reserve pursuant to any management agreement, replacement management agreement, franchise agreement, or replacement franchise agreement. The monthly FF&E Reserve deposit currently equates to approximately $56,340.

Lockbox / Cash Management. The loan is structured with a hard lockbox with springing cash management. The borrower and property manager are required to send direction letters to instruct credit card companies to deposit all credit card deposits and other income directly into the lockbox account controlled by the lender. So long as no Cash Sweep Period (as defined below) is continuing, all funds in the lockbox account are swept daily to the borrower’s operating account. During the continuance of a Cash Sweep Period, all funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed on each monthly payment date during the term of the loan in accordance with the loan documents. During the continuance of a Cash Management Period, all excess cash flow, after payments made in accordance with the loan documents for, amongst other things, debt service, required reserves and operating expenses, will be held as additional collateral for the loan.

A “Cash Sweep Event” will commence upon the occurrence of: (i) an Event of Default under the loan documents; (ii) any Bankruptcy Action of the borrower or the property manager that results in the filing of a voluntary or involuntary petition against the borrower or the property manager under the Bankruptcy Code or any other Federal, state, local or foreign bankruptcy or insolvency law that is not dismissed within 60 days of the filing thereof; (iii) the DSCR based on the loan and the Mezzanine Loan for calendar quarter immediately preceding the date of such determination is less than 1.15x; or (iv) Lender’s receipt of notice from mezzanine lender of the occurrence of a mezzanine event of default.

A “Cash Sweep Period” shall mean each period commencing upon the occurrence of a Cash Sweep Event and continuing until the earlier of (i) the date that such Cash Sweep Event is cured by the related Cash Sweep Event Cure or (ii) payment in full of all principal and interest on the Loan and all other amounts payable under the Loan Documents or defeasance of the Loan in accordance with the terms and provisions of the Loan Documents.

Additional Debt. At origination, Morrison St Capital LLC provided a $4.25 million mezzanine loan secured by 100.0% of the equity interests in the borrower. The mezzanine loan is coterminous with the loan, has an interest rate of 11.50% per annum and will amortize on a non-standard 30-year schedule. The Cut-off Date Loan Per Room, Cut-off Date LTV, UW NCF DSCR and UW NCF Debt Yield based on the loan and mezzanine loan are $155,928, 78.5%, 1.47x and 10.0% respectively. See “Annex F Hilton Baltimore BWI Airport Amortization Schedule” and “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Preliminary Prospectus.

The borrower is also subject to a loan with the Maryland Energy Administration dated August 15, 2014 with an initial principal balance of  $531,500 secured by an interest in installed equipment at the property (the “Conservation Loan”). The Conservation Loan was originated in connection with certain energy efficiency improvements at the property. As of April 1, 2019, the Conservation Loan had a principal balance of approximately $186,000. The loan amortizes over a six-year period with semi-annual payments at a 2.5% interest rate. The Conservation Loan is senior to the Hilton Baltimore BWI Airport loan solely as it relates to the installed equipment at the property. A Subordination and Intercreditor Agreement is in place providing the lender notice and cure rights. See “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 6 — Santa Fe Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 6 — Santa Fe Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 6 — Santa Fe Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 6 — Santa Fe Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	LCF	Single Asset / Portfolio:	Portfolio of 11 assets
Original Principal Balance:	$36,000,000	Title:	Fee
Cut-off Date Principal Balance:	$35,743,845	Property Type - Subtype:	Various
% of Pool by IPB:	4.5%	Net Rentable Area (SF):	218,058
Loan Purpose:	Acquisition / Refinance	Location:	Santa Fe, NM
Borrower:	Santa Fe Portfolio, LLC	Year Built / Renovated:	Various
Sponsor:	Gerald P. Peters	Occupancy:	95.4%
Interest Rate:	5.7340%	Occupancy Date:	12/31/2018
Note Date:	10/31/2018	Number of Tenants:	92
Maturity Date:	11/6/2028	2016 NOI(3):	$2,982,458
Interest-only Period:	None	2017 NOI(3):	$3,057,840
Original Term:	120 months	2018 NOI(3):	$3,757,568
Original Amortization:	360 months	UW Economic Occupancy:	95.0%
Amortization Type:	Balloon	UW Revenues:	$5,364,362
Call Protection:	L(31), Def(86), O(3)	UW Expenses:	$1,579,250
Lockbox(1):	Springing	UW NOI:	$3,785,111
Additional Debt:	No	UW NCF:	$3,567,053
Additional Debt Balance:	N/A	Appraised Value / PSF:	$52,575,000 / $241
Additional Debt Type:	N/A	Appraisal Dates:	8/31/2018
Additional Future Debt Permitted:	No

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan PSF:	$164
Taxes:	$67,390	$33,695	N/A	Maturity Date Loan PSF:	$139
Insurance:	$65,797	$13,159	N/A	Cut-off Date LTV:	68.0%
Replacement Reserves:	$0	$4,543	N/A	Maturity Date LTV:	57.6%
Engineering Reserve:	$173,625	$0	N/A	UW NOI / UW NCF DSCR:	1.50x / 1.42x
TI/LC:	$0	$13,629	817,717	UW NOI / UW NCF Debt Yield:	10.6% / 10.0%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$36,000,000	100.0%	Payoff Existing Debt(4):	$28,552,334	79.3%
			Purchase of 132 E. Marcy (4):	2,380,675	6.6
			Return of Equity:	3,503,488	9.7
			Closing Costs:	1,256,691	3.5
			Upfront Reserves:	306,812	0.9
Total Sources:	$36,000,000	100.0%	Total Uses:	$36,000,000	100.0%

(1)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.

(2)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(3)	NOI for 2016 and 2017 only includes properties previously securitized in CFCRE 2011-C1 (The Peters Project, Plaza Mercado, Century Plaza, Santa Fe Properties, Springer Plaza, Bendelier House, and El Mercado Viejo) and does not include the additional four properties included as collateral for the loan that were acquired between 2017 and 2018. Underwritten historical operating history for 2018 reflects expenses set forth in the appraisal for the properties because actual expenses are unavailable. Please refer to “Operating History and Underwritten Net Cash Flow” below for further information.

(4)	Seven properties were previously securitized in CFCRE 2011-C1 (The Peters Project, Plaza Mercado, Century Plaza, Santa Fe Properties, Springer Plaza, Bendelier House, and El Mercado Viejo). The remaining four properties were acquired by the sponsor from 2017 to 2018, including 132 E. Marcy, which was purchased at closing.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 6 — Santa Fe Portfolio

The Loan. The Santa Fe Portfolio loan is a $35.7 million first mortgage loan secured by the fee interest in a 218,058 SF mixed-use portfolio consisting of retail and office properties located in Santa Fe, New Mexico. The loan has a 10-year term and amortizes on a 30-year schedule.

The Borrower. The borrowing entity for the loan is Santa Fe Portfolio, LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The loan’s sponsor is Gerald P. Peters, who, along with Kathleen K. Peters, are trustees of the Kathleen K. Peters and Gerald P. Peters III Revocable Trust (the “Peters Trust”). Mr. Peters and The Peters Trust provided a full recourse guarantee for the loan and an environmental indemnity. Mr. Peters and his affiliated companies own commercial real estate developments in Santa Fe encompassing 485,477 SF of commercial, office and retail space. Mr. Peters and his family own Santa Fe Properties, a real estate firm employing over 100 agents and brokering over $330,000,000 in annual real estate sales. Mr. Peters has been involved in the art business for over 40 years as a dealer, collector, appraiser and consultant and owns a gallery in New York City on the upper east side, two galleries in Santa Fe, as well as auction houses in Santa Fe and Jackson Hole, Wyoming.

The Portfolio. The portfolio consists of ten retail and office properties and one mixed use property, totaling 218,058 SF, all located in Santa Fe, New Mexico. The properties were constructed between 1880 and 2000 and had a weighted average occupancy of 95.4% as of December 2018. Retail tenants occupy approximately 173,423 SF of the portfolio (79.5% of total SF), and office tenants occupy approximately 44,635 SF (20.5% of total SF). Out of the 173,423 SF of retail space, approximately 122,116 SF (56.0% of total SF) is traditional retail and approximately 51,307 SF (23.5% of total SF) is art gallery space. According to the appraisal, Santa Fe is the third largest art market in the United States by total annual sales. The portfolio contains 98,422 SF (45.0% of total SF) of sponsor-affiliated tenants who pay 53.5% of base rent, each of whom signed 15-year leases at market rates that are guaranteed by the sponsor. Seven of the eleven properties were previously securitized in CFCRE 2011-C1 and collectively have maintained an average occupancy of 92% between 2008 and 2018, never dipping below 87% occupancy. An additional four properties were acquired between 2017 and 2018 and are included as collateral for the loan, including 132 E. Marcy, which was acquired by the sponsor at closing.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 6 — Santa Fe Portfolio

The following table represents certain details relating to the properties.

#	Property Name	Year Built / Renovated	NRA (SF)	Property Type	Occupancy(1)	UW NCF(1)	% of UW NCF	Allocated Loan Amount(2)	% of Allocated Loan Amount	Appraised Value
1	The Peters Project	1998 / NAP	46,928	Retail	100.0%	$1,094,543	30.7%	$11,070,663	31.0%	$16,000,000
2	Plaza Mercado	1890 / NAP	61,185	Retail	96.1%	795,856	22.3	8,489,163	23.8	12,300,000
3	Century Plaza	1994 / NAP	47,318	Retail	85.7%	535,079	15.0	5,163,000	14.4	7,200,000
4	Peters Corp. HQ	1987 / NAP	9,924	Office	100.0%	237,949	6.7	1,960,947	5.5	2,650,000
5	Santa Fe Properties	1950 / 1990	12,473	Office	100.0%	224,699	6.3	1,936,125	5.4	2,600,000
6	Springer Plaza	1927 / 1965	18,081	Retail	95.4%	190,617	5.3	1,886,481	5.3	4,100,000
7	132 E. Marcy	1970 / NAP	9,309	Mixed Use	100.0%	138,779	3.9	1,787,192	5.0	2,400,000
8	Bendelier House	1880 / 1998	4,379	Retail	100.0%	113,349	3.2	1,191,462	3.3	2,200,000
9	216 Washington	1937 / NAP	4,373	Office	100.0%	105,846	3.0	968,062	2.7	1,300,000
10	El Mercado Viejo	2000 / NAP	2,004	Retail	100.0%	75,753	2.1	655,304	1.8	950,000
11	417-419 Orchard	1950 / 2018	2,084	Office	100.0%	54,584	1.5	635,446	1.8	875,000
	Total/Wtd Avg.		218,058		95.4%	$3,567,053	100.0%	$35,743,845	100.0%	$52,575,000

(1)	Based on the December 31, 2018 underwritten rent roll.

(2)	Based on the Cut-off Date balance of the loan.

The Market. The properties are located in Santa Fe, New Mexico, which is part of the Santa Fe metropolitan statistical area (“MSA”). The city of Santa Fe is the state capital and is the fourth largest city in the New Mexico. According to the Census Bureau’s 2018 population estimate, the Santa Fe MSA and county had approximately 149,690 residents. The city of Santa Fe is located approximately 64 miles northeast of Albuquerque, New Mexico. Albuquerque is the most populous city in New Mexico and is the home to University of New Mexico, Kirtland Air Force Base, Sandia National Laboratories, in addition to other regional employers.

According to the appraisal, Santa Fe receives an average of 1.6 million tourists annually, bringing in more than $1 billion in annual retail sales. Downtown Santa Fe is comprised of numerous art galleries, museums and historical buildings. The downtown Santa Fe art district is walking distance to most of the city’s major hotels and has more than twenty member galleries in addition to the Georgia O’Keeffe Museum and the New Mexico Museum of Art.

Santa Fe, New Mexico is located approximately 22.1 miles northeast from Los Alamos National Laboratory. Operated by the University of California for the U.S. Department of Energy, the Los Alamos National Laboratory is one of the largest research laboratories in the United States. Over one third of the Los Alamos National Laboratory employees live in Santa Fe, and several new research-related firms and high technology spin-off companies are located in Santa Fe. St. Vincent Regional Medical Center is located approximately 1.1 miles from downtown Santa Fe and has 200 beds serving seven counties with an aggregate population of nearly 300,000.

Interstate 25 connects Santa Fe with Albuquerque, New Mexico in the southwest and Colorado Springs and Denver, Colorado to the northeast. The city of Santa Fe provides bus transport throughout the downtown arts district and other primary destinations in Santa Fe. The Rail Runner provides railway transportation between Santa Fe, Albuquerque and other locations in New Mexico. The Santa Fe Municipal airport is located 9.5 miles from downtown Santa Fe. Albuquerque International Sunport Airport is located approximately 67.6 miles from downtown Santa Fe and is the largest commercial airport in New Mexico and serviced approximately 5.0 million passengers in 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 6 — Santa Fe Portfolio

According to a third party report, the 2018 median household income in the Santa Fe MSA was $62,300, which represented a compounded annual increase of 3.0% from 2013 to 2018. According to the appraisal, the downtown Santa Fe retail market rent PSF and vacancy were $24.00 and 2.7%, respectively, which is in line with the weighted average retail rents per square foot at the Santa Fe Portfolio of $23.19 and approximately 3.3% less than Santa Fe Portfolio retail vacancy of 6.0%. The appraisal concluded the downtown Santa Fe office market rents PSF and vacancy of $23.48 and 8.7%, respectively, were in line with the weighted average office rents per square foot at the Santa Fe Portfolio of $20.98 and wider than the Santa Fe Portfolio office vacancy of 0.4%.

Historical and Current Occupancy

2016(1)(2)	2017(1)(2)	2018(1)(2)	Current(3)
93.1%	90.8%	95.4%	95.4%

(1)	Historical Occupancy is provided by the sponsor.

(2)	Occupancies are as of December 31 of each respective year. Historical occupancies for 2016 and 2017 only include properties previously securitized in CFCRE 2011-C1 (The Peters Project, Plaza Mercado, Century Plaza, Santa Fe Properties, Springer Plaza, Bendelier House, and El Mercado Viejo) and do not include the additional four properties since acquired.

(3)	Based on the December 2018 underwritten rent roll.

Top Ten Tenant Summary(1)

Tenant	NRA (SF)	% of Total NRA	UW Base Rent PSF	% of Total UW Base Rents	Lease Expiration Date
Gerald Peters Gallery(2)	51,307	23.5%	$26.12	28.4%	9/30/2033
Santa Fe Properties(2)	18,930	8.7	$22.53	9.0	9/30/2033
Blue Corn Café(2)	15,332	7.0	$30.59	9.9	9/30/2033
Pier One Imports	10,244	4.7	$11.98	2.6	4/30/2021
The Peters Corp 2(2)	9,924	4.6	$26.00	5.5	9/30/2033
HRV Hotel Partners, LLC	5,447	2.5	$11.02	1.3	1/31/2020
Santa Fe Reporter	5,254	2.4	$27.41	3.0	MTM
Momeni Gallery	5,227	2.4	$30.05	3.3	Various(3)
Silk Road Collection	4,458	2.0	$9.42	0.9	4/30/2020
Melo Velo	4,055	1.9	$17.04	1.5	9/30/2019
Top Ten Total:	130,178	59.7%	$23.73	65.4%
Remaining Tenants	77,870	35.7%	$21.02
Occupied Subtotal:	208,048	95.4%	$22.71
Vacant	10,010	4.6%	NAP
Total:	218,058	100.0%

(1)	Based on the underwritten rent roll.

(2)	Sponsor-affiliated tenants.

(3)	With respect to Momeni Gallery, 2,554 SF are leased MTM, 1,673 SF expire in October 31, 2020, and 1,000 SF expire in September 11, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 6 — Santa Fe Portfolio

Lease Rollover Schedule(1)

Year	Number of Leases Expiring(2)	NRA Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative NRA Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
MTM	26	24,442	11.2%	$499,903	10.6%	24,442	11.2%	$499,903	10.6%
2019	29	30,305	13.9	691,676	14.6	54,747	25.1%	$1,191,579	25.2%
2020	10	17,678	8.1	335,353	7.1	72,425	33.2%	$1,526,932	32.3%
2021	8	14,242	6.5	253,992	5.4	86,667	39.7%	$1,780,924	37.7%
2022	2	5,131	2.4	156,053	3.3	91,798	42.1%	$1,936,977	41.0%
2023	9	15,682	7.2	259,919	5.5	107,480	49.3%	$2,196,896	46.5%
2024	0	0	0.0	0	0.0	107,480	49.3%	$2,196,896	46.5%
2025	0	0	0.0	0	0.0	107,480	49.3%	$2,196,896	46.5%
2026	0	0	0.0	0	0.0	107,480	49.3%	$2,196,896	46.5%
2027	0	0	0.0	0	0.0	107,480	49.3%	$2,196,896	46.5%
2028	0	0	0.0	0	0.0	107,480	49.3%	$2,196,896	46.5%
2029 & Beyond(3)	15	100,568	46.1	2,528,814	53.5	208,048	95.4%	$4,725,710	100.0%
Vacant	NAP	10,010	4.6	NAP	NAP	218,058	100.0%	NAP	NAP
Total	99	218,058	100.0%	$4,725,710	100.0%

(1)	Based on the underwritten rent roll.

(2)	Certain tenants have more than one lease.

(3)	2029 & Beyond includes common area, storage, hallway, security office, restroom space, and art space and does not have rent associated with it.

Operating History and Underwritten Net Cash Flow

	2016(1)	2017(1)	2018	Underwritten	PSF	%(2)
Rents in Place	$4,002,880	$4,091,143	$4,682,585	$4,725,710	$21.67	84.1%
Vacant Income	0	0	0	127,700	$0.59	2.3%
Gross Potential Rent	$4,002,880	$4,091,143	$4,682,585	$4,853,410	$22.26	86.3%
Total Reimbursements	283,248	278,462	420,088	768,023	$3.52	13.7%
Net Rental Income	$4,286,128	$4,369,605	$5,102,673	$5,621,433	$25.78	100.0%
(Vacancy/Collection Loss)	0	0	($27,349)	(281,072)	($1.29)	(5.0%)
Other Income	26,974	27,554	48,026	24,000	$0.11	0.4%
Effective Gross Income	$4,313,102	$4,397,160	$5,123,351	$5,364,362	$24.60	100.0%
Total Expenses	$1,330,644	$1,339,319	$1,365,783	$1,579,250	$7.24	29.4%
Net Operating Income	$2,982,458	$3,057,840	$3,757,568	$3,785,111	$17.36	70.6%
Total TI/LC, Capex/RR	0	0	0	218,058	$1.00	4.1%
Net Cash Flow	$2,982,458	$3,057,840	$3,757,568	$3,567,053	$16.36	66.5%

(1)	Historical operating history for 2016 and 2017 only includes properties previously securitized in CFCRE 2011-C1 (The Peters Project, Plaza Mercado, Century Plaza, Santa Fe Properties, Springer Plaza, Bendelier House, and El Mercado Viejo) and does not include the additional four properties included as collateral for the Santa Fe Portfolio loan that were acquired between 2017 and 2018.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 6 — Santa Fe Portfolio

Property Management. The property is managed by Southwest Asset Management Inc., an affiliate of the sponsor.

Escrows and Reserves. At origination, the borrower deposited into escrow $173,625 for engineering reserve, $67,390 for taxes, and $65,797 for insurance.

Tax Escrows – On a monthly basis, the borrower is required to deposit into escrow 1/12th of the annual estimated tax payments, which currently equals $33,695.

Insurance Escrows – On a monthly basis, the borrower is required to deposit into escrow 1/12th of the annual estimated insurance premium payments, which currently equals $13,159.

Replacement Reserves – On a monthly basis, the borrower is required to deposit into escrow $4,543 for replacement reserves.

TI/LC Reserves – On a monthly basis, the borrower is required to deposit into escrow $13,629 for TI/LC reserves. The TI/LC reserve is capped at $817,717, so long as no event of default is continuing under the loan.

Lockbox / Cash Management. The loan is structured with a springing lockbox and springing cash management. No later than ten business days following the first occurrence of an Cash Management Trigger Event (as defined below), the borrower is required to promptly establish and maintain a lockbox account with the lockbox bank in trust for the benefit of the lender into which all rents and other income from the property will be deposited. Upon the occurrence and during the continuance of a Cash Management Trigger Event (as defined below) all funds in the lockbox account will be swept daily to a cash management account under the control of the lender and all excess cash flow, after payments made in accordance with the loan documents for, amongst other things, debt service, required reserves and operating expenses, and any excess cash flow, will be held as additional collateral for the loan.

A “Cash Management Trigger Event” will occur upon the occurrence of any of the following: (i) an event of default under the loan; (ii) an event of default under the property management agreement; (iii) the DSCR being less than 1.20x; or (iv) (x) any tenant(s) representing over 15% of NRA or annual rent of the portfolio (a “Significant Tenant”) vacating, surrendering, subleasing or ceasing to conduct normal business operations at substantially all of its demised premises or giving notices with respect to any of the foregoing, (y) any Significant Tenant becoming insolvent or a debtor in a bankruptcy action or (z) 12-months prior to each expiration date under any Significant Tenant’s lease.

Property Release. The borrower has the right, at any time after the permitted defeasance date and before the open prepayment date to obtain a release of only the Springer Plaza property upon satisfaction of the following conditions: (i) no event of default then exists under the loan; (ii) the borrower has defeased an amount of principal equal to 150% of the original allocated loan amount for the Springer Plaza property; (iii) the DSCR for the remaining Santa Fe Portfolio properties will not be less than the greater of (a) 1.37x and (b) the DSCR in effect immediately prior to the partial release; and (iv) the LTV ratio for the remaining Santa Fe Portfolio properties will not be greater than the lesser of (a) 68.5% and (b) the LTV ratio in effect immediately prior to the partial release.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — ExchangeRight Net Leased Portfolio 26

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — ExchangeRight Net Leased Portfolio 26

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — ExchangeRight Net Leased Portfolio 26

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — ExchangeRight Net Leased Portfolio 26

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Portfolio of 19 assets
Original Principal Balance(1):	$35,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$35,000,000	Property Type - Subtype:	Retail – Single Tenant
% of Pool by IPB:	4.4%	Net Rentable Area (SF):	403,547
Loan Purpose:	Acquisition	Location:	Various
Borrower:	ExchangeRight Net Leased Portfolio 26 DST	Year Built / Renovated:	Various
Sponsors:	David Fisher; Joshua Ungerecht; Warren Thomas; ExchangeRight Real Estate, LLC	Occupancy:	100.0%
Interest Rate:	4.5820%	Occupancy Date:	2/15/2019
Note Date:	3/6/2019	Number of Tenants:	8
Maturity Date:	4/1/2029	2016 NOI(4):	N/A
Interest-only Period:	120 months	2017 NOI(4):	N/A
Original Term:	120 months	TTM NOI(4):	N/A
Original Amortization:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$5,336,942
Call Protection(2):	L(26), Def(90), O(4)	UW Expenses:	$229,205
Lockbox(3):	Hard	UW NOI:	$5,107,737
Additional Debt(1):	Yes	UW NCF:	$4,909,165
Additional Debt Balance(1):	$20,000,000	Appraised Value / PSF:	$89,145,000 / $221
Additional Debt Type(1):	Pari Passu	Appraisal Date:	Various
Additional Future Debt Permitted:	No

Escrows and Reserves(5)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan PSF:	$136
Taxes:	$38,000	$9,535	N/A	Maturity Date Loan PSF:	$136
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	61.7%
Replacement Reserves:	$0	$2,047	N/A	Maturity Date LTV:	61.7%
TI/LC:	$500,000	Springing	N/A	UW NOI / UW NCF DSCR:	2.00x / 1.92x
Engineering Reserve:	$346,601	$0	N/A	UW NOI / UW NCF Debt Yield:	9.3% / 8.9%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan:	$55,000,000	62.4%	Purchase Price:	$85,997,352	97.6%
Sponsor Equity:	33,089,062	37.6	Closing Costs:	1,207,109	1.4
			Upfront Reserves:	884,601	1.0
Total Sources:	$88,089,062	100.0%	Total Uses:	$88,089,062	100.0%

(1)	The ExchangeRight Net Leased Portfolio 26 loan is part of a larger split whole loan evidenced by three pari passu notes with an aggregate Cut-off Date balance of $55.0 million (collectively, the “Whole Loan”). The financial information presented in the chart above and herein reflects the balance of the Whole Loan.

(2)	At any time after the earlier to occur of (i) March 6, 2022 and (ii) two years after the closing date of the securitization that includes the last pari passu note of the Whole Loan to be securitized, the borrower has the right to defease the Whole Loan.

(3)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.

(4)	Historical cash flows are unavailable as the properties were acquired by the borrower between January 18, 2019 and March 6, 2019. The sellers of the properties did not provide historical operating statements to the borrower.

(5)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — ExchangeRight Net Leased Portfolio 26

The Loan. The ExchangeRight Net Leased Portfolio 26 Whole Loan has a Cut-off Date balance of $55.0 million and is secured by the fee interest in a 403,547 SF, 19-property single tenant retail portfolio located across Texas, Georgia, Indiana, Ohio, Tennessee, Wisconsin, Louisiana, Minnesota and Virginia. The loan has a 10-year term and is interest-only for the entire term of the loan.

The Whole Loan is evidenced by three pari passu notes. The controlling Note A-1 and non-controlling Note A-3 are being contributed to the CSAIL 2019-C16 Commercial Mortgage Trust. The Whole Loan is expected to be serviced under the CSAIL 2019-C16 pooling and servicing agreement. As the holder of Note A-1 (the “Controlling Noteholder”), the trustee of the CSAIL 2019-C16 Commercial Mortgage Trust is entitled to exercise all of the rights of the Controlling Noteholder with respect to the Whole Loan; however, the holders of the remaining notes are entitled, under certain circumstances, to consult with respect to certain major decisions.

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece (Y/N)
Note A-1, A-3	$35,000,000	$35,000,000	CSAIL 2019-16	Y
Note A-2	20,000,000	20,000,000	BBCMS 2019-C3(1)	N
Total:	$55,000,000	$55,000,000

(1)	The BBCMS 2019-C3 transaction is expected to close on June 11, 2019.

The Borrower. The borrowing entity is ExchangeRight Net Leased Portfolio 26 DST, a Delaware statutory trust. At origination, the properties were purchased directly by the borrower. The borrower has master leased the properties to ExchangeRight NLP 26 Master Lessee, LLC (the “Master Lessee”), a Delaware limited liability company that is an affiliate of the sponsors. The Master Lessee is structured as a special purpose entity in which the sponsors collectively have a 100% ownership interest. The Master Lessee’s interest in the master lease and all tenant rents are assigned to the lender as collateral. The master lease is subordinate to the Whole Loan. There is one independent trustee for the borrower and one independent manager for the Master Lessee. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Whole Loan.

The Sponsors. The sponsors and nonrecourse carve-out guarantors are David Fisher, Joshua Ungerecht, Warren Thomas and ExchangeRight Real Estate, LLC (“ExchangeRight”). David Fisher, Joshua Ungerecht and Warren Thomas are the managing members of ExchangeRight. ExchangeRight has more than $1.7 billion in assets under management that includes 500 properties located across 38 states totaling over 12 million SF as of February 1, 2019. ExchangeRight’s focus is in providing long-term stable income and asset preservation through long-term net-leased portfolios backed by investment grade corporations.

The Property. The properties total 403,547 SF and are located in Texas, Georgia, Indiana, Ohio, Tennessee, Wisconsin, Louisiana, Minnesota and Virginia. Built between 1965 and 2019, the properties range in size from 8,077 SF to 96,336 SF. The borrower acquired the properties between January 18, 2019 and March 6, 2019 for a combined purchase price of approximately $86.0 million.

As of March 6, 2019, the properties were 100.0% occupied by eight different tenants, six of which are investment grade. The investment grade tenants include, Advance Auto Parts (BBB-/Baa2, S&P/Moody’s), AutoZone (BBB/BBB/Baa1, Fitch/S&P/Moody’s), CVS (BBB/Baa1, S&P/Moody’s), Dollar General (BBB/Baa2, S&P/Moody’s), Walgreens (BBB/BBB/Baa2, Fitch/S&P/Moody’s) and Pick ‘n Save (*Kroger guaranty: BBB/BBB/Baa1, Fitch/S&P/ Moody’s), which collectively account for 56.4% of total UW Base Rent. Investment grade tenants occupy 14 of the 19 properties, collectively representing 55.2% of NRA and 56.4% of underwritten base rent and, with respect to those tenants, the leases are either directly with such rated entities or are guaranteed by either such rated entities or its parent entity. The largest property, Hy-Vee - Oakdale (10th Street), MN, comprises approximately 96,336 SF (23.9% of NRA) and has an underwritten base rent of $1,109,400 (20.0% of underwritten base rent). With the exception of Hy-Vee – Oakdale (10th Street), MN and Pick n Save - Wausau (Bridge), WI, no individual property accounts for more than 5.4% of NRA or 8.2% of underwritten base rent. All leases are triple-net or double-net and the weighted average remaining lease term for tenants at the properties is approximately 14.2 years. Leases representing approximately 80.2% of NRA and 83.9% of underwritten base rent expire after the Whole Loan maturity date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — ExchangeRight Net Leased Portfolio 26

The Market. The properties are located across nine states and 15 markets. The following table presents certain market information relating to the properties:

Property Name	Market/Submarket(1)	Market Vacancy(1)	Rental Rate PSF
			Actual(2)	Market/Submarket(1)
Hy-Vee - Oakdale (10th Street), MN	Twin Cities	10.8%	$11.52	$12.09
Pick n Save - Wausau (Bridge), WI	Marathon County	2.8%	$11.04	$11.00
Tractor Supply - Conroe (Hwy 242), TX	Houston	5.2%	$14.66	$21.00
Walgreens - Chalmette (West Judge Perez), LA	New Orleans/Metarie/Kenner	3.6%	$20.98	$26.79
Tractor Supply - Santa Fe (FM 1764), TX	Houston	5.2%	$15.00	$15.00
Tractor Supply - Odessa (Interstate 20), TX	Odessa	1.3%	$7.51	$14.50
Walgreens - Cincinnati (Bridgetown), OH	Cincinnati	1.8%	$11.00	$22.00
Walgreens - Lafayette (Creasy Lane), IN	Lafayette	3.6%	$26.79	$19.50
Walgreens - McDonough (Hwy 81), GA	Atlanta	4.8%	$19.64	$19.00
CVS - Fayetteville, GA	Atlanta	4.8%	$18.69	$20.00
Tractor Supply - Conyers (Highway 20), GA	Atlanta	5.1%	$22.68	$11.00
Walgreens - Milwaukee (Howell), WI	Milwaukee	4.8%	$9.98	$9.00
Advance Auto Parts - Midlothian, VA	Richmond	4.7%	$20.10	$12.00
AutoZone - Merrillville (Colorado), IN	Chicago	6.0%	$11.82	$14.50
Dollar General - Uniontown (Cleveland), OH	Cleveland, OH	2.3%	$10.08	$11.91
Dollar General - Cleveland (Dalton), TN	Cleveland, TN	4.3%	$9.29	$11.00
Dollar General - Edinburg (Hwy 107), TX	McAllen/Edinburg/Pharr	4.9%	$9.80	$10.00
Dollar General - Alton (West Main), TX	McAllen/Edinburg/Pharr	4.9%	$10.87	$9.80
Dollar General - Clarksville (Ash Ridge), TN	Nashville	3.2%	$14.30	$9.50
Weighted Average:(3)		5.5%	$13.59	$13.94

(1)	Based on the appraisals and third-party research reports.

(2)	Based on the February 15, 2019 underwritten rent roll.

(3)	Weighted Average Market Vacancy, Actual and Market/Submarket Rental Rate PSF is based on each property’s SF.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — ExchangeRight Net Leased Portfolio 26

Historical and Current Occupancy(1)

2016(2)	2017(2)	Current(3)
100.0%	100.0%	100.0%

(1)	Historical Occupancies are based on the tenant leases for the properties were acquired between January 18, 2019 and March 6, 2019.

(2)	Occupancies are as of December 31 of each respective year and exclude properties that were built and occupied after the reporting date.

(3)	Based on the February 15, 2019 underwritten rent roll.

Tenant Summary(1)

Tenant	Number of Properties	Ratings Moody’s/S&P/Fitch(2)	NRA (SF)	% of Total NRA	Weighted Average UW Base Rent PSF	% of Total UW Base Rent	Weighted Average Remaining Lease Term
Walgreens(3)	5	Baa2 / BBB / BBB	79,310	19.7%	$18.20	26.0%	13.9
Tractor Supply	4	NR / NR / NR	84,431	20.9	$15.54	23.6	13.5
Hy-Vee	1	NR / NR / NR	96,336	23.9	$11.52	20.0	19.9
Pick n Save	1	Baa1 / BBB / NR	67,951	16.8	$11.41	14.0	10.0
Dollar General	5	Baa2 / BBB / NR	45,278	11.2	$10.37	8.5	12.1
CVS	1	Baa2 / BBB / NR	10,164	2.5	$20.10	3.7	14.2
Advance Auto Parts	1	Baa2 / BBB- / NR	12,000	3.0	$9.98	2.2	9.8
Auto Zone	1	Baa1 / BBB / BBB	8,077	2.0	$14.30	2.1	10.8
Total/Weighted Average:	19		403,547	100.0%		100.0%	14.2

(1)	Based on the February 15, 2019 underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Walgreens has the right to terminate its lease at (i) Walgreens - Milwaukee (Howell), WI effective as of July 31, 2032, (ii) Walgreens - Chalmette (West Judge Perez), LA effective as of November 30, 2036, (iii) Walgreens - Lafayette (Creasy Lane), IN effective as of June 30, 2033, (iv) Walgreens - McDonough (Hwy 81), GA effective as of March 31, 2033 and (v) Walgreens - Cincinnati (Bridgetown), OH effective as of February 28, 2029. The Weighted Average Remaining Lease Term is based off the termination options.

Lease Rollover Schedule(1)(2)

Year	Number of Leases Expiring	NRA Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative NRA Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
MTM	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2019	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2020	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028	1	12,000	3.0	119,760	2.2	12,000	3.0%	$119,760	2.2%
2029 & Beyond	18	391,547	97.0	5,429,655	97.8	403,547	100.0%	$5,549,415	100.0%
Vacant	NAP	0	0.0	NAP	NAP	0	100.0%	NAP	NAP
Total	19	403,547	100.0%	$5,549,415	100.0%

(1)	Based on the February 15, 2019 underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — ExchangeRight Net Leased Portfolio 26

Operating History and Underwritten Net Cash Flow

	2016(1)	2017(1)	TTM(1)	Underwritten(2)	PSF	%(3)
Rents in Place	N/A	N/A	N/A	$5,549,415	$13.75	98.8%
Vacant Income	N/A	N/A	N/A	0	$0.00	0.0%
Percentage Rent	N/A	N/A	N/A	0	$0.00	0.0%
Gross Potential Rent	N/A	N/A	N/A	$5,549,415	$13.75	98.8%
Total Reimbursements(4)	N/A	N/A	N/A	68,419	$0.17	1.2%
Net Rental Income	N/A	N/A	N/A	$5,617,833	$13.92	100.0%
(Vacancy/Collection Loss)	N/A	N/A	N/A	(280,892)	($0.70)	(5.0%)
Other Income	N/A	N/A	N/A	0	$0.00	0.0%
Effective Gross Income	N/A	N/A	N/A	$5,336,942	$13.23	100.0%
Total Expenses(5)	N/A	N/A	N/A	$229,205	$0.57	4.3%
Net Operating Income	N/A	N/A	N/A	$5,107,737	$12.66	95.7%
Total TI/LC, Capex/RR	N/A	N/A	N/A	198,572	$0.49	3.7%
Net Cash Flow	N/A	N/A	N/A	$4,909,165	$12.17	92.0%

(1)	Historical cash flows are unavailable as the properties were acquired by the borrower between January 18, 2019 and March 6, 2019. The sellers of the properties did not provide historical operating statements to the borrower.

(2)	Underwritten Rents in Place is based on in-place rent under the existing leases.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(4)	Underwritten Total Reimbursements are underwritten based on tenant leases. There are no reimbursements at eleven of the properties as tenants pay their respective property expenses directly.

(5)	Underwritten Total Expenses include real estate taxes, actual insurance premiums and management fees calculated as 3.0% of the properties’ effective gross income.

Property Management. The property is managed by NLP Management, LLC, which is wholly owned by ExchangeRight Real Estate, LLC.

Escrows and Reserves. At origination, the borrower deposited into escrow $500,000 for tenant improvement and leasing commissions, $346,601 for deferred maintenance and $38,000 for real estate taxes.

Tax & Insurance Reserve – On a monthly basis, the borrower is required to escrow $9,535 in real estate taxes for tenants that do not pay real estate taxes directly. Collection of monthly real estate taxes and insurance reserves (and common charges, if applicable) will be waived as they relate to certain tenants who have the right or obligation pursuant to their related leases to directly pay such expenses so long as, among other conditions, (i) no event of default under the loan documents has occurred and is continuing and (ii) the borrower provides proof of payment by the tenant (or the borrower) directly to the taxing authority or the applicable insurance company, as applicable, (iii) the lease(s) with the applicable tenant(s) is in full force and effect and is not subject to any default beyond any applicable grace or notice and cure period by either the borrower or the tenant, and (iv) no material adverse change has occurred with respect to the applicable tenant such that the tenant is no longer able to timely pay the taxes or insurance premiums.

Until a Reparcelization Event (as defined below) occurs, the monthly deposit into the tax and insurance reserve for real estate taxes for the AutoZone - Merrillville (Colorado), IN property (the “AutoZone Property”) will be payable during the next 12 months for the entirety of the shared tax parcel. Following the occurrence of a Reparcelization Event, the lender will return to the borrower the portion of funds in the tax and insurance reserve solely attributable to real estate taxes for the non-collateral portion of the tax parcel of which the AutoZone Property was previously a part. Notwithstanding the foregoing, to the extent the tenant at the AutoZone Property satisfies the requirements of a direct pay tenant, deposits into the tax and insurance reserve for the AutoZone Property on real estate taxes will be suspended in accordance with the terms of the loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 7 — ExchangeRight Net Leased Portfolio 26

A “Reparcelization Event” means the separation of the AutoZone Property from any non-collateral property such that (i) the AutoZone Property constitutes a separate tax lot and (ii) any and all taxes attributable to the previously shared tax parcel have been paid in full. The process of separating the AutoZone Property from the shared tax parcel was begun immediately after the origination date and is anticipated to be completed in 2020.

Replacement Reserves – On a monthly basis the borrower is required to escrow $2,047 for replacement reserves.

TI/LC Reserve – During an event of default under the loan documents the borrower is required to escrow $23,540 on a monthly basis for leasing expenses.

Lockbox / Cash Management. The Whole Loan is structured with a hard lockbox and springing cash management. All rents are required to be paid directly into an eligible account maintained by the borrower at a local bank selected by the borrower, which bank is required at all times to be an eligible institution as defined in the loan documents. Without limiting the foregoing, if the borrower, the Master Lessee or the manager receives any rents, then (i) such amounts will be deemed to be collateral for the Whole Loan and will be held in trust by the borrower, the Master Lessee or the manager, as applicable, for the benefit, and as the property, of the lender, (ii) such amounts may not be commingled with any other funds or property of the borrower, the Master Lessee, or the manager and (iii) the borrower, the Master Lessee, or the manager, as applicable, is required to deposit such amounts into a clearing account within two business days of receipt. Funds deposited into the clearing account will be swept by the clearing bank on a daily basis into the Master Lessee’s operating account at the clearing bank, unless a Cash Management Period (as defined below) is continuing, in which event such funds will be swept on a daily basis into an eligible account at a deposit bank controlled by the lender. To the extent any Cash Management Period expires or terminates, any funds deposited into the clearing account will be swept by the clearing bank on a daily basis into the Master Lessee’s operating account by the lender’s delivery of a notice to the clearing bank, with the lender being entitled to send a subsequent notice to the clearing bank upon the occurrence of a subsequent Cash Management Period to redirect all amounts from the clearing account to the deposit account.

A “Cash Management Period” will commence upon the lender giving notice to the clearing bank of the occurrence of any of the following: (i) the stated maturity date; (ii) any default or an event of default under the loan documents; (iii) if, as of any calculation date, the DSCR is less than 1.50x; or (iv) the payment date that occurs in 36th month sweep date, to the extent a one-time transfer of all of the outstanding ownership interests in the borrower to an approved transferee has not occurred as of such date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 8 — The Box House Hotel

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 8 — The Box House Hotel

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 8 — The Box House Hotel

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 8 — The Box House Hotel

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	LCF	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$31,000,000	Title:	Fee
Cut-off Date Principal Balance:	$31,000,000	Property Type - Subtype:	Hotel – Full Service
% of Pool by IPB:	3.9%	Net Rentable Area (Rooms):	126
Loan Purpose:	Refinance	Location:	Brooklyn, NY
Borrower:	77 Box Street Holding Company LLC	Year Built / Renovated:	1952 / 2018
Sponsor:	Joseph Torres	Occupancy / ADR / RevPAR:	67.5% / $216.42 / $146.17
Interest Rate:	5.400%	Occupancy / ADR / RevPAR Date:	4/30/2019
Note Date:	5/13/2019	Number of Tenants:	N/A
Maturity Date:	6/6/2029	2016 NOI(4):	$1,320,539
Interest-only Period:	None	2017 NOI(4):	$2,227,838
Original Term:	120 months	2018 NOI(4):	$3,433,989
Original Amortization:	360 months	TTM NOI(4)(5):	$3,582,587
Amortization Type:	Balloon	UW Occupancy / ADR / RevPAR:	67.5% / $216.42 / $146.17
Call Protection:	L(24),Def(92),O(4)	UW Revenues:	$7,664,076
Lockbox(1):	Hard	UW Expenses:	$4,070,461
Additional Debt:	No	UW NOI:	$3,593,615
Additional Debt Balance:	N/A	UW NCF:	$3,287,052
Additional Debt Type:	N/A	Appraised Value / Per Room:	$52,000,000 / $412,698
Additional Future Debt Permitted:	No	Appraisal Date:	2/14/2019

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan Per Room:	$246,032
Taxes:	$48,404	$48,404	N/A	Maturity Date Loan Per Room:	$204,921
Insurance:	$120,491	$13,388	N/A	Cut-off Date LTV(3):	59.6%
Replacement Reserves:	$0	(2)	N/A	Maturity Date LTV:	49.7%
Seasonality Reserve	$204,973	(2)	N/A	UW NOI / UW NCF DSCR:	1.72x / 1.57x
Earnout Reserve(3)	$1,000,000	$0	N/A	UW NOI / UW NCF Debt Yield(3):	11.6% / 10.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$31,000,000	100.0%	Payoff Existing Debt:	$22,715,239	73.3%
			Return of Equity:	5,643,157	18.2
			Upfront Reserves:	1,373,867	4.4
			Closing Costs:	1,267,736	4.1
Total Sources:	$31,000,000	100.0%	Total Uses:	$31,000,000	100.0%

(1)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.

(2)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(3)	The Mortgage Loan included the funding of a $1.0 million earnout reserve controlled by the lender, which may be released provided that, among other conditions, an 11% net cash flow debt yield is achieved and underwritten gross revenue shall be not less than $7,397,073. In the event the earnout conditions are not met by November 2021, the lender may pay down the loan by $1,000,000 (with the borrower being obligated to separately pay any yield maintenance premium) or the funds may be retained as additional collateral for the loan. The Cut-off Date LTV, and UW NOI / UW NCF Debt Yield, based on the net loan amount of $30.0 million are 57.7%, 12.0% and 11.0%, respectively.

(4)	The property was renovated from 2017 to 2018, which included adding three new stories with 79 new rooms and a rooftop event space atop the existing structure. As a result, NOI increased from 2016 to TTM.

(5)	Represents trailing twelve months ending April 30, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 8 — The Box House Hotel

The Loan. The Box House Hotel loan, is a $31.0 million first mortgage loan secured by the fee interest in a 126 room full-service hotel property located in Brooklyn, NY The loan has a 10-year term and amortizes on a 30-year schedule.

The Borrower. The borrowing entity for the loan is 77 Box Street Holding Company LLC, a New York limited liability company and special purpose entity. The managing member of the borrowing entity is 77 Box Street Delaware LLC, a Delaware limited liability company and special purpose entity with an independent director and springing member. The borrowing entity is owned by Joseph Torres.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Joseph Torres. Mr. Torres has over 30 years of real estate experience. Mr. Torres is the founder of JES Property Management services, which specializes in the acquisition, development, construction and restoration of real estate properties. The sponsor’s portfolio consists of 10 properties in the New York area, including two other hotels in Brooklyn. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The Property. The property is a 126 room, full-service hotel property located in Brooklyn, New York. The property was originally constructed in 1952 and now consists of a 6-story hotel building with a 10,000 SF rooftop event space, located on a 0.8 acre site. The property was renovated from 2017 to 2018, which included adding three new stories with 79 new rooms and a rooftop event space atop the existing structure. Capital expenditures at the property were approximately $9.8 million or $77,873 per key between 2016 and 2018.

The unit mix at the property consists of 64 standard rooms, 30 loft suites, 20 duplex suites, 9 one-bedroom suites, 2 two-bedroom suites and a penthouse. Each unit features a flat-panel television, dresser, bedside tables, desk with chair, wall sconces, floor lamps and a lounge chair. Some guest units feature full kitchens with an electric stove, refrigerator, microwave, dishwasher, kitchen sink, dishes, china, flatware and related cooking utensils. Amenities at the property include an on-site ground floor restaurant and bar, 10,000 SF of rooftop event space, a business center, a fitness center with steam showers and dry sauna, and complimentary shuttles in classic 1970s checker cabs.

The Brooklyn Lantern is a 50-seat full-service restaurant & bar specializing in creative American cuisine, craft beer and cocktails. The restaurant is open for breakfast, lunch and dinner and features a projector and surround sound speakers. The newly built rooftop event space includes panoramic views of the Manhattan, Brooklyn and Long Island skylines. The rooftop features a fully retractable roof awning, wrap-around marble bar, heating and air-conditioning, and is completely encapsulated with glass sliding doors. The rooftop supports 293 guests seated or standing for weddings and other catered events.

The property is located on Box Street in the North Greenpoint neighborhood of Brooklyn in New York City. The property is located between Manhattan Avenue and McGuinness Boulevard and approximately 0.1 miles from the East River, which separates Greenpoint from the lower east side of Manhattan.

Historical Occupancy, ADR, RevPAR

	Competitive Set(1)			The Box House Hotel(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy(3)	ADR(3)	RevPAR	Occupancy	ADR	RevPAR
2016(4)	N/A	N/A	N/A	79.8%	$220.70	$176.19	N/A	N/A	N/A
2017	82.9%	$189.55	$157.16	66.6%	$212.45	$141.51	80.3%	112.1%	90.0%
2018	84.1%	$180.76	$152.04	69.8%	$218.83	$152.69	82.9%	121.1%	100.4%
TTM	83.9%	$190.42	$159.84	67.5%	$216.42	$146.17	80.5%	113.7%	91.5%

(1)	Source: Third party reports. Competitive Set includes Sheraton Hotel Brooklyn New York, Nu Hotel, Holiday Inn Brooklyn Downtown, aloft Hotel New York Brooklyn, McCarren Hotel, Hotel Indigo Brooklyn, Hampton Inn Brooklyn Downtown and The Tillary Hotel Brooklyn.

(2)	Source: Borrower financials.

(3)	The sponsor added three stories with 79 rooms and a 10,000 SF rooftop event space, finishing construction in 2018. As a result, Occupancy and RevPAR decreased from 2016 to TTM.

(4)	2016 Competitive Set information was not provided.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 8 — The Box House Hotel

The Market. The property is located in the North Greenpoint neighborhood of Brooklyn in New York City at the foot of Newton Creek. Greenpoint is located approximately 1.9 miles west of midtown Manhattan and directly adjacent to Long Island City. In 2005, the New York City Planning Board approved the rezoning of 175 blocks in Greenpoint and Williamsburg. The rezoning includes a 28 acre waterfront park along Newton Creek. The Parker Tower group is in the process of developing 20 acres along Newtown creek that will include 4.2 million SF of mixed-use commercial properties along Newton Creek in Greenpoint.

The property is located 0.5 miles from the G train, which provides service to the rest of Brooklyn and Queens, and 0.4 miles from the 7 train which provides east-west access between Flushing in Queens and Hudson Yards in Manhattan. The property is located approximately 1.7 miles from the Brooklyn Queens Expressway and approximately 1.5 miles from the Long Island Expressway. The property is located approximately 7.0 miles from La Guardia Airport, 15.0 miles from John F. Kennedy International Airport and 18.0 miles from Newark Liberty International Airport. As of year-end 2018, population within a one-, three-, and five-mile radius is 55,998, 1,379,488, and 3,263,509, respectively, and average household income within the same radius is $125,018, $118,465, and $110,031, respectively.

Competitive Hotels Profile(1)

				Estimated Market Mix				2018 Estimated Operating Statistics
Property	Rooms	Year Built	Meeting Space (SF)	Commercial	Meeting & Group	Leisure	Extended-Stay	Occupancy	ADR	RevPAR
The Box House	126	1952	10,000	32%	30%	33%	5%	70%	$218.76	$152.69
Z Hotel	100	2011	8,262	33%	27%	35%	5%	77%	$241.00	$185.57
Trademark Hotel Collection Ravel Hotel	113	1998	17,000	27%	41%	28%	4%	74%	$235.00	$173.90
The Tillary Hotel Brooklyn	174	2015	4,000	36%	21%	37%	6%	82%	$180.00	$147.60
aloft Hotel New York Brooklyn	176	2011	11,758	30%	33%	32%	5%	85%	$235.00	$199.75
McCarren Hotel	64	2011	N/A	38%	15%	41%	6%	81%	$405.00	$328.05
The Williamsburg Hotel	147	2016	8,500	33%	28%	34%	5%	75%	$246.00	$184.50
The William Vale	183	2016	24,342	22%	52%	23%	3%	75%	$241.00	$180.75
Total(2)	957

(1)	Source: Appraisal.

(2)	Excludes the subject property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 8 — The Box House Hotel

Operating History and Underwritten Net Cash Flow

	2016(1)	2017(1)	2018(1)	TTM(1)(2)	Underwritten	Per Room	%(3)
Occupancy	79.8%	66.6%	69.8%	67.5%	67.5%
ADR	$220.70	$212.45	$218.83	$216.42	$216.42
RevPAR	$176.19	$141.51	$152.69	$146.17	$146.17
Room Revenue	$3,675,731	$5,685,911	$6,994,667	$6,722,432	$6,722,432	$53,352.63	87.7%
Food and Beverage(4)	22,237	16,987	489,452	920,000	920,000	$7,301.59	12.0%
Other Departmental Revenues	39,666	23,186	21,860	21,644	21,644	$171.78	0.3%
Total Revenue	$3,737,634	$5,726,084	$7,505,979	$7,664,076	$7,664,076	$60,826.00	100.0%
Room Expense	1,382,416	975,415	1,128,083	1,187,525	1,187,525	$9,424.80	17.7%
Food and Beverage Expense(4)	16,067	0	0	0	0	$0.00	0.0%
Other Departmental Expenses	0	0	0	0	0	$0.00	0.0%
Departmental Expenses	$1,398,483	$975,415	$1,128,083	$1,187,525	$1,187,525	$9,424.80	15.5%
Departmental Profit	$2,339,151	$4,750,669	$6,377,896	$6,476,551	$6,476,551	$51,401.20	84.5%
Operating Expenses	$787,652	$1,856,174	$2,091,753	$2,071,784	$2,103,477	$16,694.26	27.4%
Gross Operating Profit	$1,551,499	$2,894,495	$4,286,143	$4,404,767	$4,373,074	$34,706.94	57.1%
Fixed Expenses	230,960	666,657	852,154	822,180	779,459	$6,186.18	10.2%
Net Operating Income	$1,320,539	$2,227,838	$3,433,989	$3,582,587	$3,593,615	$28,520.76	46.9%
FF&E	0	0	0	0	306,563	$2,433.04	4.0%
Net Cash Flow	$1,320,539	$2,227,838	$3,433,989	$3,582,587	$3,287,052	$26,087.72	42.9%

(1)	The sponsor added three stories with 79 rooms and a 10,000 SF rooftop event space, finishing construction in 2018. As a result, NOI shown above increased from 2016 to TTM.

(2)	TTM represents the trailing twelve month period ending April 30, 2019.

(3)	% column represents percent of Total Revenue except for Room Expense, Food and Beverage and Other Department Expenses, which is based on their corresponding revenue line items.

(4)	TTM and Underwritten Food and Beverage revenue represents two sponsor affiliated leases for the rooftop operator and ground floor restaurant. The sponsor executed a guarantee under both leases.

Property Management. The property is managed by Greenpoint Hotel LLC and JES Property Management Services, both affiliates of the sponsor.

Escrows and Reserves. At origination, the borrower deposited into escrow $204,973 as a seasonality reserve, $120,491 for insurance premiums and $48,404 for real estate taxes. In addition the borrower deposited $1,000,000 into an earnout reserve that will be released if by November 2021, the property achieves a net cash flow debt yield of 11% based on the trailing 12-months financials and the underwritten gross revenue is not less than $7,397,073. In the event the earnout conditions are not met by November 2021, the lender may pay down the loan by $1,000,000 or the funds may be held as additional collateral for the loan. The borrower is responsible for paying any yield maintenance premium due and owing in connection with the pay down from its own funds and not from funds in the earnout reserve. The obligation to pay such yield maintenance is recourse to borrower and guarantor.

Tax Escrow – On a monthly basis, the borrower is required to deposit into escrow 1/12th of the annual estimated tax payments which currently equals $48,404

Insurance Escrow – On a monthly basis, the borrower is required to deposit into escrow 1/12th of the annual estimated insurance payments which currently equals $13,388.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 8 — The Box House Hotel

FF&E Reserve – On a monthly basis, the borrower is required to deposit into escrow 1/12th of 4.0% of gross revenue based on the greater of (A) the gross revenue generated during the 12-month period ending on the last day of the most recent calendar quarter for which the borrower has furnished financial statements and (B) the gross revenue projected in the then-effective approved annual budget for the 12-month period covered by such budget. The monthly FF&E Reserve deposit currently equates to approximately $25,547.

Seasonality Reserve – On monthly payment dates in April, May, June, July, September and October, the borrower is required to deposit into escrow an aggregate of $615,000 and then the lender will disburse to the borrower an aggregate of $615,000 in the months December through March pursuant to a schedule set forth in the loan documents. Amounts are subject to change and adjusted on an annual basis based on lender discretion.

Lockbox / Cash Management. The loan is structured with a hard lockbox with springing cash management. The property manager is required to send direction letters to instruct credit card companies to deposit all credit card deposits and other income directly into the lockbox account controlled by the lender. So long as no Cash Management Period (as defined below) is continuing, all funds in the lockbox account are swept daily to the borrower’s operating account. During the continuance of a Cash Management Period, all funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed on each monthly payment date during the term of the loan in accordance with the loan documents. During the continuance of a Cash Management Period, all excess cash flow, after payments are made in accordance with the loan documents for, amongst other things, debt service, required reserves and operating expenses, will be held as additional collateral for the loan.

A “Cash Management Period” will commence upon: (i) the occurrence and continuance of any event of default under the loan documents; (ii) the occurrence and continuance of any event of default under the property management agreement; (iii) the NCF DSCR falling below 1.30x; and (iv) the delivery of notice by a franchisor/manager (if any) of any breach or default by the borrower under any franchise/management agreement that, with the passage of time or delivery of notice, could result in the termination of such agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 9 — 787 Eleventh Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 9 — 787 Eleventh Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 9 — 787 Eleventh Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 9 — 787 Eleventh Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 9 — 787 Eleventh Avenue

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$30,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$30,000,000	Property Type - Subtype:	Mixed Use – Retail / Office
% of Pool by IPB:	3.8%	Net Rentable Area (SF):	513,638
Credit Assessment (Moody’s/Fitch/DBRS)(2):	A3 / BBB- / A(low)	Location:	New York, NY
Loan Purpose:	Refinance	Year Built / Renovated:	1929 / 2019
Borrower:	Georgetown Eleventh Avenue Owners, LLC	Occupancy(5):	88.4%
Sponsors:	TABLE Holdings, L.P.; Georgetown Company; William A. Ackman; Adam R. Flatto	Occupancy Date(5):	11/1/2018
Interest Rate:	4.53031685470085%	Number of Tenants:	5
Note Date:	1/9/2019	2016 NOI(6):	N/A
Maturity Date:	2/8/2029	2017 NOI(6):	N/A
Interest-only Period:	120 months	2018 NOI(6):	N/A
Original Term:	120 months	TTM NOI(6):	N/A
Original Amortization:	None	UW Economic Occupancy:	88.2%
Amortization Type:	Interest Only	UW Revenues:	$33,408,153
Call Protection(3):	L(28), Def or YM1(85), O(7)	UW Expenses:	$8,150,648
Lockbox(4):	Hard	UW NOI:	$25,257,505
Additional Debt(1):	Yes	UW NCF:	$24,178,865
Additional Debt Balance(1):	$145,000,000 / $235,000,000	Appraised Value / PSF:	$650,000,000 / $1,265
Additional Debt Type(1):	Pari Passu / Subordinate	Appraisal Date:	12/2/2018
Additional Future Debt Permitted:	No

Escrows and Reserves(7)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan PSF:	$341
Taxes:	$0	Springing	N/A	Maturity Date Loan PSF:	$341
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	26.9%
TI/LC Reserve:	$24,775,711	Springing	N/A	Maturity Date LTV:	26.9%
Free Rent Reserve:	$15,664,540	$0	N/A	UW NOI / UW NCF DSCR:	3.14x / 3.01x
Renovation Reserve:	$6,131,548	$0	N/A	UW NOI / UW NCF Debt Yield:	14.4% / 13.8%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan:	$410,000,000	100.0%	Payoff Existing Debt:	$320,367,552	78.1%
			Upfront Reserves:	46,571,799	11.4
			Return of Equity:	36,281,750	8.8
			Closing Costs:	6,778,899	1.7
Total Sources:	$410,000,000	100.0%	Total Uses:	$410,000,000	100.0%

(1)	The 787 Eleventh Avenue loan is part of a larger split whole loan evidenced by four pari passu notes with an aggregate Cut-off Date balance of $175.0 million (collectively, the “A Notes”), one senior subordinate note with Cut-off Date balance of $117.5 million (the “A-2 Note”) and one junior subordinate note with Cut-off Date balance of $117.5 million (the “Note B”) (collectively, the “Whole Loan”). The financial information presented in the chart above and herein reflects the balance of the A Notes, but not the A-2 Note and Note B.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 9 — 787 Eleventh Avenue

(2)	Moody’s, Fitch and DBRS have each confirmed that the loan has, in the context of its inclusion in the Initial Pool Balance, credit characteristics consistent with an investment grade obligation.

(3)	At any time after the earlier to occur of (i) January 9, 2022 and (ii) two years from the closing date of the securitization that includes the last A Note of the Whole Loan to be securitized, the borrower has the right to either (a) defease the Whole Loan or (b) prepay the Whole Loan, provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal balance being prepaid.

(4)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.

(5)	Regus and Pershing Square are currently building out their respective spaces and are expected to take occupancy in 2019. Nissan is currently building out its space and its expected occupancy date is yet to be determined.

(6)	Historical cash flows are unavailable as the property was acquired by the sponsors in 2015 and subsequently redeveloped through 2019.

(7)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The 787 Eleventh Avenue Whole Loan has a Cut-off Date balance of $410.0 million and is secured by the fee interest in a 513,638 SF, 10-story, mixed-use Class A office building and automotive retail showroom and service center space located on 11th Avenue between West 54th and 55th Streets in the Midtown West neighborhood of Manhattan. The Whole Loan has a 10-year term and is interest-only for the entire term of the loan. The Whole Loan consists of the A Notes with an aggregate Cut-off Date balance of $175.0 million, the A-2 Note with a Cut-off Date balance of $117.5 million and the B-Note with a Cut-off Date balance of $117.5 million.

Note A-1D is being contributed to the CSAIL 2019-C16 Commercial Mortgage Trust. The Whole Loan is being serviced pursuant to the SGCMS 2019-787E trust and servicing agreement. Note B was sold to a third-party investor. As the holder of Note B (the “Controlling Noteholder”), a third-party investor is currently entitled to exercise all of the rights of the Controlling Noteholder with respect to the Whole Loan; however, the holders of the remaining notes are entitled, under certain circumstances, to consult with respect to certain major decisions.

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece (Y/N)
Note A-1A	$70,000,000	$70,000,000	SGCMS 2019-787E	N(2)
Note A-1B	45,000,000	45,000,000	CSAIL 2019-C15	N
Note A-1C	30,000,000	30,000,000	BBCMS 2019-C3(1)	N
Note A-1D	30,000,000	30,000,000	CSAIL 2019-C16	N
Note A-2	117,500,000	117,500,000	SGCMS 2019-787E	N
Note B	117,500,000	117,500,000	Third-Party Investor	Y(2)
Total:	$410,000,000	$410,000,000

(1)	The BBCMS 2019-C3 transaction is expected to close on June 11, 2019.

(2)	The initial control note is Note B. If and for so long as a 787 Eleventh Avenue Junior Subordinate Companion Loan Control Appraisal Period is continuing, then the control note will be Note A-2. Thereafter, if and for so long as a 787 Eleventh Avenue Senior Subordinate Companion Loan Control Appraisal Period is continuing, then the control note will be Note A-1-A. See “Description of the Mortgage Pool— The Whole Loans—The Non-Serviced AB Whole Loans—The 787 Eleventh Avenue Whole Loan” in the Preliminary Prospectus. The Whole Loan is serviced under the SGCMS 2019-787E pooling and servicing agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 9 — 787 Eleventh Avenue

Total Debt Capital Structure

(1)	Based on the “as-is” appraised value of $650.0 million as of December 2, 2018 per the appraisal.

(2)	Based on the UW NOI of $25,257,505.

(3)	Based on the UW NCF of $24,178,865 and the interest rate of 4.53031685470085% for both the A Notes and Note A-2 and an interest rate of 6.099424% for the B-Note.

(4)	Implied Equity is based on the as-is appraised value of $650.0 million, less total debt of $410.0 million.

The Borrower. The borrowing entity for the loan is Georgetown Eleventh Avenue Owners, LLC, a Delaware limited liability company and special purpose entity. The borrower is 50.0% owned by TABLE Holdings, L.P. (“Table”) and 50.0% owned by the Georgetown Company (“Georgetown”).

The Sponsors. The sponsors are Adam R. Flatto, Georgetown, William A. Ackman and Table. The nonrecourse carve-out guarantors are Adam R. Flatto and William A. Ackman.

Founded in 1978, Georgetown is a privately-held diversified real estate company headquartered in New York. Georgetown and its principals have developed, owned and overseen in excess of 20.0 million SF of office, residential, retail and recreational properties and currently have assets under management of over $3.0 billion. Examples of their work include the renovation of the IAC building in Manhattan; the master development of the Easton project in Columbus, OH; a venture with CNA Insurance to reposition the 1.1 million SF Continental Center in Manhattan; and, in partnership with Sony Pictures Entertainment, the master planned redevelopment of Sony’s Culver City Studio Lot in Los Angeles.

Table is the investment office of William A. Ackman and his family. Table has invested more than $300.0 million of equity at cost in various real estate investments and has ownership interests in more than 2,200 multifamily apartments and hotels in New York City, Florida, California and other markets, as well as other property interests. William A. Ackman is the CEO and Portfolio Manager of Pershing Square Capital Management L.P. (“Pershing Square”), a SEC-registered investment adviser founded in 2003 with assets under management of $6.8 billion as of December 31, 2018.

The Property. The property is a 513,638 SF, 10-story, mixed-use, Class A office and automotive retail showroom and service center building occupying the entire block on the west side of 11th Avenue between West 54th and 55th Streets in the Midtown West neighborhood of Manhattan. Originally built in 1929, the property formerly housed Ford’s automotive flagship showroom facility.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 9 — 787 Eleventh Avenue

The property was acquired by the sponsors in 2015 for approximately $255.5 million ($497 PSF). Following the acquisition, the sponsors commenced a $275.2 million ($536 PSF) redevelopment and expansion of the existing improvements that created a mixed-use building with Class A office space while retaining a portion of the original automotive retail showroom and service center. The redevelopment included converting three floors of the existing building from automotive retail showroom and service center use to office use, the addition of two new office floors, renovation of the lobby, entrance and façade (including the installation of oversized windows), executive parking in the basement, a wrap-around terrace on the 9th floor and a roof deck with a private tennis court and views of Manhattan, the Hudson River and New Jersey. Additional office tenant amenities include shuttle service to public transportation and access to the Mercedes Club across the street that offers a fitness center.

Located in the Midtown West neighborhood of Manhattan known as “Automobile Row”, the property benefits from zoning that allows automotive tenants to perform both sales and service operations, a designation which is limited to properties west of 11th Avenue (unless otherwise grandfathered). The property’s close proximity to the West Side Highway, Lincoln Tunnel and 57th Street east / west corridor provides convenient access for automobile customers. According to the appraisal, the property is the only building in the surrounding marketplace that features a double-helix ramp allowing for two-way, floor-by-floor vehicular access without reliance on an elevator like neighboring properties. This access feature provides valuable time and cost savings to tenants. As of November 1, 2018, the property was 88.4% leased by five tenants.

The largest tenant at the property, GJM OPCO LLC – Jaguar Land Rover, leases 161,195 SF (31.4% of NRA) through November 2032 with GJM OPCO LLC – Jaguar Land Rover (“GJM OPCO”) as the franchise dealership operator. GJM OPCO is owned by Jonathan Sobel, a former partner at Goldman Sachs and owner of car dealerships throughout the New York region, including BMW, Mini, Porsche, Audi, Chrysler, Jeep, Dodge and Ram. GJM OPCO operates a Jaguar Land Rover dealership (“Jaguar Land Rover”) under a lease expiring in 2032 with two, five-year renewal options. Jaguar Land Rover is a British multinational automotive company and a subsidiary of Tata Motors, a publicly traded Indian automotive company rated AA by Crisil, an India based ratings firm owned by Standard & Poor’s. As of March 2018, the company reported total revenue of £25.8 billion and profit before taxes of £1.5 billion with reported retail sales of 614,309 cars. North America accounted for approximately 129,319 cars or 21.1% of those sales.

The second largest tenant at the property, Nissan North America, Inc. (“Nissan”), leases 106,391 SF (20.7% of NRA) through July 2032 with two, ten-year renewal options. Nissan is engaged in the manufacturing, sales and related business of automotive products and marine equipment. Nissan’s business segments include automobile sales and financing. The company offers products and services in over 160 countries across the world selling approximately 60 models under the Nissan, Infiniti and Datsun brands. As of March 2018, Nissan reported total net revenue of approximately $112.4 billion, net income from operations of approximately $7.0 billion and total assets of approximately $176.4 billion. According to the sponsors, Nissan has not yet taken occupancy but is expected to have a flagship store at the property, which would be its only dealership location in Manhattan. Nissan leases its space directly and is expected to have a third-party franchisee manage the day to day operations. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.

The third largest tenant at the property, Regus, leases 99,337 SF (19.3% of NRA) through October 2031 with one, five-year renewal option. The company is listed on the London Stock Exchange under the name IWG Plc. Regus’s network includes a global community of 2.5 million members, over 3,000 business centers, spanning more than 1,000 cities across more than 110 countries. As of December 2017, Regus reported total revenue of £2.4 billion, operating profit of £163.2 million and total assets of approximately £2.9 billion. Regus’ Americas operations accounted for approximately £984.4 million, representing approximately 41.9% of its total revenues for 2017. Regus has not yet taken occupancy but is expected to operate at the property as a Spaces International Workplace Group (“Spaces”) location, Regus’ premium brand that provides creative workspaces that aim to promote entrepreneurial ingenuity and a collaborative work environment. The Spaces lease is guaranteed by Regus and its United States subsidiary on a joint and several basis for an amount up to approximately $14.4 million. The property will house one of only two locations in Manhattan at which Regus signed leases in 2018, with the other location being the Chrysler Building. Regus has an option to terminate its lease in October 2028 with 12 months’ notice and the payment of a termination fee equal to $7,325,110 ($73.74 PSF) to be used for re-tenanting the space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 9 — 787 Eleventh Avenue

Leasing Costs

	Leasing Costs(1)	Reserved Leasing Costs	Total Tenant Leasing Costs	Total Leasing Costs PSF
Jaguar Land Rover
Tenant Improvements	$12,282,214	$0	$12,282,214	$76
Leasing Commissions	9,229,880	0	9,229,880	$57
Jaguar Land Rover Total	$21,512,094	$0	$21,512,094	$133
Nissan
Tenant Improvements	$4,629,732	$3,960,268	$8,590,000	$81
Leasing Commissions	4,067,520	0	4,067,520	$38
Nissan Total	$8,697,252	$3,960,268	$12,657,520	$119
Regus
Tenant Improvements	$588,080	$12,528,382	$13,116,462	$132
Leasing Commissions	3,128,916	521,488	3,650,404	$37
Regus Total	$3,716,996	$13,049,870	$16,766,866	$169
Pershing Square
Tenant Improvements	$4,482,749	$7,765,573	$12,248,322	$183
Leasing Commissions	400,000	0	400,000	$6
Pershing Square Total	$4,882,749	$7,765,573	$12,648,322	$189
Dwight Capital
Tenant Improvements	$3,385,275	$0	$3,385,275	$167
Leasing Commissions	698,264	0	698,264	$34
Dwight Capital Total	$4,083,539	$0	$4,083,539	$201
Total:	$42,892,631	$24,775,711	$67,668,342	$149

(1)	Based on borrower provided information as of December 17, 2018.

The Market. The property is located on the Westside of Manhattan in New York, New York in the Westside office submarket of Midtown. The property is also located one block east of the Westside Highway and two blocks south of the 57th Street east/west corridor. This provides tenants with multiple means of access via public and private transportation. The 59th Street - Columbus Circle Transit Stop is located approximately 0.8 miles from the property, which provides commuters with access to the 1, 2, A, B, C and D subway trains. MTA bus lines with stops at or near the property include the M12, M31, M57 (which stops at West 54th Street and 11th Avenue) and the M11. The New York Waterway ferry terminal, with service to New Jersey and lower Manhattan, is available at 39th Street and the West Side Highway.

According to a third-party report, the 2018 estimated population within a 0.5-mile radius of the property is 50,379 people. Population in the area has grown approximately 1.9% since 2010 and this trend is projected to continue with compound annual growth of 1.6% through 2023. The 2018 median household income within a 0.25-mile and 0.5-mile radius is $61,398 and $90,297, respectively.

According to the appraisal, the property is located in the Westside office submarket, which contained approximately 25.7 million SF and had an overall vacancy rate of 5.0% and an average rental rate of $66.92 PSF as of the third quarter 2018. The appraiser analyzed 32 competitive properties offering newly redeveloped Class A office space, which exhibited an average occupancy rate of 96.2% and a direct asking rent of $76.75 PSF.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 9 — 787 Eleventh Avenue

According to the appraisal, the Manhattan market comprises the largest market in the five boroughs of rentable automobile retail space (43.6% of NRA). Within the Manhattan market, approximately 88.6% of the total automotive space is located along the stretch of 11th Avenue known as “Automotive Row”, which evolved after the passing of the Special Clinton District rezoning of 2011. According to the appraisal, several brands including Mercedes-Benz, BMW, VW, Audi and Porsche have collectively spent more than $1.0 billion on newly re-imagined showrooms and service centers. The appraisal noted that the only vacant space available in the entire corridor is at 748 11th Avenue, which previously housed the Nissan Infiniti dealership.

Underwritten rents for the occupied spaces at the property are approximately 15.7% below the appraiser’s concluded market rents, driven primarily by the automotive retail spaces which have a weighted average rent that is approximately 25.1% below market rents. The automotive retail leases were initially signed in 2015.

Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch(2)	NRA (SF)	% of Total NRA	UW Base Rent PSF	% of Total UW Base Rent	Lease Expiration Date
Jaguar Land Rover	NR / NR / NR	161,195	31.4%	$57.88	29.8%	11/30/2032
Nissan(3)	NR / A / NR	106,391	20.7	$66.83	22.7	7/31/2032
Regus(3)(4)	NR / NR / NR	99,337	19.3	$72.50	23.0	10/31/2031
Pershing Square(3)(5)	NR / NR / NR	66,757	13.0	$89.73	19.1	1/30/2034
Dwight Capital	NR / NR / NR	20,322	4.0	$82.55	5.4	5/30/2029
Total:		454,002	88.4%		100.0%

(1)	Based on the November 1, 2018 underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Nissan is currently building out its respective space and its expected occupancy date is yet to be determined. Regus and Pershing Square are currently building out their respective spaces and are expected to take occupancy in 2019. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Other” in the Preliminary Prospectus.

(4)	Regus and its U.S. subsidiary, on a joint and several basis, provided a limited guarantee of the tenant’s obligation under its lease in an amount up to $14.4 million. Regus has an option to terminate the lease in October 2028, with 12 months’ notice, and payment of a termination fee equal to $7,325,110 ($73.74 PSF).

(5)	Pershing Square is an affiliate of Table, one of the sponsors; the appraisal indicates that the lease is within current market levels. Mr. Ackman provided a limited personal guarantee of the tenant’s obligations under its lease in an amount up to $6.04 million. See “Description of the Mortgage Pool–Tenant Issues—Affiliated Leases” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 9 — 787 Eleventh Avenue

Lease Rollover Schedule(1)(2)

Year	Number of Leases Expiring	NRA Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)	Cumulative NRA Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
MTM	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2019	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2020	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2029 & Beyond	5	454,002	88.4	31,309,531	100.0	454,002	88.4%	$31,309,531	100.0%
Vacant	NAP	59,636	11.6	NAP	NAP	513,638	100.0%	NAP	NAP
Total	5	513,638	100.0%	$31,309,531	100.0%

(1)	Based on the November 1, 2018 underwritten rent roll.

(2)	Certain tenants have more than one lease. Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

(3)	UW Base Rent includes rent steps based on straight line rent of $889,660 associated with the investment grade tenant, Nissan, through the term of its lease.

Operating History and Underwritten Net Cash Flow

	2016(1)	2017(1)	TTM(1)	Underwritten	PSF	%(2)
Rents in Place	N/A	N/A	N/A	$30,419,871	$59.22	80.5%
Vacant Income	N/A	N/A	N/A	4,472,700	$8.71	11.8%
Rent Steps(3)	N/A	N/A	N/A	889,660	$1.73	2.4%
Percentage Rent(4)	N/A	N/A	N/A	114,081	$0.22	0.3%
Gross Potential Rent	N/A	N/A	N/A	$35,896,311	$69.89	95.0%
Total Reimbursements(5)	N/A	N/A	N/A	1,886,554	$3.67	5.0%
Net Rental Income	N/A	N/A	N/A	$37,782,865	$73.56	100.0%
(Vacancy/Collection Loss)	N/A	N/A	N/A	(4,472,700)	($8.71)	(11.8%)
Amenity Income	N/A	N/A	N/A	51,088	$0.10	0.2%
Mailroom Income(6)	N/A	N/A	N/A	46,900	$0.09	0.1%
Effective Gross Income	N/A	N/A	N/A	$33,408,153	$65.04	100.0%
Total Expenses	N/A	N/A	N/A	$8,150,648	$15.87	24.4%
Net Operating Income	N/A	N/A	N/A	$25,257,505	$49.17	75.6%
Total TI/LC, Capex/RR	N/A	N/A	N/A	1,078,640	$2.10	3.2%
Net Cash Flow	N/A	N/A	N/A	$24,178,865	$47.07	72.4%

(1)	Historical cash flows are unavailable as the property was acquired by the sponsors in 2015 and subsequently redeveloped through 2019.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Underwritten Rent Steps are based on straight line rent of $889,660 associated with the investment grade tenant, Nissan, through the term of its lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 9 — 787 Eleventh Avenue

(4)	Underwritten Percentage Rent is based Jaguar Land Rover’s contractual agreement of 2.0% over $145,000,000 in new car sales per annum. The car sales figure of $150,704,039 was utilized for the concluded percentage rent based on new car dealership sales.

(5)	Underwritten Total Reimbursements are based on each tenant’s recoveries per the contractual lease. All tenants are currently in a base year assessment period for operating expenses. For real estate tax recoveries, tenants generally pay a fixed amount in addition to their pro-rated shares over a tax base year. Tax base years and the applied real estate tax expense are calculated on the basis of the full real estate tax expense without any adjustments for the Industrial & Commercial Abatement Program. Tax base years are based on the appraiser’s estimates. See “Tax Abatement” below.

(6)	Underwritten Mailroom Income is attributed to the Pershing Square lease, under which the tenant is contractually responsible for $46,900 in mailroom income.

Property Management. The property is managed by Cushman & Wakefield U.S., Inc.

Escrows and Reserves. At origination, the borrower deposited into escrow $24,775,711 for outstanding tenant improvements and leasing costs, $15,664,540 for free rent and $6,131,548 for renovations.

Tax & Insurance Reserve - Collection of monthly tax and insurance reserves (and common charges, if applicable) will be waived so long as (i) no event of default under the loan documents has occurred and is continuing and (ii) the borrower timely pays the tax, insurance and common charge costs when incurred and promptly provides evidence to the lender of the payment of same.

TI/LC Reserve - From and after July 1, 2020 the borrower is required to deposit any amounts required in connection with a permitted lease modification or permitted surrender in connection with various lease modifications and/or terminations.

Lockbox / Cash Management. The Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver to all existing and new tenants at the property a written notice instructing that all rents under leases at the property are to be delivered by such tenants directly to the deposit account. All funds in the lockbox account are required to be remitted to the borrower on a daily basis in the absence of a Cash Management Period (as defined below). Upon the commencement of a Cash Management Period, the lender will give notice thereof to the cash management bank, after which the borrower and cash management bank must establish a cash management account into which all funds on deposit in the deposit account (less any minimum peg balance required under the loan documents) will be swept on a daily basis. The cash management account is required to be in the name of the borrower but for the sole and exclusive benefit of the lender.

A “Cash Management Period” will commence upon (i) February 8, 2029 or (ii) an event of default under the loan documents.

Property Release. Following a permitted condominium conversion of all or a portion of the property in accordance with the loan documents, the borrower may obtain a one-time release of the retail condominium unit from the lien of the Whole Loan, upon conveyance of the retail condominium unit to another entity; provided that each of the following conditions, among others, are satisfied: (a) the borrower either (i) pays a prepayment of the principal in an amount equal to 105.0% of the appraised value of the retail condominium unit (together with any applicable yield maintenance premium), or (ii) elects a partial defeasance event, in which case the defeased note will be in an amount equal to 105.0% of the appraised value of the retail condominium unit; (b) after giving effect to such prepayment or defeasance, the debt yield on the Whole Loan is greater than or equal to the greater of (i) 6.2% or (ii) the debt yield on the Whole Loan immediately preceding the retail condominium release (provided that the borrower may make an additional prepayment or partially defease the Whole Loan in an amount sufficient to pass such debt yield test); (c) the LTV ratio on the Whole Loan is required to be equal to or less than the lesser of (i) 63.1% and (ii) the LTV ratio on the Whole Loan of the property immediately prior to the retail condominium release (provided that the borrower may make an additional prepayment or partially defease the Whole Loan in an amount sufficient to pass such test); (d) no event of default under the loan documents is continuing; and (e) the lender has either received a rating agency confirmation from each rating agency or each rating agency has waived such condition. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 9 — 787 Eleventh Avenue

Tax Abatement. The sponsors have applied for a tax abatement for the property under the Industrial & Commercial Abatement Program (“ICAP”) program. The borrower projects that the ICAP application will be fully approved by the end of 2019 and that the abatement benefits will take effect in the 2020/2021 tax year. As projected by the sponsors, the ICAP abatement would phase out over a 10-year period with full savings being realized in years one through five of the program, which subsequently burns off at a rate of 20.0% per year over the next five years decreasing to 20.0% in years nine and ten of the abatement period. The borrower is required under the loan documents to submit a timely ICAP notice of completion reflecting completion of construction on or before December 29, 2020 and satisfy all conditions and obtain all licenses and permits required under the loan documents, in order to fully vest in the property all rights for benefits under the ICAP. The borrower is also required to comply with all legal requirements necessary to maintain, and is required to maintain, the abatement of taxes under the ICAP on or before July 1, 2020, subject to extension to July 1, 2021, including, without limitation, the filing of all certificates of continuing use and filing real property income and expense statements. The borrower is required to provide to the lender all material notices it receives from the applicable governmental authorities with respect to the ICAP within ten business days after receipt. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 10 — Darden Headquarters

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 10 — Darden Headquarters

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 10 — Darden Headquarters

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 10 — Darden Headquarters

Mortgage Loan Information	Property Information
Mortgage Loan Seller:	Column	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$30,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$30,000,000	Property Type - Subtype:	Office – Suburban
% of Pool by IPB:	3.8%	Net Rentable Area (SF):	525,000
Loan Purpose:	Refinance	Location:	Orlando, FL
Borrower:	Orlando Garden Property LLC	Year Built / Renovated:	2009 / NAP
Sponsor:	U.S. Realty Advisors, LLC	Occupancy:	100.0%
Interest Rate:	4.7700%	Occupancy Date:	11/20/2018
Note Date:	12/21/2018	Number of Tenants:	1
Maturity Date:	1/6/2029	2016 NOI:	$8,014,298
Interest-only Period:	120 months	2017 NOI:	$8,142,009
Original Term:	120 months	2018 NOI:	$8,324,426
Original Amortization:	None	UW Economic Occupancy:	97.0%
Amortization Type:	Interest Only	UW Revenues:	$13,482,829
Call Protection:	L(29), Def(86), O(5)	UW Expenses:	$4,570,793
Lockbox(2):	Hard	UW NOI(43:	$8,912,036
Additional Debt(1):	Yes	UW NCF:	$8,859,480
Additional Debt Balance(1):	$80,000,000	Appraised Value / PSF:	$157,400,000 / $300
Additional Debt Type(1):	Pari Passu	Appraisal Date:	11/29/2018
Additional Future Debt Permitted:	No

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan PSF:	$210
Taxes:	$0	Springing	N/A	Maturity Date Loan PSF:	$210
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	69.9%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	69.9%
				UW NOI / UW NCF DSCR:	1.68x / 1.67x
				UW NOI / UW NCF Debt Yield:	8.1% / 8.1%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan:	$110,000,000	100.0%	Payoff Existing Debt:	$90,471,473	82.2%
			Return of Equity:	18,190,198	16.5
			Closing Costs:	1,338,329	1.2
Total Sources:	$110,000,000	100.0%	Total Uses:	$110,000,000	100.0%

(1)	The Darden Headquarters loan is part of a larger split whole loan evidenced by three pari passu notes with an aggregate Cut-off Date balance of $110.0 million (collectively, the “Whole Loan”). The financial information presented in the chart above and herein reflects the balance of the Whole Loan.

(2)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.

(3)	UW NOI includes $847,248 of straight line rent assuming 2.0% annual rent increases.

(4)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 10 — Darden Headquarters

The Loan. The Darden Headquarters Whole Loan is a $110.0 million first mortgage loan secured by the fee simple interest a 525,000 SF, Class A office building located in Orlando, Florida. The office is the headquarters for Darden Restaurants, Inc. (“Darden”). The loan has a 10-year term and is interest-only for the entire term.

The Whole Loan is evidenced by three pari passu notes. The non-controlling Note A-2 is being contributed to the CSAIL 2019-C16 Commercial Mortgage Trust. The Whole Loan is being serviced under the CSAIL 2019-C15 pooling and servicing agreement. As the holder of Note A-1 (the “Controlling Noteholder”), the trustee of the CSAIL 2019-C15 Commercial Mortgage Trust is entitled to exercise all of the rights of the Controlling Noteholder with respect to the Whole Loan; however, the holder of Note A-2 is entitled, under certain circumstances, to consult with respect to certain major decisions.

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece (Y/N)
Note A-1, A-3	$80,000,000	$80,000,000	CSAIL 2019-C15	Y
Note A-2	30,000,000	30,000,000	CSAIL 2019-C16	N
Total:	$110,000,000	$110,000,000

The Borrower. The borrowing entity for the Whole Loan is Orlando Garden Property LLC, a special purpose Delaware limited liability company. The borrowing entity is 100% owned by USRA Net Lease Investors III, LLC.

The Sponsor. The loan’s sponsor is U.S. Realty Advisors, LLC (“USRA”). The non-recourse carve-out guarantor of the Whole Loan is USRA Net Lease II Capital Corp., which is controlled by USRA. Established in 1989, USRA is a single-tenant real estate investment and asset management firm. With a 30-year, $20 billion history in the net lease process as both an advisor and investor, USRA specializes in sale-leasebacks and acquisitions from third parties or built-to-suit properties under triple-net leases. From 1990 to 2015, USRA executed over 98 real estate transactions totaling more than $4.6 billion of single-tenant assets ranging from individual properties to large portfolios involving properties leased to a single tenant, with transaction sizes ranging from $3.0 million to $1.4 billion. USRA’s current portfolio exceeds $2.7 billion of investments, including assets for USRA’s own account, institutional investors, corporate clients and private families.

The Property. The property is a Class A, 3-story, 525,000 SF, LEED Gold certified, office headquarter campus situated on 45.9 acres in Orlando, Florida. The property was constructed in 2009 by Darden as its corporate headquarters to consolidate its eight restaurant brands, which were previously located across 12 locations, under a single roof. The property includes a freestanding single story data center, 605 surface parking spaces and a four-story parking garage with 1,065 spaces resulting in a parking ratio of 3.18 spaces per 1,000 SF. USRA acquired the property from Darden in a sale-leaseback transaction in 2015 for $133.3 million ($254 PSF) with the sponsor investing approximately $40.0 million of equity. The property is leased to a subsidiary of Darden, Darden Corporation (“Darden Tenant”), and the lease is guaranteed by Darden.

Darden Tenant has occupied 100.0% of the property since construction in 2009 as its global headquarters. The property is leased on a triple-net, 20-year lease through 2035 with four, 5-year and one, 10-year extension options through 2065. Darden, rated Baa2/BBB/BBB by Moody’s, S&P and Fitch, respectively, guarantees the lease (which does not have optional termination rights). The lease is structured with no landlord responsibilities and features annual rent increases at the lesser of 2.0% or the consumer price index, with annual catch-up provisions up to 2.0%.

As the global headquarters location for Darden, the property is the hub of the full-service restaurateur, housing more than 1,200 employees that make up the home office, creative, marketing, technology and executive staff. The property is home to Darden’s manager training program, bringing in nearly 700 managers-in-training to the property each year. In addition, corporate executives of each brand are located at the property as well as customized test kitchens that operate daily.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 10 — Darden Headquarters

The comprehensive amenity package includes 30,000 SF of test kitchen space and 25,000 SF of meeting spaces, as well as a data center designed to support and protect Darden’s entire technology footprint. Additional amenities include a 5,000 SF full-service fitness center, a credit union and a 16,000 SF cafeteria, as well as smaller cafés throughout the campus. The solar electric system on the roof of the main building and parking garage generate approximately 20% of the required power for the property. The property’s versatile dual wing floorplan features a main building with a central common area connected with two perpendicular flexible office wings, allowing for effective segregated division configuration options while also providing the ability to convert the property for multi-tenant use.

Founded in 1938, Darden has a long history of developing and acquiring restaurant concepts. Darden is the world’s largest full-service restaurant company and is a member of the S&P 500 and the Fortune 500 (#396 in 2017). Darden is a leading owner and operator of full-service restaurants in the United States and Canada with more than 1,700 restaurants across eight brands (including Olive Garden, LongHorn Steakhouse, Cheddar’s Scratch Kitchen, Yard House, The Capital Grille, Bahama Breeze, Seasons 52, and Eddie V’s), and over 180,000 full-time workers. Darden serves nearly 390 million guests each year.

During fiscal year 2018, Darden added 51 new company restaurants in the United States, including Cheddar’s Scratch Kitchen restaurants, which was acquired in August 2017 for $780 million. Organic growth is expected to continue, as 45 to 50 new restaurants are expected to open in the United States in fiscal year 2019. Darden finished fiscal year 2018 with $596.0 million in net income, as compared to $479.1 million in fiscal year 2017 and $375.0 million in fiscal year 2016.

The Market. The property is located 12.8 miles southwest of the Orlando central business district and 10.4 miles from the Orlando International Airport in the Tourist Corridor Submarket. The property is in the southwest corner of the intersection of FL Highway 528 (Beachline Expressway) and South John Young Parkway. The Beachline Expressway is the primary artery connecting I-4 and the Florida Turnpike as well as providing access to the Orlando International Airport, the FL417 Loop, and the Port Canaveral/Cocoa Beach area to the east.

According to the appraisal, Orlando is one of the busiest cities in America for conferences and conventions, as the Orange County Convention Center is the second largest convention facility in the United States. A record 72 million visitors came to the Orlando region in 2017, making it the top tourist destination in the United States. In addition, many industry leaders including the American Automobile Association (AAA), Deloitte Consulting LLP, Electronic Arts, Lockheed Martin, Northrop Grumman, Tupperware Brands Corporation, Verizon Communications and the Walt Disney Company are either headquartered in or have a significant presence in the metropolitan statistical area.

The median household and average incomes within a five-mile radius of the property are estimated at $49,481 and $68,869, respectively. The population grew 16.41% from 2010 to 2018 and is projected to increase 8.81% through 2023. The average household growth rate through 2023 is expected to be 5.8%.

The Tourist Corridor Submarket is also known as “The Theme Park Capital of the World” as it is home to Walt Disney World Resort, Universal Orlando Resort, SeaWorld Orlando and the Fun Spot America Theme Parks. According to a third party market data provider, the Orlando area features seven of the ten most visited theme parks in North America, as well as the four most visited water parks in the United States. The property is located in close proximity to the Orlando Convention Center (3.8 miles), Walt Disney World Resort (7.8 miles), and SeaWorld (3.4 miles).

According to a third party market data provider for Q3 2018, the Tourist Corridor Office Submarket contained 8.9 million SF of office space with an overall vacancy rate of 5.7%. There is only one office project under construction in the Tourist Corridor Office market totaling 125,000 SF. The appraisal concluded per square foot market rents of $24.61 PSF NNN for the office space. According to the appraisal, the property’s competitive set consists of the six properties detailed in the following table with an average occupancy of 98.5%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 10 — Darden Headquarters

Competitive Set Summary(1)

Property	Year Built / Renovated	NRA (SF)	Est. Rent PSF	Est. Occ.	Proximity (miles)	Anchor Tenants
Darden Headquarters	2009	525,000(2)	$16.16(2)	100%	N/A	Darden Corporation
Millenia Lakes I, II & III	2005	414,472	$26.00	91%	4.7	Blue Green Vacations
Clarington Commons	2007	28,224	$19.50	100%	8.3	Undisclosed
Millenia Lakes II	2006	107,052	$25.50	100%	4.8	Hilton Grand Vacations
Former Nova Southeastern	2000	71,900	$16.50	100%	5.1	Asurion
LPL Financial Headquarters	2016	450,000	$16.21	100%	457.5	LPL Financial Inc.
Verizon Hidden Ridge Campus	1991	1,150,000	$16.00	100%	971.9	Verizon

(1)	Source: Appraisal.

(2)	Based on the November 20, 2018 underwritten rent roll.

Historical and Current Occupancy(1)

2015	2016	2017	Current(2)
100.0%	100.0%	100.0%	100.0%

(1)	Source: Historical Occupancy is provided by the sponsor. Occupancies are as of December 31 of each respective year.

(2)	Based on the November 20, 2018 underwritten rent roll.

Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch(2)	NRA (SF)	% of Total NRA	UW Base Rent PSF	% of Total UW Base Rent	Lease Expiration Date(3)
Darden Tenant	Baa2 / BBB / BBB	525,000	100.0%	$16.16	100.0%	10/31/2035

(1)	Based on the November 20, 2018 underwritten rent roll. The property is 100.0% leased to Darden Tenant.

(2)	Ratings are of Darden Restaurants, Inc. which is the parent company of the tenant and guarantor of the lease.

(3)	The lease has four, 5-year and one, 10-Year extension options through 2065.

Operating History and Underwritten Net Cash Flow

	2015(1)	2016	2017	2018	Underwritten(2)(3)	PSF	%(4)
Rents in Place	N/A	$8,014,298	$8,142,009	$8,324,426	$8,481,783	$16.16	61.0%
Straight line Rent	N/A	0	0	0	847,248	$1.61	6.1%
Gross Potential Rent	N/A	$8,014,298	$8,142,009	$8,324,426	$9,329,031	$17.77	67.1%
Total Reimbursements	N/A	0	0	0	4,570,793	$8.71	32.9%
Net Rental Income	N/A	$8,014,298	$8,142,009	$8,324,426	$13,899,824	$26.48	100.0%
(Vacancy/Collection Loss)	N/A	0	0	0	416,995	($0.79)	(3.0%)
Effective Gross Income	N/A	$8,014,298	$8,142,009	$8,324,426	$13,482,829	$25.68	100.0%
Total Expenses	N/A	$0	$0	$0	$4,570,793	$8.71	33.9%
Net Operating Income	N/A	$8,014,298	$8,142,009	$8,324,426	$8,912,036	$16.98	66.1%
Total TI/LC, Capex/RR	N/A	0	0	0	52,556	$0.10	0.4%
Net Cash Flow	N/A	$8,014,298	$8,142,009	$8,324,426	$8,859,480	$16.88	65.7%

(1)	2015 cash flows are not available as the sale-leaseback transaction was completed in 2015.

(2)	Underwritten Rents In Place is based on the current in-place rent, which is year 4 of the lease.

(3)	Straight Line Rent assumes 2.0% annual rent increases. Under the lease annual rent increases at the lesser of 2.0% or the consumer price index, with annual catch-up provisions up to 2.0%.

(4)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 10 — Darden Headquarters

Property Management. The property is self-managed by the Darden Tenant.

Escrows and Reserves.

Taxes & Insurance Reserve – The requirement to make monthly deposits of (i) 1/12th of the annual estimated tax payments and (ii) 1/12th of the estimated insurance premiums into tax & insurance reserve accounts is waived unless (i) a Trigger Period (as defined below) is continuing and (ii) the Darden Tenant lease is not in full force and effect or the Darden Tenant is in monetary default thereunder.

Replacement Reserves – During the continuance of a Trigger Period, on a monthly basis, the borrower is required to deposit an amount equal to 1/12th of $0.10 per rentable SF.

Lockbox / Cash Management. The Whole Loan is structured with a hard lockbox and in-place cash management. At origination, the borrower sent a direction letter to Darden Tenant instructing it to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed on each monthly payment date in accordance with the loan documents. During the continuance of a Trigger Period, all excess cash flow (unless such Trigger Period exists solely due to the existence of a Partial Go Dark Trigger Period (as defined below), in which event only 50% of excess cash flow), after payments made in accordance with the loan documents for, amongst other things, debt service, required reserves and operating expenses, will be held as additional collateral for the loan until such time as the amount of excess cash flow held as additional collateral for the loan equals or exceeds $15,750,000. Any amounts in excess of the $15,750,000 shall be disbursed to the borrower.

“Trigger Period” means (i) the occurrence of any event of default under the loan documents, (ii) any period that commences when the debt yield falls below 7.0%, (iii) notice is given by Darden Tenant or the borrower of the termination of the existing lease, (iv) the occurrence of any Go Dark Trigger Period (as defined below), (v) any period during which a bankruptcy event has occurred with respect to the borrower, Darden, Darden Tenant or any property manager, that has not been discharged or dismissed with 90 days of the filing thereof, or (vi) a monetary default under the Darden Tenant lease after 10 days’ prior notice to Darden Tenant.

“Go Dark Trigger Period” means (a) either (i) if the Darden Tenant vacates, surrenders, ceases to conduct its normal business operations or otherwise goes dark at more than 35.0% but not more than 50.0% of its current space at the property for more than 60 consecutive days (“Partial Go Dark Trigger Period”) or (ii) if the Darden Tenant goes dark or ceases operations at more than 50.0% of its current space at the property for more than 60 consecutive days, and (b) Darden is rated below “Baa3” by Moody’s or “BBB-” by S&P.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 11 — Great Wolf Lodge Southern California

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	Column	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$30,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$30,000,000	Property Type - Subtype:	Hotel – Full Service
% of Pool by IPB:	3.8%	Net Rentable Area (Rooms):	603
Loan Purpose:	Refinance	Location:	Garden Grove, CA
Borrower:	GWGG, LLC	Year Built / Renovated:	2016 / NAP
Sponsors:	Chad McWhinney; McWhinney Real Estate Services, Inc.; Troy McWhinney; Great Wolf Resorts, Inc.	Occupancy / ADR / RevPAR:	80.8% / $280.55 / $226.80
Interest Rate:	5.2533%	Occupancy / ADR / RevPAR Date:	1/31/2019
Note Date:	3/11/2019	Number of Tenants:	NAP
Maturity Date:	3/11/2029	TTM 1/31/2017 NOI(3):	$10,271,409
Interest-only Period:	120 months	2017 NOI(3):	$16,784,192
Original Term:	120 months	2018 NOI(3):	$21,673,034
Original Amortization:	None	TTM NOI(3)(4):	$22,017,852
Amortization Type:	Interest Only	UW Occupancy / ADR / RevPAR:	80.8% / $280.55 / $226.80
Call Protection(2):	L(27), Def (86), O(7)	UW Revenues:	$84,732,839
Lockbox:	Soft	UW Expenses:	$62,846,900
Additional Debt(1):	Yes	UW NOI:	$21,885,939
Additional Debt Balance(1):	$120,000,000 / $20,000,000	UW NCF:	$19,245,379
Additional Debt Type(1):	Pari Passu / Subordinate	Appraised Value / Per Room(5):	$302,900,000 / $502,322
Additional Future Debt Permitted:	No	Appraisal Date:	11/28/2018

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan Per Room:	$248,756
Taxes:	$0	$244,016	N/A	Maturity Date Loan Per Room:	$248,756
Insurance:	$0	Springing	N/A	Cut-off Date LTV(6):	49.5%
FF&E Reserves:	$0	Springing	N/A	Maturity Date LTV:	49.5%
Excess FF&E Reserve:	$2,000,000	$0	N/A	UW NOI / UW NCF DSCR:	2.74x / 2.41x
Seasonality Reserve:	$0	Springing	N/A	UW NOI / UW NCF Debt Yield:	14.6% / 12.8%
Amortization Reserve:	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
A Notes:	$150,000,000	81.1%	Refinance Existing Debt:	$180,192,917	97.4%
B Note:	20,000,000	10.8	Closing Costs:	2,818,045	1.5
Sponsor Equity:	15,010,961	8.1	Upfront Reserves:	2,000,000	1.1
Total Sources:	$185,010,961	100.0%	Total Uses:	$185,010,961	100.0%

(1)	The Great Wolf Lodge Southern California loan is part of a larger split whole loan evidenced by six senior pari passu notes (collectively, the “A Notes”), with an aggregate Cut-off Date Balance of $150.0 million and one subordinate note, with a Cut-off Date Balance of $20.0 million (the “B Note”, and together with the A Notes, the “Whole Loan”). The Whole Loan has an aggregate Cut-off Date Balance of $170.0 million. The Whole Loan was originated by Wells Fargo Bank, National Association and Notes A-4A and A-4B were subsequently acquired by Column. The financial information presented in the chart above and herein reflects the balance of the A Notes.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 11 — Great Wolf Lodge Southern California

(2)	Following the lockout period, the Whole Loan can be defeased at any time after the earlier to occur of (i) two years after the closing date of the securitization that includes the last A Note to be securitized and (ii) April 11, 2022.

(3)	The increase in historical NOI was partly due to the fact that the property opened in 2016 and was ramping up in performance over such time period.

(4)	TTM represents the trailing twelve-month period ending January 31, 2019.

(5)	The Appraised Value assumes that the property is encumbered by the Disposition and Development Agreement and that Transient Occupancy Tax rebates are due (see “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”, “—Appraised Value” and “—Real Estate and Other Tax Considerations” in the Preliminary Prospectus). The appraisal also concluded to a value of $293,300,000, which assumes that the property is not encumbered by the Disposition and Development Agreement and that no Transient Occupancy Tax rebates are due, which would equate to a (i) a Cut-off Date LTV based on the A Notes of 51.1% and (ii) a Cut-off Date LTV based on the Whole Loan of 58.0%.

The Loan. The Great Wolf Lodge Southern California Whole Loan is a $170.0 million first mortgage loan secured by the fee simple interest in a 603-room, full-service hotel located in Garden Grove, California. The Whole Loan has a 10-year term and is interest-only for the entire term.

The Whole Loan is comprised of six senior pari passu notes with an aggregate Cut-off Date balance of $150.0 million and one subordinate note with a Cut-off Date balance of $20.0 million. Note A-4A is being contributed to the CSAIL 2019-C16 Commercial Mortgage Trust. The Whole Loan is being serviced pursuant to the WFCM 2019-C50 pooling and servicing agreement. Under the related co-lender agreement, the “Controlling Noteholder” will be the holder of Note B-1, unless and until a control appraisal event (as defined in the co-lender agreement) exists, during which time the Controlling Noteholder will be the holder of Note A-1. As the holder of Note B-1, KSL Capital Partners Co Trust II is entitled to exercise all of the rights of the Controlling Noteholder with respect to the Whole Loan; however, the holders of the remaining notes will be entitled, under certain circumstances, to consult with respect to certain major decisions. See “Description of the Mortgage Pool— The Whole Loans—The Non-Serviced AB Whole Loans—The Great Wolf Lodge Southern California Whole Loan” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece (Y/N)
Note A-4A	$30,000,000	$30,000,000	CSAIL 2019-C16	N(1)
Note A-1	35,000,000	35,000,000	WFCM 2019-C50	N
Note A-4B(2)	20,000,000	20,000,000	Column	N
Note A-2	25,000,000	25,000,000	BANK 2019-BNK17	N
Note A-3, A-5	40,000,000	40,000,000	BANK 2019-BNK18	N
Note B-1	20,000,000	20,000,000	KSL Capital Partners Co Trust II	Y(1)
Total	$170,000,000	$170,000,000

(1)	The holder of Note B-1 will have the right to appoint the special servicer of the Whole Loan and to direct certain decisions with respect to the Whole Loan, unless a control appraisal event exists under the related co-lender agreement; provided that after the occurrence of a control appraisal event (as defined in the related co-lender agreement) with respect to Note B-1, the holder of Note A-1 (or the directing certificateholder for the WFCM 2019-C50 securitization trust on its behalf) will have such rights.

(2)	Note is expected to be contributed to one or more future securitizations.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 11 — Great Wolf Lodge Southern California

Total Debt Capital Structure

(1)	Based on 603 rooms.
(2)	Based on the “as-is” appraised value of $302.9 million.
(3)	Based on the UW NOI of $21,885,939
(4)	Based on the UW NCF of $19,245,379 and coupon of 5.2533% on the A Notes and 10.7500% on the B Note.
(5)	Implied Equity is based on the “as-is” appraised value of $302.9 million less total debt of $170.0 million.

The Borrower. The borrowing entity for the Whole Loan is GWGG, LLC, a Delaware limited liability company and special purpose entity. The borrowing entity is 84.7% owned by MGWGG Investments, LLC and 15.3% owned by GWR Garden Grove, LLC.

The Sponsors. The Whole Loan’s sponsors are Chad McWhinney, McWhinney Real Estate Services, Inc., Troy McWhinney, Great Wolf Resorts, Inc. (“Great Wolf”), and the nonrecourse carve-out guarantor is McWhinney Holding Company, LLLP. The borrower is owned by GWGG JV, LLC, a joint venture between MGWGG Investments, LLC (84.7% ownership interest), an entity managed by Chad McWhinney and in which affiliates of McWhinney Real Estate Services, Inc. hold an ownership interest of at least 70.3% and GWR Garden Grove, LLC (15.3% ownership interest), an affiliate of Great Wolf.

Founded in 1991 by Chad McWhinney, McWhinney Holding Company, LLLP holdings include approximately 1.2 million SF of commercial space (office, industrial, retail and mixed use), 2,293 hotel rooms, 708 multifamily units and more than 2,700 acres of land. McWhinney Holding Company, LLLP holds ownership interest in three other hotels in the Anaheim area including the Hilton Garden Inn – Anaheim Homewood Suites – Anaheim, and Hampton Inn – Anaheim.

Founded in 1997, Great Wolf is the largest indoor water park family resort company in North America and currently operates 15 properties across the United States and Canada, as well as two additional properties under construction and land owned for potential future developments. Great Wolf caters to family travelers, particularly those seeking a resort atmosphere that caters to both children and adults.

The Property. The property is a 603-room, full-service hotel and resort located in Garden Grove, California. The property was originally constructed in 2016 and consists of a nine-story hotel with an approximately 105,000-SF indoor waterpark, fitness center, outdoor pool area, miniature golf course, bowling alley, movie theater, arcade, kid-friendly spa, approximately 21,226 SF of meeting space, and multiple restaurants and retail outlets, located on an approximately 11.7 acre site. The indoor waterpark includes a four-story treehouse and water fort, 14 water slides, four splash pads and play pools, a surf simulator and a large wave pool.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 11 — Great Wolf Lodge Southern California

The unit mix at the property consists of 452 standard suites, which sleep up to six people; 133 themed suites, including six-person Wolf Den suites with bunk beds and seven-person Kid Cabin suites with bunk beds and a day bed; and 18 premium suites, which sleep six to eight people. Each unit generally features standard hotel amenities such as coffee maker, safe, mini-refrigerator, microwave, and hairdryer; some of the suites feature lofts, balconies, and whirlpool tubs. Amenities at the property include seven food and beverage facilities, five meeting and banquet facilities, four retail stores, indoor water park, outdoor pool, arcade, bowling alley, mini golf, kid’s spa, business center, vending areas, and a fitness center. In addition, the property offers a five-story, 1,048-space parking garage equating to a parking ratio of 1.7 spaces per room. According to the appraisal, the demand segmentation at the Great Wolf Lodge Southern California property is 91% leisure and 9% meeting & group.

The property is not subject to a franchise agreement; however, a management and license agreement is in-place with GWR Manager LLC (an affiliate of Great Wolf) through February 2041. The loan documents require the property to be managed by a “Qualified Manager”, which means one of the following entities: an affiliate of the current manager, Walt Disney Parks and Resorts, Kalahari, Wilderness, Marriott International, Hyatt Hotels Corporation, MGM Resorts International, Hilton Worldwide, IHG, Cedar Fair, Six Flags Great Adventure, SeaWorld Parks and Entertainment, Merlin Entertainment, Wyndham, or an affiliate controlled by one of the foregoing operating any full-service flag or brand with an industry rating of “Upscale” or higher, if such Qualified Manager has experience operating a substantial water amenity, or “Upper Upscale”, if such Qualified Manager does not have experience operating a substantial water amenity (or, in the case of IHG, “Upper Upscale” or higher), or a reputable and experienced organization possessing experience in managing or franchising full-service hotels (with an associated waterpark) similar to the property. Any replacement management agreement with a Qualified Manager is subject to written approval by the lender in the lender’s reasonable discretion, and such approval may be conditioned upon the lender’s receipt of rating agency confirmation.

Historical Occupancy, ADR, RevPAR(1)(2)

	Competitive Set			Great Wolf Lodge Southern California(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR(3)	RevPAR	Occupancy	ADR	RevPAR
TTM 1/31/2017(4)	84.7%	$232.72	$197.16	55.8%	$281.50	$157.01	65.9%	121.0%	79.6%
TTM 1/31/2018(4)	84.8%	$238.85	$202.59	71.2%	$264.26	$188.19	84.0%	110.6%	92.9%
TTM 1/31/2019	84.3%	$249.47	$210.31	82.1%	$251.45	$206.42	97.4%	100.8%	98.2%
(1)	Source: Third party report. Competitive set includes the following hotels: Anaheim Majestic Garden Hotel, Hilton Anaheim, Disney’s Disneyland Hotel, Sheraton Park Hotel @ The Anaheim Resort, Disney’s Paradise Pier Hotel, Hyatt Regency Orange County, Delta Hotel Anaheim Garden Grove, Hyatt Regency Huntington Beach & Spa, Disney’s Grand Californian Hotel & Spa, DoubleTree by Hilton Suites Anaheim Resort Convention Center, Legoland California Resort Hotel, and Courtyard Anaheim Theme Park Entrance.

(2)	Variances between the underwriting, the appraisal, and third party research report with respect to Occupancy, ADR and RevPAR at the Great Wolf Lodge Southern California property are attributable to variances in reporting methodologies and/or timing differences.

(3)	The ADRs shown in the chart above for the property exclude the daily resort fee. The historical and underwritten ADRs represented in the “Operating History and Underwritten Net Cash Flow” section below is inclusive of the daily resort fee.

(4)	The increase in historical performance is partly due to the fact that the property opened in 2016 and was improving performance over such time period.

The Market. The property is located in Garden Grove, California, approximately 4.3 miles south of downtown Anaheim, 2.2 miles south of Disneyland, 11.1 miles north of John Wayne Airport, 30.3 miles southeast of downtown Los Angeles, and 35.0 miles southeast of the Los Angeles International Airport. The property is situated on Harbor Boulevard, which is a main north/south thoroughfare that connects the property to the Anaheim Resort Area, Disneyland and the Interstate 5 on-ramp to the north. Additional attractions in the area include Knott’s Berry Farm (8.8 miles northwest), Angel Stadium (home to Major League Baseball’s Los Angeles Angels; 2.9 miles northeast) and the Anaheim Convention Center (1.7 miles north). The Anaheim Convention Center is the largest convention center on the West Coast and recently completed a $190.0 million expansion.

According to the appraisal, the Orange County economy is primarily driven by the tourism industry, which employs more than 140,000 people in the area. Orange County hosted approximately 49.5 million visitors in 2017, a 2.7% increase from 2016, which led to an economic impact of more than $12.5 billion, marking a 3.1% increase in visitor spending from 2016. The Walt Disney Corporation (“Disney”) is the largest private-sector employer in Orange County, with approximately 31,000 employees, and Disneyland is one of the largest demand generators in the area. A 2018 third party research report estimated that Disneyland hosted approximately 18.3 million visitors in 2017, which surpassed the previous peak in 2015 for the park’s 60th anniversary.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 11 — Great Wolf Lodge Southern California

According to the appraisal, the 2018 population within a three- and five-mile radius of the property was 305,784 and 856,177, respectively. The 2018 average household income within the same radii was $76,916 and $76,996, respectively.

The following table presents historical occupancy, ADR, RevPAR and penetration rates relating to the property’s competitive set:

Competitive Hotels Profile(1)

				Estimated Market Mix			2017 Estimated Operating Statistics
Property	Rooms	Year Built	Meeting Space (SF)	Commercial	Meeting & Group	Leisure	Occupancy	ADR	RevPAR
Great Wolf Lodge Southern California	603	2016	21,226	N/A	9%	91%	69.6%	$265.78	$185.01
Disneyland Hotel	969	1955	136,000	N/A	15%	85%	80-85%	$325-$350	$280-$290
Disney’s Grand Californian Hotel & Spa	948	2001	20,000	N/A	5%	95%	85-90%	$400-$425	$350-$375
Disney’s Paradise Pier Hotel	481	1984	24,000	N/A	10%	90%	85-90%	$290-$300	$250-$260
Total(2)	2,398

(1)	Source: Appraisal.

(2)	Excludes the property.

Operating History and Underwritten Net Cash Flow

	TTM 1/31/2017 NOI(1)	2017(1)	2018(1)	TTM(2)	Underwritten	Per Room	%(3)
Occupancy	57.6%	69.6%	80.3%	80.8%	80.8%
ADR	$302.82	$293.48	$280.43	$280.55	$280.55
RevPAR	$174.35	$204.29	$225.14	$226.80	$226.80
Room Revenue	$37,321,683	$44,962,428	$49,532,819	$49,916,915	$49,916,915	$82,781	58.9%
Food and Beverage	12,651,097	15,786,521	18,549,243	18,659,206	18,659,206	$30,944	22.0%
Other Departmental Revenues(4)	9,801,978	12,432,751	15,836,332	16,156,718	16,156,718	$26,794	19.1%
Total Revenue	$59,774,758	$73,181,700	$83,918,394	$84,732,839	$84,732,839	$140,519	100.0%
Room Expense	8,229,012	9,459,551	11,101,315	11,308,530	11,308,530	$18,754	22.7%
Food and Beverage Expense	10,057,613	11,069,358	11,906,573	12,095,948	12,095,948	$20,060	64.8%
Other Departmental Expenses	9,251,797	9,750,793	11,103,942	11,333,895	11,333,895	$18,796	70.1%
Departmental Expenses	$27,538,422	$30,279,702	$34,111,830	$34,738,373	$34,738,373	$57,609	41.0%
Departmental Profit	$32,236,336	$42,901,998	$49,806,564	$49,994,466	$49,994,466	$82,910	59.0%
Operating Expenses	17,738,878	22,740,580	24,239,081	24,085,395	24,085,395	$39,943	28.4%
Gross Operating Profit	$14,497,458	$20,161,418	$25,567,483	$25,909,071	$25,909,071	$42,967	30.6%
Fixed Expenses	4,226,049	3,377,226	3,894,449	3,891,219	4,023,132	$6,672	4.7%
Net Operating Income	$10,271,409	$16,784,192	$21,673,034	$22,017,852	$21,885,939	$36,295	25.8%
FF&E	0	0	0	0	(3,389,314)	($5,621)	(4.0%)
TOT Reimbursement(5)	560,083	667,889	743,272	749,023	748,754	$1,242	0.9%
Net Cash Flow	$10,831,492	$17,452,081	$22,416,306	$22,766,875	$19,245,379	$31,916	22.7%

(1)	The increases in historical NOI were driven primarily by increases in Occupancy, Food & Beverage Revenue, and Other Income. The property opened for business in 2016 and was increasing performance over such time period.

(2)	TTM represents the trailing twelve month period ending January 31, 2019.

(3)	% column represents percent of Total Revenue except for Room Expense, Food and Beverage and Other Department Expenses, which is based on their corresponding revenue line items.

(4)	Other Departmental Revenues consists of revenue from the waterpark, miniature golf, arcade games and other attractions, gift shop revenue, parking revenue, spa revenue, and other miscellaneous income.

(5)	Underwritten TOT Reimbursement is based on underwritten Room Revenue of $49,916,915 multiplied by the 2018 TOT Differential (as defined below) of 1.5%. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus for further details on TOT reimbursement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 12 — Ambassador Crossing

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Column	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$26,000,000	Title:	Fee & Leasehold
Cut-off Date Principal Balance:	$26,000,000	Property Type - Subtype:	Retail – Anchored
% of Pool by IPB:	3.3%	Net Rentable Area (SF):	123,405
Loan Purpose:	Refinance	Location:	Lafayette, LA
Borrower:	Ambassador Crossing LLC	Year Built / Renovated:	2014 / 2017
Sponsors:	Michael C. Ainbinder; Barton L. Duckworth	Occupancy:	92.2%
Interest Rate:	4.8500%	Occupancy Date:	4/3/2019
Note Date:	4/9/2019	Number of Tenants:	24
Maturity Date:	5/6/2029	2016 NOI(1):	$1,899,274
Interest-only Period:	60 months	2017 NOI(1):	$2,189,117
Original Term:	120 months	2018 NOI(1):	$2,341,010
Original Amortization:	360 months	UW Economic Occupancy:	91.4%
Amortization Type:	IO-Balloon	UW Revenues:	$3,378,622
Call Protection:	L(35), Def(81), O(4)	UW Expenses:	$939,416
Lockbox:	Hard	UW NOI(1):	$2,439,206
Additional Debt:	No	UW NCF:	$2,262,861
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$40,250,000 / $326
Additional Debt Type:	N/A	Appraisal Date:	1/16/2019
Additional Future Debt Permitted:	No

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan Per SF:	$211
Taxes:	$66,835	$13,367	N/A	Maturity Date Loan Per SF:	$194
Insurance:	$0	$4,771	N/A	Cut-off Date LTV:	64.6%
Replacement Reserves:	$1,472	$1,472	N/A	Maturity Date LTV:	59.4%
TI/LC(2):	$500,000	Springing	$353,166	UW NOI / UW NCF IO DSCR:	1.91x / 1.77x
Ground Rent Reserve(3):	$0	Springing	N/A	UW NOI / UW NCF Amortizing DSCR:	1.48x / 1.37x
				UW NOI / UW NCF Debt Yield:	9.4% / 8.7%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$26,000,000	100.0%	Payoff Existing Debt:	$17,867,786	68.7%
			Return of Equity:	7,155,593	27.5
			Upfront Reserves:	568,307	2.2
			Closing Costs:	408,314	1.6
Total Sources:	$26,000,000	100.0%	Total Uses:	$26,000,000	100.0%

(1)	The increase in NOI from 2016 to underwritten is a result of a combination of the lease up of Phase I and the opening of Phase II in 2017.

(2)	Monthly deposits of $9,810 are required upon the balance of such reserve being less than $353,166 until the reserve balance reaches $353,166. If J. Crew Factory does not terminate its lease during the 90-day sales kick-out period beginning September 1, 2019, $146,834 will be released to the borrower.

(3)	Following the occurrence of a cash sweep event the borrower will deposit 1/12th of the rents and other charges due under the ground lease, which amount shall initially be $27,083, during the next ensuing twelve months in order to accumulate with Lender sufficient funds to pay all such ground rent at least 30 days prior to the respective due dates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 12 — Ambassador Crossing

The Loan. The Ambassador Crossing loan is a $26.0 million first mortgage loan secured by the fee simple and leasehold interests in a 123,405 SF grocery-anchored neighborhood retail center located in Lafayette, Louisiana. The loan has a 10-year term and will amortize on a 30-year schedule following an initial interest-only period of 60 months.

The Borrower. The borrowing entity for the loan is Ambassador Crossing LLC, a Delaware limited liability company and special purpose entity. The borrowing entity is 100.0% owned by Ambassador Crossing Holdco LLC, which is owned and controlled by Michael C. Ainbinder and Barton L. Duckworth, related entities and Class B individual investors.

The Sponsors. The loan’s sponsors and nonrecourse carve-out guarantors are Michael C. Ainbinder and Barton L. Duckworth, both principals of the Ainbinder Company. The Ainbinder Company is a Houston-based real estate firm specializing in the acquisition, development and redevelopment of retail real estate throughout the United States. In addition to the property, the sponsors own a portfolio of real estate including: Center at River Oaks in Houston, Texas, a 100,000 SF mixed-use office/retail development; Washington Heights in Houston, Texas, a 215,000 SF retail center; West Crossing in Houston, Texas, a 13,335 SF retail center; and Barnes & Noble Superstore in Billings, Montana, a 25,000 SF free-standing building. Mr. Ainbinder and Mr. Duckworth have been involved in the development of over 3.0 million SF of shopping centers with a value exceeding $350 million.

The Property. The property is an approximately 123,405 SF, single-story, grocery-anchored neighborhood retail center located in Lafayette, Louisiana, approximately 135 miles west of New Orleans. Built in 2014 and expanded in 2017, the property includes a Phase I site and a Phase II site, totaling 14.0 acres. The property is anchored by Whole Foods Market (“Whole Foods”) and has approximately 77,637 SF of major and in-line tenants. The property offers 676 parking spaces, at a ratio of 5.5 spaces per 1,000 SF.

As of April 3, 2019, the property, inclusive of Whole Foods, was approximately 92.2% leased by 24 tenants. The property includes national and local tenants such as Whole Foods, Chopsticks-Fresh Asian Cuisine, Carter’s, Oshkosh B’Gosh, Massage Envy and J. Crew Factory. The largest tenant at the property, Whole Foods, leases 36,170 SF (29.3% of the NRA) through September 2034. Whole Foods, a wholly-owned subsidiary of Amazon (Moody’s/S&P/Fitch: A3/AA-/A+), is a supermarket chain that specializes in the sale of organic products and has approximately 470 locations across North America and the U.K. In 2017, Whole Foods was acquired by Amazon at a purchase price of $13.7 billion. The Ambassador Crossing location is Whole Foods’ only location in the Lafayette area with the next closest location approximately 66 miles away. The second largest tenant at the property, Chopsticks-Fresh Asian Cuisine, leases 7,159 SF (5.8% of the NRA) through July 2025. Chopsticks-Fresh Asian Cuisine is a locally owned and operated restaurant that serves Sichuan inspired Asian dishes. The third largest tenant at the property, J. Crew Factory, leases 6,525 SF (5.3% of the NRA) through January 2025. J. Crew Factory is an American retailer that sells apparel and accessories for men, women and children. J. Crew offers multiple brands across a variety of channels, including retail, factory, catalogs, and online.

The initial Phase I inline development opened in 2014 and includes tenants such as Whole Foods (36,170 SF / 29.3% of NRA), Chopsticks-Fresh Asian Cuisine (7,159 SF / 5.8% of NRA) and J. Crew Factory (6,525 SF / 5.3% of NRA) and is owned fee simple (“Phase I – Fee Simple”) by the borrower. Additionally, the property is currently subject to two separate ground leases, both leased to the borrower. Tracts A and B are combined under one ground lease (“Phase I - Ground Lease”). Tract A is a multi-tenant outparcel building that includes tenants Sleep Number (2,952 SF / 2.4% of NRA), Louisiana Orthopaedic Specialists (2,438 SF / 2.0% of NRA), Chipotle Mexican Grill (2,349 SF / 1.9% of NRA), and Smashburger (2,266 SF / 1.8% of NRA). Tract B is a single-tenant outparcel building ground subleased to Lee Michaels Jewelers (5,683 SF / 4.6% of NRA). Tract C (“Phase II - Ground Lease”) includes the Phase II development that opened in 2017. It is improved with a multi-tenant outparcel building approximately 14,815 SF under a separate ground lease that includes end-cap tenants Mattress Firm (4,017 SF / 3.3% of NRA) and Chicken Salad Chick (2,800 SF / 2.3% of NRA). Phase II includes 7,998 SF of available divisible space being marketed also for single tenant use. Phase II represents all but 1,600 SF of the available space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 12 — Ambassador Crossing

Ground Leases.  The property is subject to two third-party ground leases. The Phase I - Ground Lease has a 47-year term through September 2060, 31 years beyond loan maturity.  The ground lessors are RSCT, L.L.C., Pine Farm Limited Partnership and Saloom, L.L.C. The Phase II - Ground Lease has a 47-year term through January 31, 2063, 34 years beyond loan maturity. The ground lessors are Lake Farm, L.L.C., Pine Farm Limited Partnership and Saloom, L.L.C.  Current rents under the Phase I - Ground Lease and Phase II - Ground Lease are $180,000 and $145,000 per year, respectively. Both ground rent payments increase by a set schedule every five years until year 33, when the amount of the annual base rent will be 10.0% of the fair market value of each respective leased premises.  During the last 10 years, there are two, 5-year rent steps where rent is calculated at a 10.0% increase from the prior five years.

The Market. The property is located at the northeast corner of Ambassador Caffery Parkway (State Highway 3073) and Settlers Trace Boulevard, which provides access and visibility to the property and experiences traffic counts of approximately 47,492 cars per day, according to a third party market research report. Primary access to the location is provided by State Highway 3073, US Highway 167, State Highway 342, Camellia Boulevard and Kaliste Saloom Road. Regional access to the area is provided by Interstate 10.

The property is located in a growing community southwest of the central business district of Lafayette, Louisiana in the Lafayette core-based statistical area (“CBSA”). The property’s immediate area was developed in the 2000s. Major retailers near the property along Ambassador Caffery Parkway include Target, Costco, and Kohl’s. The largest employer in the Lafayette CBSA, Lafayette General Medical Center, is located approximately 4.6 miles from the property. According to the appraisal, the total population in a one-, three- and five-mile radius around the property for 2018 were 6,092, 65,393 and 133,876, respectively, and average household incomes for 2018 for those radii were $136,906, $107,908 and $90,509, respectively.

As of the fourth quarter of 2018, the Greater Lafayette retail submarket had a total inventory of approximately 14.4 million SF with an overall vacancy rate of 4.6%. The average asking rent for the Greater Lafayette retail submarket is $14.51 PSF. According to a third party market research report as of the fourth quarter 2018, the Lafayette retail market contained approximately 19.3 million SF of retail space with an overall vacancy rate of approximately 4.0% and rents of $15.49 PSF. The appraisal concluded per square foot market rents of $28.00 for in-line space, $32.00 for restaurant space, $35.00 for drive-thru space and $16.00 for anchor space. According to the appraisal, the property’s competitive set consists of the five properties detailed in the table below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 12 — Ambassador Crossing

Competitive Set Summary(1)

Property	Year Built / Renovated	Total NRA (SF)	Est. Rent PSF	Est. Occ.	Proximity (miles)	Anchor Tenants
Ambassador Crossing	2014 / 2017	123,405(2)	$16.00 - $37.50(2)	92.2%(2)	N/A	Whole Foods
Crossroads South	NAV / NAV	195,000	$16.00 - $24.00	87.0%	0.3	Albertson’s
Ambassador Town Center	2016 / NAP	438,269	$33.00 - $36.00	96.0%	0.3	Costco, Field and Stream, Dick’s Sporting Goods, Marshall’s Home Goods
River Marketplace	2003 / NAP	343,756	$13.00 - $33.00	92.0%	0.6	Super Target, Ross Dress for Less, Stage
Parc Lafayette	2011 / NAP	124,260	NAV	100.0%	1.2	N/A
Market at River Ranch	2006 / NAP	408,977	NAV	100.0%	1.1	Paul Michael Company, Fresh Market

(1)	Source: Appraisal.

(2)	Based on the April 3, 2019 underwritten rent roll.

Historical and Current Occupancy

2016(1)	2017(1)(2)	2018(1)	Current(3)
94.4%	89.9%	92.2%	92.2%

(1)	2016, 2017 and 2018 occupancies based on underwriting as of December 31 of each year.

(2)	The decrease in the occupancy percentage in 2017 is the result of the addition of Phase II comprising approximately 14,815 SF.

(3)	Based on the April 3, 2019 underwritten rent roll.

Top Ten Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch(2)	NRA (SF)	% of Total NRA(3)	UW Base Rent PSF	% of Total UW Base Rents	Sales PSF(4)(5)	Occupancy Costs(4)	Lease Expiration Date
Whole Foods Market	A3 / AA- / A+	36,170	29.3%	$17.88	22.6%	N/A	N/A	9/30/2034
Chopsticks-Fresh Asian Cuisine	NR / NR / NR	7,159	5.8	$30.00	7.5	N/A	N/A	7/31/2025
J.Crew Factory	NR / NR / NR	6,525	5.3	$29.71	6.8	$197	15.1%	1/31/2025
Lee Michaels Jewelers	NR / NR / NR	5,683	4.6	$22.00	4.4	$765	2.9%	12/31/2030
Shades Sunglasses & Casual Apparel	NR / NR / NR	5,425	4.4	$25.00	4.7	N/A	N/A	2/28/2023
DXL	NR / NR / NR	5,400	4.4	$23.13	4.4	N/A	N/A	10/31/2024
Newk’s	NR / NR / NR	4,200	3.4	$28.50	4.2	N/A	N/A	10/31/2025
Mattress Firm	NR / NR / NR	4,017	3.3	$29.40	4.1	N/A	N/A	11/30/2026
Carter’s Retail	NR / NR / NR	3,588	2.9	$26.40	3.3	$355	7.4%	1/31/2025
Massage Envy	NR / NR / NR	3,500	2.8	$25.00	3.1	N/A	N/A	2/28/2025
Total:		81,667	66.2%	$22.79	65.0%

(1)	Based on the underwritten rent roll and rent increases occurring through November 30, 2019.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	% of Total NRA is based off SF including ground leased units.

(4)	Sales PSF and Occupancy Costs represent comparable tenant sales (tenants with 12 months reported sales) and occupancy costs for the 12-month period ending on December 31, 2018 as provided by the sponsors.

(5)	J. Crew Factory, Carter’s Retail and Oshkosh B’Gosh each have sales kick-out clauses. Commencing in October 2019, J. Crew Factory has a 120-day period to terminate if sales for the preceding year are below $300 PSF and Carter’s Retail and Oshkosh B’Gosh have a 120-day period to terminate if sales for the preceding year are less than $1,100,000 and $800,000, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 12 — Ambassador Crossing

Lease Rollover Schedule(1)

Year	Number of Leases Expiring(2)	NRA Expiring(3)	% of NRA Expiring(3)	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative NRA Expiring(3)	Cumulative % of NRA Expiring(3)	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
MTM	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2019	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2020	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	1	2,661	2.2	74,508	2.6	2,661	2.2%	$74,508	2.6%
2023	4	11,476	9.3	307,681	10.7	14,137	11.5%	$382,189	13.3%
2024	4	12,801	10.4	393,394	13.7	26,938	21.8%	$775,583	27.1%
2025	9	32,533	26.4	918,859	32.1	59,471	48.2%	$1,694,442	59.2%
2026	3	9,683	7.8	292,610	10.2	69,154	56.0%	$1,987,052	69.4%
2027	1	2,800	2.3	105,000	3.7	71,954	58.3%	$2,092,052	73.1%
2028	0	0	0.0	0	0.0	71,954	58.3%	$2,092,052	73.1%
2029	0	0	0.0	0	0.0	71,954	58.3%	$2,092,052	73.1%
2030 & Beyond	2	41,853	33.9	771,702	26.9	113,807	92.2%	$2,863,754	100.0%
Vacant	NAP	9,598	7.8	NAP	NAP	123,405	100.0%	NAP	NAP
Total	24	123,405	100.0%	$2,863,754	100.0%

(1)	Based on the underwritten rent roll. Rent includes base rent, rent increases occurring through November 30, 2019 and straight-line rent averaging for Whole Foods.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

(3)	Including the SF of the improvements for ground lease tenants.

Operating History and Underwritten Net Cash Flow

	2016(1)	2017(1)	2018(1)	Underwritten(1)(2)	PSF(3)	%(4)
Rents in Place	$2,261,579	$2,675,199	$2,781,437	$2,863,754	$23.21	77.6%
Vacant Income	0	0	0	275,144	$2.23	7.5%
Gross Potential Rent	$2,261,579	$2,675,199	$2,781,437	$3,138,898	$25.44	85.0%
Total Reimbursements	353,931	409,075	535,566	553,426	$4.48	15.0%
Net Rental Income	$2,615,510	$3,084,275	$3,317,003	$3,692,323	$29.92	100.0%
(Vacancy/Collection Loss)	0	0	0	(317,491)	($2.57)	(8.6%)
Other Income	520	3,656	3,790	3,790	$0.03	0.1%
Effective Gross Income	$2,616,030	$3,087,931	$3,320,793	$3,378,622	$27.38	91.5%
Total Expenses	$716,756	$898,814	$979,782	$939,416	$7.61	27.8%
Net Operating Income	$1,899,274	$2,189,117	$2,341,010	$2,439,206	$19.77	72.2%
Total TI/LC, Capex/RR	0	0	0	176,345	$1.43	5.2%
Net Cash Flow	$1,899,274	$2,189,117	$2,341,010	$2,262,861	$18.34	67.0%

(1)	The increase in NOI from 2016 to underwritten is a result of a combination of the lease up of Phase I and the opening of Phase II in 2017.

(2)	Underwritten Rents in Place include rent steps of $92,090 occurring through November 30, 2019 and straight-line rent averaging of $21,684 of for Whole Foods.

(3)	PSF based of total SF including ground lease tenant improvements.

(4)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 13 — 167 Graham Avenue

Mortgage Loan Information	Property Information

Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$25,700,000	Title:	Fee
Cut-off Date Principal Balance:	$25,700,000	Property Type - Subtype:	Multifamily – Mid-Rise
% of Pool by IPB:	3.3%	Net Rentable Area (Units):	56
Loan Purpose:	Refinance	Location:	Brooklyn, NY
Borrower:	Graham Terrace LLC	Year Built / Renovated:	2012 / NAP
Sponsors:	Joseph Brunner; Meir David Tabak; Malky Landau; Toby Mandel	Occupancy:	100.0%
		Occupancy Date:	4/30/2019
Interest Rate:	4.4600%	Number of Tenants:	NAP
Note Date:	5/16/2019	2016 NOI:	$1,677,648
Maturity Date:	6/6/2029	2017 NOI:	$1,622,570
Interest-only Period:	120 months	2018 NOI:	$1,764,463
Original Term:	120 months	TTM NOI(1):	$1,748,370
Original Amortization:	None	UW Economic Occupancy:	94.6%
Amortization Type:	Interest Only	UW Revenues:	$2,582,511
Call Protection:	L(24), Def(90),O(6)	UW Expenses:	$880,215
Lockbox:	None	UW NOI:	$1,702,297
Additional Debt:	No	UW NCF:	$1,686,475
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$39,000,000 / $696,429
Additional Debt Type:	N/A	Appraisal Date:	4/16/2019
Additional Future Debt Permitted:	No

Escrows and Reserves	Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan Per Unit:	$458,929
Taxes:	$269,057	$44,843	N/A	Maturity Date Loan Per Unit:	$458,929
Insurance:	$46,391	$3,715	N/A	Cut-off Date LTV:	65.9%
Replacement Reserves:	$0	$1,313	N/A	Maturity Date LTV:	65.9%
				UW NOI / UW NCF DSCR:	1.46x / 1.45x
				UW NOI / UW NCF Debt Yield:	6.6% / 6.6%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$25,700,000	100.0%	Payoff Existing Debt:	$22,222,891	86.5%
			Return of Equity:	2,549,252	9.9
			Closing Costs:	612,409	2.4
			Upfront Reserves:	315,448	1.2
Total Sources:	$25,700,000	100.0%	Total Uses:	$25,700,000	100.0%

(1)	Represents the trailing twelve months ending March 31, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 13 — 167 Graham Avenue

The Loan. The 167 Graham Avenue loan, is a $25.7 million first mortgage loan secured by the fee interest in a 56-unit mid-rise multifamily property located in the Williamsburg neighborhood of Brooklyn, New York. The loan has a 10-year term and is interest-only for the term of the loan.

The Borrower. The borrowing entity for the loan is Graham Terrace LLC, a New York limited liability company and special purpose entity. The borrowing entity is owned by Joseph Brunner, Meir David Tabak, Malky Landau and Toby Mandel on a 25/25/25/25 basis.

The Sponsors. The loan’s sponsors and nonrecourse carve-out guarantors are Joseph Brunner, Meir David Tabak, Malky Landau and Toby Mandel. The sponsors have real estate experience within the Brooklyn multifamily submarket and as of March 2019 collectively owned over 280 properties, with an aggregate market value of approximately $2.3 billion. See “Description of the Mortgage Pool–Litigation and Other Considerations” and “–Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The Property. The property is a 56-unit mid-rise multifamily property located in Brooklyn, New York that was built in 2012. The property consists of a five-story apartment building located on approximately 0.4 acres. As of April 30, 2019, the property was 100.0% leased.

The property contains 52 two-bedroom units (92.9%) and 4 three-bedroom units (7.1%). Two-bedroom units average approximately 492SF, and three-bedroom units average 661 SF. The units have high-end finishes with large, airy windows, tiled bathrooms, hardwood flooring throughout and stainless steel appliances. In addition, many of the units feature outdoor space via a patio or balcony. Amenities include a fitness center and a lounge and game room. The property also features 13,308 SF of commercial space occupied by two tenants: Knickerbocker Dialysis Inc. (a subsidiary of DaVita) and Eris Evolution LLC, an art, music and performance event space. Knickerbocker Dialysis Inc. has a lease that expires in July 2026, while Eris Evolution has a lease that expires in January 2028.

The property is well-located with access points at Graham Avenue and Meserole Street, near the intersection of Graham Avenue and Meserole Street. The property is situated between Union Avenue and Bushwick Avenue, both of which are major north-south thoroughfares within the area. The property is accessible via the L Line (approximately a 4 minute walk) and the M Line (approximately a 10 minute walk), and Interstate 278 is approximately 0.5 miles from the property. In addition, there are numerous retail and restaurant amenities within walking distance of the property.

Multifamily Unit Mix

Unit Type	No. of Units	% of Total	Occupied Units(1)	Occupancy(1)	Average Unit Size (SF)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate PSF(1)	Monthly Market Rental Rate(1)	Monthly Market Rental Rate PSF(1)
Two Bedroom, One Bath	52	92.9%	52	100.0%	492	$2,978	$6.05	$3,000	$6.10
Three Bedroom, One Bath	4	7.1	4	100.0%	661	$3,325	$5.03	$3,500	$5.30
Total/Wtd. Avg.	56	100.0%	56	100.0%	504	$3,003	$5.95	$3,036	$6.02

(1)	Source: Appraisal.

The Market. The property is located in the Williamsburg neighborhood of Brooklyn, New York in the Kings County submarket. According to a third party research provider, over the past decade Brooklyn’s private employment sector grew by 19.8% and the number of businesses has grown by 21.0%, making it the fastest growing borough in New York City. In recent years, Brooklyn and its neighborhoods have seen growth in large-scale development including cultural, housing, retail and technology projects. About 15 million people visit Brooklyn each year and contribute to the borough’s economy by spending on restaurants, hotels and other attractions. The popularity of this area continues to grow, especially since Williamsburg is less expensive than Downtown Brooklyn and boasts similar retail amenities. The recent openings of an Apple store and a Whole Foods Market, both on Bedford Avenue, are two recent examples of such amenities.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 13 — 167 Graham Avenue

The property is part of the Williamsburg multifamily market. Over the past ten years, the submarket had a compound annual growth rate of 7.2% per year. Vacancy has ranged from 1.7% to 7.1% with an average of 3.7%. As of the fourth quarter of 2018, the Williamsburg multifamily submarket had a vacancy rate of 2.6%.

The appraiser identified six comparable two-bedroom rental units, with properties ranging from 12 units to 41 units that were constructed between 1910 and 2017. The comparable set reported rents ranging from $2,350 to $3,100 per unit. Average rents at the property are in-line with the comparable rental set. The two-bedroom properties in the appraisal’s comparable set are all located in Williamsburg and are shown in the below table.

Two-Bedroom Comparable Set Summary(1)

Property	Year Built	No. of Units	Unit Size (SF)	Monthly Rental Rate	Monthly Rental Rate PSF	Proximity (miles)
167 Graham Avenue	2012	52	492	$2,978	$6.05	N/A
383 S. 3rd Street	1915	41	670	$2,350	$3.51	0.5
387 Manhattan Avenue	2017	12	725	$2,975	$4.10	0.8
384 Keap Street	1910	27	700	$2,800	$4.00	0.7
854 Driggs Avenue	1910	32	750	$3,100	$4.13	1.1
310 S. 3rd Street	1913	35	800	$2,700	$3.38	0.7
11 Meserole Street	2013	20	703	$2,900	$4.13	0.4
Total/Weighted Avg.(2)		167	725	$2,804	$3.88

(1)	Source: Appraisal.

(2)	Excludes the subject property.

The appraiser identified eight comparable three-bedroom rental units, with properties ranging from four units to 100 units that were constructed between 1917 and 2017. The comparable set reported rents ranging from $3,000 to $4,200 per unit. Average rents for three-bedroom units at the property are in-line with the comparable rental set. The properties in the appraisal’s competitive set are all located in Williamsburg and are shown in the below table.

Three-Bedroom Comparable Set Summary(1)

Property	Year Built	No. of Units	Unit Size (SF)	Monthly Rental Rate	Monthly Rental Rate PSF	Proximity (miles)
167 Graham Avenue	2012	4	661	$3,325	$5.03	N/A
607 Lorimer Street	1930	4	750	$3,300	$4.40	0.8
83 Graham Avenue	2017	15	900	$3,892	$4.32	0.2
102 Scholes Street (Unit 2F)	2017	8	600	$3,200	$5.33	0.2
102 Scholes Street (Unit 2B)	2017	-	750	$3,250	$4.33	0.2
385 Union Avenue	2008	47	970	$4,185	$4.31	0.7
617 Grand Street	1920	4	850	$3,000	$3.53	0.5
140 Hope Street	2007	100	1,000	$4,200	$4.20	0.8
360 South 1st Street	1917	35	990	$3,200	$3.23	0.7
Total/Weighted Avg.(2)		213	851	$3,528	$4.21

(1)	Source: Appraisal.

(2)	Excludes the subject property.

Historical and Current Occupancy(1)

2016	2017	2018	Current(2)
97.0%	97.2%	96.9%	100.0%

(1)	Source: Historical Occupancy is provided by the sponsors. Occupancies are as of December 31 of each respective year.

(2)	Based on the April 30, 2019 underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 13 — 167 Graham Avenue

Operating History and Underwritten Net Cash Flow

	2016	2017	2018	TTM(1)	Underwritten	Per Unit	%(2)
Rents in Place – Multifamily(3)	$2,107,501	$2,202,028	$2,413,942	$2,426,165	$2,017,200	$36,021	79.6%
Rents in Place – Commercial(3)	0	0	0	0	517,570	$9,242	20.4%
Vacant Income	0	0	0	0	0	$0	0.0%
Gross Potential Rent	$2,107,501	$2,202,028	$2,413,942	$2,426,165	$2,534,770	$45,264	100.0%
Total Reimbursements	0	0	0	0	0	$0	0.0%
Net Rental Income	$2,107,501	$2,202,028	$2,413,942	$2,426,165	$2,534,770	$45,264	100.0%
Vacancy/Collection Loss	0	0	0	0	(135,922)	($2,427)	(5.3%)
Other Income	128,987	53,165	119,069	125,959	183,663	$3,280	7.1%
Effective Gross Income	$2,236,488	$2,255,193	$2,533,012	$2,552,125	$2,582,511	$46,116	100.0%
Total Expenses	$558,840	$632,622	$768,549	$803,755	$880,215	$15,718	34.1%
Net Operating Income	$1,677,648	$1,622,570	$1,764,463	$1,748,370	$1,702,297	$30,398	65.9%
Capex/RR	0	0	0	0	15,822	$283	0.6%
Net Cash Flow	$1,677,648	$1,622,570	$1,764,463	$1,748,370	$1,686,475	$30,116	65.3%

(1)	TTM represents the trailing twelve month period ending March 31, 2019.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Rents In Place – Multifamily historically included commercial income. Residential and commercial income have been broken out for the Underwritten Net Cash Flow.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 14 — Cardenas Market Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$18,500,000	Title:	Fee
Cut-off Date Principal Balance:	$18,500,000	Property Type - Subtype:	Retail – Anchored
% of Pool by IPB:	2.3%	Net Rentable Area (SF):	67,129
Loan Purpose:	Refinance	Location:	Fontana, CA
Borrower:	F.C. Fontana, L.P.	Year Built / Renovated:	2006 / NAP
Sponsors:	Edward S. Franklin; Steve Glusker	Occupancy:	98.1%
Interest Rate:	4.0380%	Occupancy Date:	5/13/2019
Note Date:	5/14/2019	Number of Tenants:	15
Maturity Date:	6/6/2029	2016 NOI:	$1,890,313
Interest-only Period:	120 months	2017 NOI:	$1,921,554
Original Term:	120 months	2018 NOI:	$2,037,257
Original Amortization:	None	TTM NOI(1):	$2,020,479
Amortization Type:	Interest Only	UW Economic Occupancy:	95.3%
Call Protection:	L(24), Def(92), O(4)	UW Revenues:	$2,532,552
Lockbox:	Springing	UW Expenses:	$567,765
Additional Debt:	No	UW NOI:	$1,964,787
Additional Debt Balance:	N/A	UW NCF:	$1,877,885
Additional Debt Type:	N/A	Appraised Value / Per SF:	$30,500,000 / $454
Additional Future Debt Permitted:	No	Appraisal Date:	4/26/2019

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan Per SF:	$276
Taxes:	$63,097	$21,032	N/A	Maturity Date Loan Per SF:	$276
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	60.7%
Replacement Reserves:	$0	$839	$30,000	Maturity Date LTV:	60.7%
TI/LC:	$0	$5,594	$150,000	UW NOI / UW NCF DSCR:	2.59x / 2.48x
				UW NOI / UW NCF Debt Yield:	10.6% / 10.2%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$18,500,000	100.0%	Payoff Existing Debt:	$18,305,471	98.9%
			Closing Costs:	100,396	0.5
			Upfront Reserves:	63,097	0.3
			Return of Equity:	31,036	0.2
Total Sources:	$18,500,000	100.0%	Total Uses:	$18,500,000	100.0%

(1)	Represents the trailing twelve month period ending March 31, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 14 — Cardenas Market Center

The Loan. The Cardenas Market Center loan, is an $18.5 million first mortgage loan secured by the fee interest in a 67,129 SF grocery anchored retail center located in Fontana, California. The loan has a 10-year term and is interest-only for the term of the loan.

The Borrower. The borrowing entity for the loan is F.C. Fontana, L.P., a California limited partnership and special purpose entity. The borrowing entity’s general partner is 50% owned by Edward S. Franklin and 50% owned by Steve Glusker.

The Sponsors. The loan’s sponsors and nonrecourse carve-out guarantors are Steve Glusker and Edward S. Franklin. Mr. Glusker and Mr. Franklin have more than 60 years of combined real estate experience. In 1990, they formed Pacific Properties Group (“PPG”), a real estate brokerage firm that also owns, develops and manages office, industrial and retail properties. PPG, based in Los Angeles, represented various institutional and private real estate investors in the sale of commercial and industrial real estate. Mr. Glusker and Mr. Franklin owns 32 commercial real estate properties totaling approximately 2.4 million SF as of April 2019. Property types within their portfolio include retail, industrial, land and office and are located in California, Nevada, Arizona and Texas.

The Property. The property is a 67,129 SF grocery anchored retail center located in Fontana, California. The property was constructed in 2006 and is situated on approximately 7.3 acres, approximately 50 miles east of the Los Angeles central business district. The property is anchored by Cardenas Markets and includes 20,175 SF of inline space. In addition, the property includes two tenants, Bank of America and Starbucks, that pad lease their respective sites and built their respective improvements. There are 375 surface parking spaces at the property, which are included in the collateral, resulting in a parking ratio of 5.6 spaces per 1,000 SF of NRA.

As of May 13, 2019, the property was approximately 98.1% leased by 15 tenants. The property’s tenancy caters to mid-price point customers with both national and local tenants that include Cardenas Markets, Bank of America, Starbucks, AT&T Mobility, T-Mobile and GameStop, among others. The largest tenant at the property, Cardenas Markets, leases 46,954 SF (69.9% of the NRA) through August 2036. Cardenas Markets is a privately-owned, regional grocery store that is headquartered in Ontario, California. The company was founded in 1981 and operates 47 stores in Los Angeles, San Diego, San Francisco and Las Vegas. Cardenas Markets was purchased by KKR in November 2016. The second largest tenant at the property, AT&T Mobility, leases 2,709 SF (4.0% of the NRA) through January 2024. AT&T Mobility provides wireless communications services. AT&T Mobility is rated Baa2/BBB/A- by Moody’s, S&P and Fitch, respectively. The third largest tenant at the property, T-Mobile, leases 2,542 SF (3.8% of the NRA) through January 2022. T-Mobile provides wireless communications services. The three largest tenants each have been located at the property in excess of ten years.

The property is located at the intersection of East Foothills Boulevard and Citrus Avenue. Primary access to the location is provided by the 210 Freeway and Interstate 10.

The Market. The property is located at 16184, 16192, 16212 and 16232 East Foothills Boulevard, and 8023 Citrus Avenue in Fontana, California in the San Bernardino retail market. Fontana’s economy is driven largely by industrial uses, particularly trucking-based industries. The city is home to several truck dealerships, and other industrial equipment sales centers, and many product distribution centers for such companies as Toyota, Target, Sears, Mercedes-Benz, Southern California Edison, Home Shopping Network and Avery Dennison. The city is also home to numerous small manufacturers of building materials, and many small auto dealerships and salvage yards. Fontana’s economy has also heavily encouraged the planning, developing and construction of new housing tracts. The city has numerous local shopping centers, such as the Summit Heights Gateway and Falcon Ridge Town Center at the north end of the city, and Palm Court in the southern section. The city also features commercial strip zoning along several of its major avenues and boulevards, such as the “Miracle Mile” straddling the 210 Freeway between Citrus and Sierra Avenues. The official Fontana Auto Center is part of that zone, with two major dealerships already in place. Possibly the city’s largest economic engine, however, is the Auto Club Speedway. Although not within the city limits, the speedway brings tens of thousands of racing fans and dozens of teams to the region for a few days each year, which can be a major boom for local restaurants, motels, hotels and auto service stations.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 14 — Cardenas Market Center

According to the appraisal, the population within a one-, three- and five mile radius is 26,871, 178,432 and 347,130 people, respectively, with average household incomes of $59,337, $73,963 and $82,147 in the same respective radii, as of 2018. The appraisal concluded per square foot market rents of $45.00 for in-line space and $18.00 for anchor space. According to the appraisal, the Airport Area submarket reported an overall vacancy rate of 4.2% as of the first quarter of 2019. The appraisal listed five comparable in-line and four anchor properties detailed in the tables below.

In-Line Comparable Set Summary(1)

Property	Year Built	Total NRA (SF)	Est. Rent PSF(2)	Est. Occ.	Proximity (miles)	Anchor Tenants
Cardenas Market Center	2006	67,129	$44.19	98.1%	N/A	Cardenas Markets
Winery Estate Marketplace	2005	48,111	$46.80	90.0%	4.9	N/A
Retail Pad	2018	6,000	$47.28	100.0%	5.3	N/A
Retail Freestanding	2004	2,800	$41.04	100.0%	4.5	N/A
Heritage Village Center	1999	89,650	$36.00	98.0%	2.3	N/A
Neighborhood Center	1990	97,547	$36.00	99.0%	0.3	N/A

(1)	Source: Appraisal.

(2)	Represents in-line space at the property and adjusted rent PSF of a comparable tenant according to the appraisal. The appraiser adjusted rents based on property condition, anchor tenant quality, access and parking ratio.

Anchor Comparable Set Summary(1)

Property	Year Built	Total NRA (SF)	Est. Rent PSF(2)	Est. Occ.	Proximity (miles)	Anchor Tenants
Cardenas Market Center	2006	67,129	$20.19	98.1%	N/A	Cardenas Markets
Chino Spectrum Marketplace	1994	165,302	$18.96	98.0%	16.9	Cravings by 99 Ranch Market
27550 Base Line Street	2017	27,524	$15.00	100.0%	14.2	Smart & Final
928 East Ontario Avenue	2017	26,102	$21.00	100.0%	18.7	Smart & Final
Norco Village Shopping Center	2017	44,200	$13.56	100.0%	7.1	Stater Bros.

(1)	Source: Appraisal.

(2)	Represents anchor space at the property and adjusted rent PSF of a comparable tenant according to the appraisal. The appraiser adjusted rents based on property condition, anchor tenant quality and parking ratio.

Historical and Current Occupancy(1)

2017	2018	3/31/2019	Current(2)
97.9%	100.0%	100.0%	98.1%

(1)	Source: Historical Occupancy is provided by the sponsors. Occupancies are as of December 31 of each respective year unless otherwise specified.

(2)	Based on the May 2019 underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 14 — Cardenas Market Center

Top Ten Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch(2)	NRA (SF)	% of Total NRA(3)	UW Base Rent PSF	% of Total UW Base Rents	Lease Expiration Date
Cardenas Markets	N/A / N/A / N/A	46,954	69.9%	$20.19	45.8%	8/31/2036
Bank of America(3)	A2 / A- / A+	N/A	N/A	N/A	6.7	6/30/2026
Starbucks Coffee(3)	Baa1 / BBB+ / BBB+	N/A	N/A	N/A	6.6	1/31/2027
AT&T Mobility	Baa2 / BBB / A-	2,709	4.0	$48.64	6.4	1/31/2024
T-Mobile	N/A / N/A / N/A	2,542	3.8	$47.93	5.9	1/31/2022
Forever Nails	N/A / N/A / N/A	1,500	2.2	$46.68	3.4	12/14/2021
Fresh Wok	N/A / N/A / N/A	1,528	2.3	$45.00	3.3	3/31/2027
Metro PCS	N/A / N/A / N/A	1,500	2.2	$43.08	3.1	2/28/2023
Waba Grill	N/A / N/A / N/A	1,813	2.7	$35.21	3.1	12/31/2025
Gamestop	N/A / N/A / N/A	1,528	2.3	$41.60	3.1	3/31/2021
Total:		60,074	89.5%		87.4%

(1)	Based on the underwritten rent roll, including rent increases occurring through February 2020 ($15,937) and averaged rent for two investment grade tenants ($21,244).

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Tenant owns its improvements subject to a ground lease. Ground lease base rent and lease expiration provisions are presented.

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	NRA Expiring	% of NRA Expiring	UW Base Rent Expiring	% of Base Rent Expiring	Cumulative NRA Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
MTM	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2019	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2020	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2021	3	4,236	6.3	187,227	9.1	4,236	6.3%	$187,227	9.1%
2022	1	2,542	3.8	121,838	5.9	6,778	10.1%	$309,065	14.9%
2023	4	4,755	7.1	219,025	10.6	11,533	17.2%	$528,090	25.5%
2024	2	4,019	6.0	184,874	8.9	15,552	23.2%	$712,964	34.5%
2025	1	1,813	2.7	63,828	3.1	17,365	25.9%	$776,792	37.6%
2026(2)	1	0	0.0	137,600	6.7	17,365	25.9%	$914,392	44.2%
2027(2)	2	1,528	2.3	205,529	9.9	18,893	28.1%	$1,119,921	54.2%
2028	0	0	0.0	0	0.0	18,893	28.1%	$1,119,921	54.2%
2029 & Beyond	1	46,954	69.9	948,083	45.8	65,847	98.1%	$2,068,004	100.0%
Vacant	NAP	1,282	1.9	NAP	NAP	67,129	100.0%	NAP	NAP
Total	15	67,129	100.0%	$2,068,004	100.0%

(1)	Based on the underwritten rent roll. Rent includes base rent and rent increases occurring through February 2020 ($15,937) and averaged rent for two investment grade tenants ($21,244).

(2)	Includes a tenant that owns its own improvements subject to a ground lease. Ground lease base rent and lease expiration provisions are presented.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 14 — Cardenas Market Center

Operating History and Underwritten Net Cash Flow

	2016	2017	2018	TTM(1)	Underwritten(2)	PSF	%(3)
Rents in Place	$1,931,326	$2,016,903	$2,077,017	$2,049,981	$2,030,823	$30.25	76.5%
Vacant Income	0	0	0	0	57,690	$0.86	2.2%
Rent Increases(4)	0	0	0	0	37,181	$0.55	1.4%
Gross Potential Rent	$1,931,326	$2,016,903	$2,077,017	$2,049,981	$2,125,694	$31.67	80.0%
Total Reimbursements	488,103	487,168	536,738	553,044	530,654	$7.90	20.0%
Net Rental Income	$2,419,429	$2,504,071	$2,613,755	$2,603,025	$2,656,348	$39.57	100.0%
Vacancy/Collection Loss	0	0	0	0	(123,796)	($1.84)	(4.9%)
Other Income	6,500	6,018	1,667	2,393	0	$0.00	0.0%
Effective Gross Income	$2,425,929	$2,510,089	$2,615,422	$2,605,418	$2,532,552	$37.73	100.0%
Total Expenses	$535,616	$588,535	$578,165	$584,939	$567,765	$8.46	22.4%
Net Operating Income	$1,890,313	$1,921,554	$2,037,257	$2,020,479	$1,964,787	$29.27	77.6%
Total TI/LC, Capex/RR	0	0	0	0	86,902	$1.29	3.4%
Net Cash Flow	$1,890,313	$1,921,554	$2,037,257	$2,020,479	$1,877,885	$27.97	74.1%

(1)	TTM represents the trailing twelve month period ending March 31, 2019.

(2)	Rent includes Base Rent and Rent Increases occurring through February 2020 and averaged rent for two tenants.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(4)	Rent Increases includes rent steps and averaged rents for investment grade tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 15 — 12-18 Meserole

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$17,600,000	Title:	Fee
Cut-off Date Principal Balance:	$17,600,000	Property Type - Subtype:	Multifamily – Mid-Rise
% of Pool by IPB:	2.2%	Net Rentable Area (Units):	28
Loan Purpose:	Refinance	Location:	Brooklyn, NY
Borrower:	The Messorle Project LLC	Year Built / Renovated:	2005 / NAP
Sponsor:	Devorah Lefkowitz	Occupancy:	100.0%
Interest Rate:	4.9600%	Occupancy Date:	4/16/2019
Note Date:	4/18/2019	Number of Tenants:	NAP
Maturity Date:	5/6/2029	2016 NOI:	$1,256,104
Interest-only Period:	120 months	2017 NOI:	$1,287,030
Original Term:	120 months	2018 NOI:	$1,318,856
Original Amortization:	None	TTM NOI(1):	$1,323,437
Amortization Type:	Interest Only	UW Economic Occupancy:	95.0%
Call Protection:	L(25), Def(89),O(6)	UW Revenues:	$1,367,207
Lockbox:	None	UW Expenses:	$121,454
Additional Debt:	No	UW NOI:	$1,245,752
Additional Debt Balance:	N/A	UW NCF:	$1,238,752
Additional Debt Type:	N/A	Appraised Value / Per Unit:	$27,900,000 / $996,429
Additional Future Debt Permitted:	No	Appraisal Date:	3/28/2019

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan Per Unit:	$628,571
Taxes:	$1,012	$202	N/A	Maturity Date Loan Per Unit:	$628,571
Insurance:	$17,500	$1,458	N/A	Cut-off Date LTV:	63.1%
Replacement Reserves:	$0	$583	N/A	Maturity Date LTV:	63.1%
				UW NOI / UW NCF DSCR:	1.41x / 1.40x
				UW NOI / UW NCF Debt Yield:	7.1% / 7.0%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$17,600,000	100.0%	Payoff Existing Debt:	$10,844,670	61.6%
			Return of Equity:	6,219,272	35.3
			Closing Costs:	517,546	2.9
			Upfront Reserves:	18,512	0.1
Total Sources:	$17,600,000	100.0%	Total Uses:	$17,600,000	100.0%

(1)	Represents the trailing twelve months ending March 31, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 15 — 12-18 Meserole

The Loan. The 12-18 Meserole loan, is a $17.6 million first mortgage loan secured by the fee interest in a 28-unit mid-rise multifamily property located in the Williamsburg neighborhood of Brooklyn, New York. The loan has a 10-year term and is interest-only for the term of the loan.

The Borrower. The borrowing entity for the loan is The Messorle Project LLC, a New York limited liability company and special purpose entity. The borrowing entity is 90.0% owned by Devorah Lefkowitz.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor are Devorah Lefkowitz. Ms. Lefkowitz has over 20 years of real estate experience and currently owns and manages a portfolio of nine multifamily properties in Brooklyn, totaling 99 units.

The Property. The property is a 28-unit mid-rise multifamily property located in Brooklyn, New York that was built in 2005. The property consists of a five-story apartment building located on approximately 0.2 acres. As of April 16, 2019, the property was 100.0% leased.

The property contains 24 two-bedroom units (85.7%) and 4 one-bedroom units (14.3%). The two-bedroom units have various layouts: four standard two-bedroom units (approximately 724 SF), 16 two-bedroom units with lofts (approximately 1,086 SF) and four two-bedroom units with cellar and patio (approximately 1,448 SF). Additionally, there are four one-bedroom penthouse units with loft space (approximately 2,895 SF). The units have high-end finishes with large, airy windows, tiled bathrooms, hardwood flooring throughout and stainless steel appliances. In addition, the majority of units are situated with loft space or include cellars and patios.

The property is located along Meserole Street, near the intersection with Union Avenue, a north-south thoroughfare within the area, and less than two blocks north of Broadway. The property is accessible via the G Line (approximately a three minute walk), J,M Line (approximately a four minute walk); and the Nostrand and Flatbush Avenue Station Commuter Rail stops are approximately a ten and 12 minute drive away, respectively. In addition, there are numerous retail and restaurant amenities within a short walking distance of the property.

Multifamily Unit Mix

Unit Type	No. of Units	% of Total	Occupied Units(1)	Occupancy(1)	Average Unit Size (SF)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate PSF(1)	Monthly Market Rental Rate(1)	Monthly Market Rental Rate PSF(1)
Two Bedroom	4	14.3%	4	100.0%	724	$2,944	$4.07	$2,950	$4.07
Two Bedroom with Loft	16	57.1	16	100.0%	1,086	$3,869	$3.56	$3,875	$3.57
Two Bedroom with Cellar & Patio	4	14.3	4	100.0%	1,448	$5,313	$3.67	$5,300	$3.66
One Bedroom PH with Loft	4	14.3	4	100.0%	2,895	$6,250	$2.16	$6,250	$2.16
Total/Wtd. Avg.	28	100.0%	28	100.0%	1,344	$4,283	$3.45	$4,286	$3.45

(1)	Source: Appraisal.

The Market. The property is located in the Williamsburg neighborhood of Brooklyn, New York in the Kings County submarket. According to a third party research provider, over the past decade Brooklyn’s private employment sector grew by 19.8% and the number of businesses has grown by 21.0%, making it the fastest growing borough in New York City. In recent years, Brooklyn and its neighborhoods have seen growth in large-scale development including cultural, housing, retail and technology projects. According to the appraisal, about 15 million people visit Brooklyn each year and contribute to the borough’s economy by spending on restaurants, hotels and other attractions. The popularity of this area continues to grow, especially since Williamsburg is less expensive than Downtown Brooklyn and boasts similar retail amenities. The recent openings of an Apple store and a Whole Foods Market, both on Bedford Avenue, are two recent examples of such amenities. The property is part of the Williamsburg multifamily market. Over the past ten years, the submarket had a compound annual growth rate of 7.2% per year. Vacancy has ranged from 1.7% to 7.1% with an average of 3.7%. As of the fourth quarter of 2018, the Williamsburg multifamily submarket had a vacancy rate of 2.6%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 15 — 12-18 Meserole

The appraiser identified 16 comparable two-bedroom rental units, with properties ranging from two units to 46 units that were constructed between 1910 and 2013. The comparable set reported rents ranging from $2,125 to $4,300 per unit. Average rents at the property are in-line with the comparable rental set.

Two-Bedroom Comparable Set Summary(1)

Property	Year Built	No. of Two Bedroom Units	Unit Size (SF)	Monthly Rental Rate	Monthly Rental Rate PSF	Proximity (miles)
12-18 Meserole	2005	24	1,086	$3,956	$3.66	N/A
854 Driggs Avenue	1910	32	750	$3,100	$4.13	0.8
91 Knickerbocker Avenue	1931	6	650	$2,300	$3.54	1.2
255 Berry Street	2013	14	1,000	$4,300	$4.30	1.0
310 S. 3rd Street	1913	35	800	$2,700	$3.38	0.4
705 Grand Street	1920	4	1,000	$3,200	$3.20	0.6
11 Meserole Street	2013	20	703	$2,900	$4.13	0.0
360 South 1st	1917	35	606	$2,125	$3.51	0.3
31 Montrose Avenue	1920	6	800	$2,698	$3.37	0.2
508 Grand Street	1920	3	935	$3,000	$3.21	0.3
158 Powers Street	1910	2	900	$2,500	$2.78	0.6
56 Stagg Street	1920	5	600	$2,150	$3.58	0.2
390 Hooper Street	1924	46	890	$2,370	$2.66	0.3
385 Union Avenue	2008	46	1,085	$3,988	$3.68	0.4
623 Metropolitan Avenue	1920	20	1,000	$2,599	$2.60	0.6
333 Graham Avenue	1930	4	1,000	$2,399	$2.40	0.8
244 Union Avenue	2007	9	1,000	$3,200	$3.20	0.0
Total/Weighted Avg.(2)		287	857	$2,846	$3.35

(1)	Source: Appraisal.

(2)	Excludes the subject property.

The appraiser identified five comparable one-bedroom rental units, with properties ranging from three units to 25 units that were constructed between 1899 and 2009. The comparable set reported rents ranging from $2,450 to $4,500 per unit. Average rents at the property are in-line with the comparable rental set.

One-Bedroom Comparable Set Summary(1)

Property	Year Built	No. of One Bedroom Units	Unit Size (SF)	Monthly Rental Rate	Monthly Rental Rate PSF	Proximity (miles)
12-18 Meserole	2005	4	2,895	$6,250	$2.16	N/A
425 Keap Street	2009	22	1,500	$4,500	$3.00	0.5
317 Union Avenue	1950	6	1,050	$3,350	$3.19	0.2
300 Graham Avenue	1900	25	1,000	$3,000	$3.00	0.7
200 Meserole Street	1899	3	1,000	$2,450	$2.45	0.5
92 Scholes Street	2009	7	900	$2,599	$2.89	0.2
Total/Weighted Avg.(2)		63	1,090	$3,180	$2.91

(1)	Source: Appraisal.

(2)	Excludes the subject property.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mortgage Loan No. 15 — 12-18 Meserole

Historical and Current Occupancy(1)

2016	2017	2018	Current(2)
100.0%	100.0%	100.0%	100.0%

(1)	Source: Historical Occupancy is provided by the sponsor. Occupancies are as of December 31 of each respective year.

(2)	Based on the April 16, 2019 underwritten rent roll.

Operating History and Underwritten Net Cash Flow

	2016	2017	2018	TTM(1)	Underwritten	Per Unit	%(2)
Rents in Place	$1,351,606	$1,396,259	$1,427,494	$1,430,019	$1,439,165	$51,399	100.0%
Vacant Income	0	0	0	0	0	$0	0.0%
Gross Potential Rent	$1,351,606	$1,396,259	$1,427,494	$1,430,019	$1,439,165	$51,399	100.0%
Total Reimbursements	0	0	0	0	0	$0	0.0%
Net Rental Income	$1,351,606	$1,396,259	$1,427,494	$1,430,019	$1,439,165	$51,399	100.0%
Vacancy/Collection Loss	0	0	0	0	(71,958)	($2,570)	(5.3%)
Effective Gross Income	$1,351,606	$1,396,259	$1,427,494	$1,430,019	$1,367,207	$48,829	100.0%
Total Expenses	$95,501	$109,229	$108,638	$106,582	$121,454	$4,338	8.9%
Net Operating Income	$1,256,104	$1,287,030	$1,318,856	$1,323,437	$1,245,752	$44,491	91.1%
Capex/RR	0	0	0	0	7,000	$250	0.5%
Net Cash Flow	$1,256,104	$1,287,030	$1,318,856	$1,323,437	$1,238,752	$44,241	90.6%

(1)	TTM represents the trailing twelve month period ending March 31, 2019.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.